UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No. __ )

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WASHINGTON PRIME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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WASHINGTON PRIME GROUP INC.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

April 7, 2017

Dear Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of Washington Prime Group Inc. (the “Annual Meeting”), which will be held at 9:00 a.m., local time, on Thursday, May 18, 2017 at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208.

We are utilizing the Securities and Exchange Commission rules that allow us to deliver proxy materials over the Internet to expedite our shareholders’ receipt of these materials. You will receive a Notice of Internet Availability of Proxy Materials (the “Notice”). This Notice will include instructions on how to access our proxy materials and vote. At your discretion, you may request hard copies and a proxy card for voting by mail by following the instructions on the Notice. We encourage you to read the Proxy Statement carefully.

If you are a preferred shareholder, we are sending you a copy of the Notice because two of the proposals to be considered and acted upon at the Annual Meeting are proposed amendments to our Amended and Restated Articles of Incorporation (the “Articles”) to modify certain provisions pertaining to corporate governance. As such, under Indiana law and the Articles, you are entitled to receive notice of the Annual Meeting, but are not entitled to vote on any matters being acted on at the Annual Meeting or to attend the Annual Meeting. There is also an additional proposal to be considered and acted on at the Annual Meeting that pertains to an amendment to the Articles to increase the authorized number of shares.

Our Board of Directors appreciates your support of our company.

Sincerely,

Robert J. Laikin

Chairman of the Board

Louis G. Conforti

Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT.

PLEASE FOLLOW THE INSTRUCTIONS FOR THE VOTING METHOD YOU SELECT.

Forward Looking Statements

This Proxy Statement, together with other statements and information publicly disseminated by Washington Prime Group Inc., contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results may differ from the events discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, employment litigation, transaction delays, the failure of Washington Prime Group Inc. to qualify as a real estate investment trust, loss of key personnel, the failure to achieve earnings/funds from operations targets or estimates, as well as other risks listed from time to time in our Form 10-K and other reports and statements filed by Washington Prime Group Inc. with the Securities and Exchange Commission.

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WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 18, 2017

The 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust (“WPG” or the “Company”), will be held on Thursday, May 18, 2017 at 9:00 a.m., local time, at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208. We are holding the Annual Meeting for the following purposes:

1.	to vote to elect seven (7) nominees named in the Proxy Statement to serve as directors until our next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	to vote to approve an amendment to our Amended and Restated Articles of Incorporation to confirm majority voting for the election of directors in non-contested elections;

3.	to vote to approve an amendment to our Amended and Restated Articles of Incorporation to change the voting requirement for our shareholders to amend the Company’s Amended and Restated Bylaws;

4.

to vote to approve an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized common shares, par value $0.0001 per share, from three hundred million (300,000,000) to three hundred fifty million (350,000,000);

5.	to vote upon a non-binding and advisory resolution regarding the compensation of the Company’s named executive officers;

6.	to consider and vote upon the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and

7.	to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Proxy Statement following this Notice describes these matters in detail. We have not received notice of any other proposals to be presented at the Annual Meeting. You may vote at the Annual Meeting and any postponements or adjournments thereof if you were a holder of record of our common shares as of the close of business on Friday, March 10, 2017, the record date fixed by our Board of Directors for determining the holders of record of the common shares entitled to receive notice of and to vote at the Annual Meeting. The Company recommends that you vote “FOR” the election of each of the nominees for director and “FOR” Proposals 2, 3, 4, 5 and 6.

YOUR VOTE IS IMPORTANT AND YOU SHOULD VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON AT THE LOCATION FOR THE ANNUAL MEETING STATED ABOVE.

If you are a shareholder of record then you may change your vote or revoke your proxy at any time before your proxy is exercised at the Annual Meeting by following the voting instructions in the Notice Regarding the Internet Availability of Proxy Materials that you received or by filing with us a duly signed revocation or another proxy card bearing a later date than the initial proxy card submitted. Alternatively, you may also change your proxy vote by attending the Annual Meeting in person and voting in person; however, mere attendance at the Annual Meeting will not serve to revoke a proxy unless you specifically request such a revocation. If your common shares are held in a stock brokerage account or by a bank or other nominee, then you must contact the institution or representative that holds your shares and follow its instructions for revoking your proxy. Beneficial owners of common shares held in a brokerage account, by a bank or other nominee are advised that if you do not timely provide instructions to your broker, banker, or nominee, your shares will not be voted in connection with the election of directors (Proposal 1), with respect to Proposals 2, 3 and 4 to approve amendments to our Amended and Restated Articles of Incorporation, or with respect to the advisory resolution regarding the compensation of the Company’s named executive officers (Proposal 5).

By Order of the Board of Directors,

Robert P. Demchak

Executive Vice President, General Counsel and Corporate Secretary

April 7, 2017

WASHINGTON PRIME GROUP INC.

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF SHAREHOLDERS

WASHINGTON PRIME GROUP INC.

180 East Broad Street

Columbus, Ohio 43215

(614) 621-9000

PROXY STATEMENT

Annual Meeting of Shareholders to be Held on Thursday, May 18, 2017 at 9:00 a.m., local time.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is Soliciting My Vote?

The Board of Directors (the “Board”) of Washington Prime Group Inc., an Indiana corporation and real estate investment trust or REIT, is soliciting proxies from the holders of Washington Prime Group Inc.’s issued and outstanding common shares of beneficial interest, $0.0001 par value per share (the “Common Shares” or “Common Stock”) to be voted at the 2017 Annual Meeting of Shareholders (the “Annual Meeting”), and any adjournments or postponements of such meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders (the “Meeting Notice”). From time to time throughout this Proxy Statement, Washington Prime Group Inc. will be referred to as the “Company,” “WPG,” “we,” “us,” “our,” or “our company.”

Your Vote is Very Important

Our Annual Meeting this year is being held at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208, which you are invited to attend. Under rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials for the Annual Meeting over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) beginning on or about April 7, 2017 to our shareholders of record. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request it in the manner described in the Notice. The Notice includes instructions on how to access the proxy materials over the Internet or to request a printed copy of the proxy materials. Whether or not you plan to attend our Annual Meeting, please take the time to vote.

Voting by Shareholders of Record. If you are a common shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive. If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy over the Internet, by mail, or by telephone following the instructions provided in your proxy card or Notice. If you are a preferred shareholder, we are sending you a copy of the Notice because two of the proposals to be considered and acted upon at the Annual Meeting are proposed amendments to our Amended and Restated Articles of Incorporation to modify certain provisions pertaining to corporate governance. As such, under Indiana law and our Amended and Restated Articles of Incorporation, you are entitled to receive notice of the Annual Meeting, but are not entitled to vote on any matters being acted on at the Annual Meeting or to attend the Annual Meeting. There is also an additional proposal to be considered and acted on at the Annual Meeting that pertains to an amendment to our Amended and Restated Articles of Incorporation to increase the authorized number of shares.

Voting by Beneficial Owners. If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of Common Shares held in “street name.” If you are a beneficial owner and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your Common Shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may provide voting instructions to your broker. If you hold your Common Shares in “street name,” please check the materials provided by your broker or contact your broker, nominee, fiduciary or other custodian(s) to determine if you will be able to vote over the Internet or by telephone.

What Am I Voting on?

There are six (6) proposals to be considered and voted on by holders of Common Shares (the “Common Shareholders” or a “Common Shareholder”) at the Annual Meeting:

►	Proposal 1: Election of the seven (7) director nominees named in this Proxy Statement to serve until our next annual meeting of shareholders and until their successors are duly elected and qualified;

►	Proposal 2: A vote to approve an amendment to our Amended and Restated Articles of Incorporation (the “Articles”) to confirm majority voting for the election of directors in non-contested elections;

►	Proposal 3: A vote to approve an amendment to the Articles to change the voting requirement for our shareholders to amend the Company’s Amended and Restated Bylaws (the “Bylaws”);

►

Proposal 4: A vote to approve an amendment to the Articles to increase the number of authorized common shares, par value $0.0001 per share, from three hundred million (300,000,000) to three hundred fifty million (350,000,000);

►	Proposal 5: An advisory vote to approve the compensation of the Company’s named executive officers; and

►	Proposal 6: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

What are the Board’s Voting Recommendations?

The Board unanimously recommends that Common Shareholders vote FOR each of the Board’s nominees for election as directors and FOR Proposals 2, 3, 4, 5 and 6.

What Happens If Additional Matters are Presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement and the Meeting Notice that will be considered at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named as proxies will have the discretion to vote on those matters for you.

How Do I Attend the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m., local time, on Thursday, May 18, 2017 at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174-0208. For directions to the Annual Meeting so you can attend and vote in person, you can find them here: http://blankrome.com/index.cfm?contentID=50&itemID=5 or you may contact our Investor Relations department, via mail at Washington Prime Group Inc., Attn: Investor Relations, 180 East Broad Street, Columbus, Ohio 43215 or by phone at (614) 621-9000.

Who is Entitled to Vote?

You are entitled to vote on all matters presented to the Common Shareholders at the Annual Meeting if you owned Common Shares at the close of business on Friday, March 10, 2017 (the “Record Date”), the date fixed by the Board for determining the holders of record of the Common Shares entitled to receive notice of and to vote at the Annual Meeting.

How Many Common Shares May Vote at the Annual Meeting?

On the Record Date, a total of 185,428,977 Common Shares were outstanding and entitled to vote on all matters presented to Common Shareholders at the Annual Meeting. Holders of our preferred shares are entitled to receive notice of the Annual Meeting, but are not entitled to vote on any matters being acted on at the Annual Meeting or attend the Annual Meeting.

How Many Common Shares Must be Present to Hold the Annual Meeting?

The presence at the Annual Meeting in person or by proxy of holders of Common Shares representing a majority of all the votes entitled to be cast at the Annual Meeting, or at least 92,714,489 Common Shares, will constitute a quorum for the transaction of business.

What is the Difference Between a “Shareholder of Record” and a “Street Name” Holder?

These terms describe how your Common Shares are held. If your Common Shares are registered directly in your name with Computershare Shareowner Services LLC, our transfer agent, you are a “shareholder of record.” If your Common Shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.

How Do I Vote My Common Shares?

If you are a “shareholder of record,” you have several choices. You can vote your Common Shares by attending the Annual Meeting or by proxy as follows:

►	Via the Internet: www.proxyvote.com until 11:59 P.M. EDT on May 17, 2017;
►	By telephone: 1-800-690-6903 until 11:59 P.M. EDT on May 17, 2017; or
►	By completing, signing and returning your proxy card by mail.

If you participate in the Computershare Investment Plan (the “CIP”) and hold your Common Shares directly in your name, then you will receive a Notice with respect to how to vote the Common Shares held directly in your name and for the Common Shares that you have acquired and hold through the CIP.  If you participate in the CIP and own your Common Shares in “street name” through a brokerage account, then you will receive a voter instruction form or proxy card covering the Common Shares held in the CIP from your bank, broker, trustee, or other nominee.

In the event that you hold Common Shares in “street name,” your broker, bank, trustee or nominee will provide you with materials and instructions for voting your Common Shares as the rules of the New York Stock Exchange (“NYSE”) require your broker, banker, trustee, or other nominee to first obtain your voting instructions with respect to those Common Shares before voting on non-routine matters such as the election of our directors presented in Proposal 1, the vote for Proposal 2 to amend the Articles to confirm majority voting for the election of directors in non-contested elections, the vote for Proposal 3 to amend the Articles to change the voting requirement for our shareholders to amend the Bylaws, the vote in Proposal 4 to approve an amendment to our Articles to increase the authorized shares from five hundred million (500,000,000) to five hundred fifty million (550,000,000) apportioned as three hundred fifty million (350,000,000) Common Shares, par value $0.0001 per share, seventy-five million (75,000,000) preferred shares, par value $0.0001 per share, and one hundred twenty-five million (125,000,000) excess Common Shares, par value $0.0001 per share, and the vote concerning our named executive officer compensation presented in Proposal 5. The NYSE rules, however, permit, but do not require, your broker, banker, trustee, or other nominee to vote on routine matters, such as ratifying the appointment of our independent registered public accounting firm presented in Proposal 6, without receiving your voting instructions. If you do not instruct your broker, banker, trustee, or other nominee how to vote with respect to the matters presented in Proposals 1, 2, 3, 4 and 5, then your broker, banker, or other nominee may not vote with respect to these proposals and those votes will be counted as “broker non-votes.”

What Are Broker Non-Votes?

A broker non-vote occurs when a nominee, such as a broker, holding Common Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its Common Shares. You may vote via the Internet or by telephone if your bank or broker offers these options. Please see the voting instructions provided by your bank or broker for use in instructing your banker or broker how to vote your Common Shares held in “street name.” Proposals 1, 2, 3, 4 and 5 are the type of proposals where a broker non-vote could occur. If you do not provide your broker with voting instructions, none of your Common Shares held by the broker will be voted on any of these proposals. Brokers, bankers, trustees, or other nominees may, but are not required to, vote on Proposal 6 without receiving instructions from the beneficial owner as to how to vote its Common Shares.

Can I Vote My Common Shares at the Annual Meeting?

If you are a “shareholder of record,” you may vote your Common Shares in person at the Annual Meeting. If you hold your Common Shares in “street name,” you must obtain a legal proxy from your broker, bank, trustee or nominee, giving you the right to vote the Common Shares at the Annual Meeting.

How Will Abstentions and Broker Non-Votes be Treated?

There will be no abstentions in the election of directors and abstentions will have no effect on the outcome of any of the other proposals. There will be no broker non-votes regarding the ratification of the appointment of the Company’s independent registered accounting firm. Broker non-votes will not affect the outcome of the election of directors and broker non-votes, in the case of Proposals 2, 3, 4 and 5, will not be counted as votes “FOR” or “AGAINST” those proposals. However, abstentions and broker non-votes will be considered present for the purposes of determining a quorum.

What Vote Is Required to Approve Each Proposal?

All Common Shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of Common Shares:

Proposal Number	Subject	Vote Required	Impact of Abstentions and Broker Non-Votes, If Any
1	To elect as directors, the seven (7) nominees named in the Proxy Statement.	The election of directors will effectively be determined by a majority of the votes cast by the Common Shareholders entitled to vote at the Annual Meeting.	Broker non-votes will not affect the outcome of the vote. There will be no abstentions on this proposal.

2	To approve an amendment to the Articles to confirm majority voting for the election of directors in non-contested elections.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions and broker non-votes will not affect the outcome of the vote.

3	To approve an amendment to the Articles to change the voting requirement for our shareholders to amend the Bylaws.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions and broker non-votes will not affect the outcome of the vote.

4

To approve an amendment to the Articles to increase the number of authorized Common Shares, par value $0.0001 per share, from three hundred million (300,000,000) to three hundred fifty million (350,000,000).

		The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions and broker non-votes will not affect the outcome of the vote.

5	An advisory vote to approve named executive officer compensation.

This proposal is advisory and not binding. We will consider Common Shareholders to have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it.

Abstentions and broker non-votes will not affect the outcome of the vote.

6	To ratify the appointment of our independent registered accounting firm for the fiscal year ending December 31, 2017.	The number of votes cast “FOR” this proposal must exceed the number of votes cast “AGAINST” it.	Abstentions will not affect the outcome of the vote. There are no broker non-votes on this proposal.

You May Receive More Than One Notice.

You will receive multiple Notices or voter instruction forms if you hold your Common Shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts.

Can I Change My Vote After I Have Submitted My Proxy?

If you are a Common Shareholder of record, you may revoke your proxy in any one of the following ways:

►	by sending a written notice of revocation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 that is received prior to the Annual Meeting, stating that you revoke your proxy;

►	by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;

►	by granting a subsequent proxy by telephone or through the Internet; or

►	by attending the Annual Meeting and voting your Common Shares in person.

If your Common Shares are held in “street name”, you should follow the instructions provided by your broker, bank, trustee or nominee.

How Will My Common Shares be Voted If I Do Not Specify How They Should be Voted?

If you sign and return a proxy card without indicating how you want your Common Shares to be voted, the persons named as proxies will vote your Common Shares “FOR” each of the Board’s nominees for election as director and “FOR” Proposals 2, 3, 4, 5 and 6.

Who Will Count the Votes?

Broadridge Financial Solutions, Inc. will count the votes and will serve as the inspector of election at the Annual Meeting.

Who Pays the Cost of This Proxy Solicitation?

We will pay the cost of preparing, filing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. Additionally, we have hired Georgeson, LLC to assist in the solicitation of proxies, for which it will receive customary fees and the reimbursement of expenses.

Is this Proxy Statement the Only Way That Proxies are Being Solicited?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

What Do I Need To Do to Attend the Annual Meeting in Person?

Only Common Shareholders as of the close of business on the Record Date are entitled to attend the Annual Meeting. If your Common Shares are registered in your name and you owned them as of the close of business on the Record Date, you only need to provide some form of government-issued photo identification for admission.

If you hold your Common Shares in a bank or brokerage account, you can attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you own Common Shares on the Record Date, and provide some form of government-issued photo identification. If your Common Shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your Common Shares at the Annual Meeting. Persons acting as proxies must bring a valid proxy from a shareholder of record as of the Record Date. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your Common Shares. Your late arrival or failure to comply with these procedures could affect your ability to participate in the Annual Meeting. No cameras, recording equipment, photography devices, electronic devices, or excessively large bags or packages will be permitted in the Annual Meeting. You will be required to show a valid form of identification to access the area or floor of The Chrysler Building where we will hold the Annual Meeting and may also be subject to a physical security search by building security.

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PROPOSALS FOR SHAREHOLDER CONSIDERATION AT THE ANNUAL MEETING

The following proposals will be presented at the Annual Meeting and voted on by Common Shareholders at the close of business on the Record Date and represented at the Annual Meeting in person or by proxy.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently consists of seven members with no vacancies. Mr. Mark S. Ordan, an incumbent director on the Board, will serve until his term expires at the end of the Annual Meeting and then retire from service on the Board. Mr. J. Taggert Birge, a current Board nominee, will stand for election to the Board at the Annual Meeting. Mr. Birge will fill the seat on the Board vacated by Mr. Ordan following his retirement. All of the other nominees for election to the Board are incumbent directors whose current terms conclude at the Annual Meeting. All directors are elected for one year terms. Upon the recommendation of the Governance and Nominating Committee, our Board has nominated all of the individuals, except for Mr. Ordan, currently serving as a director to stand for re-election at the Annual Meeting and Mr. Birge to stand for election to the Board. Following the Annual Meeting, if all of the current nominees are elected, the Board will have no vacancies.

Each director elected at the Annual Meeting will hold office until the next succeeding annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each nominee listed below has consented to be named in this Proxy Statement and has agreed to serve as a director if elected, and we expect each nominee to be able to serve if elected. If any nominee is not able to stand for election or serve, the persons named as proxies will have authority, according to their judgment, to vote or refrain from voting for such alternate nominee as may be designated by the Board.

The election of directors at the Annual Meeting will effectively be determined by a majority of the votes cast by the Common Shareholders entitled to vote at the Annual Meeting, as any director not receiving a majority of the votes cast for his or her election in an uncontested election is required under our Governance Principles to tender his or her resignation for consideration to the chairperson of the Board’s Governance and Nominating Committee. The Governance and Nominating Committee then will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act on the Governance and Nominating Committee’s recommendation no later than 90 days following the date of the Annual Meeting (or the date set forth in any applicable requirement of the SEC or the NYSE, whichever is earlier) and will publicly disclose its decision by a press release or a filing with the SEC.

Nominees for Election to the Board

The following table shows the name, age, and current position(s) or roles held by each director nominee.

Name of Director Nominee	Age(1)	Position(s) Held(1)
Robert J. Laikin	53	Chairman of the Board, Compensation Committee and Governance and Nominating Committee member
Sheryl G. von Blucher	55	Director and Audit Committee member
J. Taggert Birge	46	Director Nominee
Louis G. Conforti	52	Director and Chief Executive Officer
John F. Levy	61	Director, Audit Committee Chairperson, Governance and Nominating Committee member, and an Audit Committee Financial Expert
John J. Dillon III	57	Director, Compensation Committee Chairperson, and Audit Committee member
Jacquelyn R. Soffer	51	Director, Governance and Nominating Committee Chairperson, and Compensation Committee member
_______________
(1)	The age and position(s) listed are all as of the Record Date.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. LOUIS G. CONFORTI, ROBERT J. LAIKIN, J. TAGGERT BIRGE, JOHN F. LEVY, JOHN J. DILLON III, AND MMES. JACQUELYN R. SOFFER AND SHERYL G. VON BLUCHER, AS DIRECTORS TO SERVE UNTIL THE 2018 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL 2:	APPROVAL OF AN AMENDMENT TO THE ARTICLES TO CONFIRM MAJORITY VOTING FOR THE ELECTION OF DIRECTORS IN NON-CONTESTED ELECTIONS

Our Bylaws currently include a majority voting provision for non-contested director elections. Under this provision, provided a quorum is present, a director nominee who receives a greater number of votes “against” (which would include directions to withhold authority) than votes “for” in a non-contested election must immediately tender his or her resignation to the Board. The Governance and Nominating Committee would then make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Governance and Nominating Committee’s recommendation and publicly disclose its decision within 90 days from the certification date of the election results.

Indiana law provides that, unless otherwise provided in a company’s articles of incorporation, directors are elected by a plurality of the votes cast. Our Articles are silent with respect to the voting standard required in director elections, so under Indiana law, a director nominee who receives the highest number of affirmative votes cast is elected, whether or not such votes constitute a majority.

In accordance with the Articles, our Board has (a) approved an amendment to our Articles to expressly provide that director nominees in a non-contested election would be elected by a vote of the majority of votes cast with respect to the director, (b) declared its advisability and directed that the amendment be considered by our Common Shareholders at the Annual Meeting, and (c) recommended that our Common Shareholders approve the proposed amendment to our Articles. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” such director. The amendment provides that in a contested election – an election in which the number of nominees exceeds the number of directors to be elected – a plurality standard will apply.

If the proposed amendment is approved, a new paragraph (e) will be added to Article FIFTH of our Articles that reads as follows:

“(e)     Except as otherwise set forth in this Article FIFTH, and subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by the majority of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided, however, that in the event of a “contested election” (as defined below), directors shall be elected by the vote of a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. For purposes of this paragraph (e), a “majority of votes cast” shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election. Votes cast shall exclude abstentions with respect to that director election. For purposes of this paragraph (e), a “contested election” shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Corporation’s Secretary as of the close of the applicable notice of nomination period set forth in the Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with the Bylaws; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast at a meeting at which a quorum is present. If a nominee fails to receive the required vote and is an incumbent director, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Governance Committee (or the Governance and Nominating Committee if those Committees have been combined) will make a recommendation to the Board of Directors whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will decide whether to accept the tendered resignation, taking into account the Governance Committee’s (or the Governance and Nominating Committee’s) recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) days from the date of the certification of the election results. The Governance Committee (or the Governance and Nominating Committee) in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Governance Committee (or the Governance and Nominating Committee) or the decision of the Board of Directors with respect to his or her resignation. If an incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors, or if a nominee fails to receive the required vote and the nominee is not an incumbent director, then the Board of Directors may fill the resulting vacancy pursuant to the provisions of paragraph (b) of this Article FIFTH or may decrease the size of the Board of Directors in accordance with the Bylaws.”

If approved by our Common Shareholders at the Annual Meeting, the new provision will become effective upon the filing of articles of amendment to our Articles with the Secretary of State of the State of Indiana, which is expected to take place shortly after the Annual Meeting. The majority voting standard would then be applicable to a non-contested election of directors at our 2018 Annual Meeting of Shareholders.

VOTE REQUIRED

Under the Articles, the number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved and become effective. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CONFIRM MAJORITY VOTING FOR THE ELECTION OF DIRECTORS IN NON-CONTESTED ELECTIONS.

PROPOSAL 3:	APPROVAL OF AN AMENDMENT TO THE ARTICLES TO CHANGE THE VOTING REQUIREMENT FOR OUR SHAREHOLDERS TO AMEND THE BYLAWS

Our Board adopted amendments to the Bylaws in 2016 which provided that the Bylaws could be amended by either the Board or the affirmative vote of a majority of all of the votes entitled to be cast generally in the election of directors, other than Article VIII, which must be approved by both the affirmative vote of a majority of all votes entitled to be cast generally in the election of directors and the affirmative vote of a majority of directors. This amendment was intended to reduce the vote of shareholders required to amend the Bylaws from two thirds to a majority. In connection with, and in furtherance of, these Bylaw amendments, the Board approved, and recommends that our Common Shareholders approve, an amendment to the Articles to amend the THIRTEENTH Article to provide that the Bylaws can be amended by the affirmative vote of a majority of all of the votes entitled to be cast generally in the election of directors, other than Article VIII, which must also be approved by the affirmative vote of a majority of directors. The Board believes that this amendment reflects current market practice, prevailing corporate governance standards and is in the best interests of the Company.

In accordance with the Articles, our Board has (a) approved an amendment to the Articles to change the voting requirements for amendments to our Bylaws, (b) declared its advisability and directed that the amendment be considered by our Common Shareholders at the Annual Meeting, and (c) recommended that our Common Shareholders approve the proposed amendment to our Articles.

If the proposed amendment is approved, Article THIRTEENTH of the Articles would be amended and restated in its entirety to read as follows:

"THIRTEENTH: Unless otherwise provided in the Articles, the Bylaws of the Corporation may be repealed, altered or amended or new Bylaws of the Corporation adopted (i) at any meeting of the shareholders, either annual or special, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, or (ii) by the affirmative vote of a majority of directors, subject to the power of the shareholders to change or repeal such Bylaws of the Corporation; provided, however, that Article VIII of the Bylaws of the Corporation may only be amended by both the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors and the affirmative vote of a majority of directors."

If approved by our Common Shareholders at the Annual Meeting, the new provision will become effective upon the filing of articles of amendment to our Articles with the Secretary of State of the State of Indiana, which is expected to take place shortly after the Annual Meeting.

VOTE REQUIRED

Under the Articles, the number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved and become effective. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION TO CHANGE THE VOTING REQUIREMENT FOR OUR SHAREHOLDERS TO AMEND THE BYLAWS.

PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES, PAR VALUE $0.0001 PER SHARE, FROM THREE HUNDRED MILLION (300,000,000) TO THREE HUNDRED FIFTY MILLION (350,000,000)

The Board has approved, and recommends that the Common Shareholders approve, a proposal for the amendment to the Articles, to increase the number of authorized Common Shares. The par value of the Common Shares will remain $0.0001 per share. The number of Common Shares authorized to be issued will increase by fifty million (50,000,000) shares following the amendment to a total of three hundred fifty million (350,000,000) shares, and the total authorized shares of capital stock will increase to five hundred fifty million (550,000,000) shares. Prior to the amendment, the total number of shares of stock of all classes which the Company has authority to issue is five hundred million (500,000,000) shares of capital stock, of which three hundred million (300,000,000) shares are classified as Common Shares, par value $0.0001 per share, seventy-five million (75,000,000) shares are classified as Preferred Stock, par value $0.0001 per share, and one hundred twenty-five million (125,000,000) shares are classified as Excess Common Stock, par value $0.0001 per share. The number of authorized shares of Preferred Stock and Excess Common Stock will not be changed as a result of the amendment. If the proposed amendment is approved, Article FOURTH, subsection (a) of the Articles would be amended and restated in its entirety to read as follows:

“(a)    The total number of shares of stock of all classes which the Corporation has authority to issue is 550,000,000 shares of capital stock, of which 350,000,000 shares are classified as Common Stock, par value $0.0001 per share (“Common Stock”), 75,000,000 shares are classified as Preferred Stock, par value $0.0001 per share (“Preferred Stock”), and 125,000,000 shares are classified as Excess Common Stock, par value $0.0001 per share (“Excess Common Stock”).”

As of the Record Date, the Company had 185,428,977 Common Shares issued and outstanding, 35,127,735 Common Shares reserved for issuance in connection with the redemption of our operating partnership’s, Washington Prime Group, L.P.’s (“WPGLP”), common limited partnership operating units (“O.P. Units”), inclusive of such O.P. Units issued following redemption of long-term incentive plan units (“LTIP Units”) and 7,657,704 Common Shares reserved for issuance under the 2014 Washington Prime Group, L.P. Stock Incentive Plan (the “WPGLP Plan”). Thus, only 71,785,584 shares of the 300,000,000 authorized Common Shares currently remain available for issuance. As a result, the Company may not have a sufficient number of authorized Common Shares available for issuance for future capital raising activities, mergers and acquisitions, share splits, and other corporate purposes.

The purpose of the proposed amendment is to provide the Company with enough authorized Common Shares for future capital raising activity and mergers and acquisitions in a manner consistent with its established past practices, as well as other general corporate purposes, including issuance of shares and other equity-based compensation under shareholder approved employee benefit plans. The Board believes that the increase in the total number of authorized Common Shares will help the Company to meet its future needs and enhance its flexibility to respond quickly to market opportunities and conditions to execute transactions requiring the issuance of securities. Failure to implement the proposed amendment could, in effect, prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

The Company has not proposed the amendment with the intention of using the additional shares for anti-takeover purposes, although the Company could theoretically use the additional shares in the future to make it more difficult or to discourage an attempt to acquire control of the Company. As of the Record Date, the Company is unaware of any pending or threatened efforts to acquire control of the Company. Furthermore, the submission of this proposal is not part of any plan by the Board or management to engage in any transaction which would require or necessitate the increase advocated by this proposal. To the extent that any additional Common Shares or securities convertible into Common Shares are issued on other than a pro rata basis to current shareholders, the present ownership position of current shareholders would be diluted.  Holders of our Common Shares do not have any preemptive rights to subscribe for or purchase any additional Common Shares or convertible securities that may be issued in the future.

Approval by our Common Shareholders of the proposed amendment to the Articles to increase the number of authorized Common Shares will also authorize our Board, in its discretion, to abandon the proposed amendment and not increase the number of authorized Common Shares at any time after the Annual Meeting and prior to the date and time at which Articles of Amendment filed with the Secretary of State of the State of Indiana incorporating the proposed amendment becomes effective. Approval by our Common Shareholders of the proposed amendment also authorizes our Board to delay filing Articles of Amendment with the Secretary of State of the State of Indiana to effect the increase in the number of authorized Common Shares for up to three (3) months from the date of this Annual Meeting. Notwithstanding the prior sentence, if the proposed amendment is approved at the Annual Meeting and the Board determines to proceed with increasing the number of authorized Common Shares, we intend to promptly file articles of amendment to our Articles with the Secretary of State of the State of Indiana incorporating the approved amendment, which articles of amendment will become effective upon acceptance of the filing by the Secretary of State.

VOTE REQUIRED

Under the Articles, the number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved and become effective. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED AMENDMENT TO OUR ARTICLES OF INCORPORATION AUTHORIZING AN INCREASE IN NUMBER OF AUTHORIZED COMMON SHARES AS DESCRIBED ABOVE.

PROPOSAL 5: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Our goal for our executive compensation program is to motivate and retain qualified executive level employees in a way that establishes an appropriate relationship between executive pay and the creation of shareholder value on a long-term basis. We believe that our executive compensation program accomplishes this goal as exemplified in part by some highlights of our operational, fiscal and transactional accomplishments during fiscal year 2016 described below.

The Compensation Discussion and Analysis section of this Proxy Statement describes our executive compensation program and the decisions made by the Compensation Committee that affected the compensation of the named executive officers listed in the Summary Compensation Table located in the section of this Proxy Statement entitled “Summary Compensation Table & Other Supporting Tables.” Highlights of that discussion include the following:

►	an explanation of the objectives and principal elements of our executive compensation program and the composition of the compensation paid to the named executive officers;

►	an explanation of our annual cash bonus and equity-based incentive compensation plans for fiscal year 2016; and

►	the decisions the Compensation Committee made that impacted the compensation of the named executive officers for fiscal year 2016.

We are requesting that our Common Shareholders vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, which disclosures include the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables. This advisory vote is generally referred to as a “say-on-pay vote.”

Accordingly, we, on behalf of the Board and its Compensation Committee, recommend that Common Shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with the section entitled “Compensation of Our Executive Officers,” shareholders should review that information in considering their vote on the resolution. Unlike Proposal 1, 2, 3 and 4 the results of this shareholder vote are not binding on the Company, the Board or the Compensation Committee of the Board. Furthermore, the results of the vote on this resolution will not overrule any decisions previously made by the Company, the Board or the Compensation Committee with respect to executive compensation and will not create any duty for the Company, Board, or the Compensation Committee to take any action in response to the outcome of the vote. Additionally, the results of the Common Shareholder vote on this Proposal 5 and the aforementioned resolution will not serve to modify or invalidate any other previous shareholder vote on the Company’s named executive officer compensation. However, the Compensation Committee may take into account the outcome of the vote in making compensation decisions and considering other compensation opportunities in the future. Director compensation disclosed in this Proxy Statement is not subject to or covered by this advisory vote. We will consider Common Shareholders to have approved this Proposal if the number of votes cast “for” this Proposal exceed the number of votes cast “against” it. The Company’s non-binding shareholder advisory vote on named executive officer compensation occurs on an annual basis. The Company’s shareholders will next vote on the frequency with which the non-binding advisory vote on named executive officer compensation shall occur will be at the Company’s 2021 Annual Meeting of Shareholders.

2016 Business Highlights:

►

We integrated operations and transitioned the properties previously managed by Simon Property Group, Inc. at the Merger (defined below) closing date onto the Company's operational platform in March 2016. Following the completion of the integration, we achieved estimated annualized savings of approximately $13 million which commenced during the third quarter of 2016. We also reduced corporate overhead by approximately $5 million in June 2016 and improved operating efficacy across the organization.

►	Our TSR (defined below) for 2016 was 7.79%, which ranked at the 85th percentile of Relative TSR Peer Group (defined below).

►

Funds From Operations for fiscal year 2016 were $398.1 million, or $1.80 per diluted share. This compares to $375.3 million, or $1.71 per diluted share, during fiscal year 2015. Merger, restructuring and transaction costs of $(29.6) million and $(31.7) million for the twelve months ended December 31, 2016 and 2015, respectively, are excluded from adjusted Funds From Operations. Also excluded from adjusted Funds From Operations is a gain on debt extinguishment of $34.6 million in fiscal year 2016, as well as $(10.4) million in bridge loan fee amortization in fiscal year 2015. When excluding these items, adjusted Funds From Operations for fiscal year 2016 was $393.1 million, or $1.78 per diluted share, which compares to $417.4 million, or $1.91 per diluted share for fiscal year 2015. Comparable net operating income for the Company’s core portfolio increased 2.1% in 2016, compared to a year ago, in line with internal expectations. Comparable net operating income for the community center portfolio increased 4.4% in 2016, compared to a year ago. Comparable net operating income for the core enclosed retail properties increased 1.4% in 2016, compared to the prior year period.

►

Ending occupancy for the core properties was 94.0% as of December 31, 2016, compared to 93.5% a year ago, an increase of 50 basis points. Base rent per square foot for core properties was $21.67, an increase of 0.2%, compared to $21.63 per square foot a year ago. Inline store sales at the Company’s core enclosed properties increased 0.5% to $368 per square foot for the twelve months ended December 31, 2016, compared to $366 per square foot for the same period a year ago.

►	We completed 26 small and large scale redevelopment and re-tenanting projects in 2016 averaging 9.5% return on invested capital.

►

We entered into a definitive agreement in November 2016 for a second joint venture with O'Connor Mall Partners, L.P ("O'Connor"), with respect to the ownership and operation of seven of the Company's retail properties, which are valued at approximately $608 million, with expected net proceeds of approximately $350 million, including the Company's pro rata share of new mortgage debt of over $100 million, which will be used to reduce the Company's outstanding debt and for general corporate purposes.

►

As of December 31, 2016, we have completed the sale of four noncore assets and entered into definitive agreements to sell the remaining three noncore assets for combined proceeds of approximately $100 million.

►

We managed the Company's debt maturity schedule to reduce mortgage indebtedness by approximately $160.1 million following the lender transitions of Chesapeake Square, Merritt Square Mall and River Valley Mall. In addition, we achieved at 2016 year-end net debt to EBITDA ratio of approximately 6.9x.

VOTE REQUIRED

This proposal is advisory and not binding. Common Shareholders will have approved this proposal if the number of votes cast “FOR” this proposal exceed the number of votes cast “AGAINST” it. Abstentions and broker non-votes will not affect the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” THE FOREGOING RESOLUTION APPROVING THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Common Shareholders have the opportunity to ratify that selection in an advisory vote. One or more representatives of EY are expected to be present at the Annual Meeting and available to respond to appropriate questions and, although EY has indicated that no statement is expected to be made, an opportunity for a statement will be provided if the EY representative(s) desire to do so.

If the votes cast in favor of this proposal do not exceed the votes cast against it, the Audit Committee will take into consideration the views of the Common Shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

VOTE REQUIRED

The number of affirmative votes “FOR” this proposal must exceed the number of votes cast “AGAINST” it in order for the proposal to be approved. Abstentions and broker non-votes will not affect the outcome of the vote.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT OUR COMMON SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Independent Registered Public Accounting Firm’s Fees

We have incurred fees for EY’s services as shown below. EY has advised us that it has billed or will bill us the amounts shown below for the related categories of services for the years ended December 31, 2016 and 2015, respectively:

	Year Ended December 31,
Type of Fee	2016	2015
Audit Fees(1)	$1,561,779	$2,690,124
Audit-Related Fees(2)	$434,294	$616,030
Tax Fees(3)	$220,000	$134,137
All Other Fees	—	—
Total	$2,216,073	$3,440,291

 _____________________

(1)

Audit Fees include fees for: (i) the audit of the annual financial statements and the effectiveness of internal control over financial reporting of the Company and WPGLP, (ii) the review of financial statements included in our Quarterly Reports on Form 10-Q, and (iii) other services provided in connection with other regulatory filings and out-of-pocket expenses.

(2)	Audit-Related Fees include fees for stand-alone audits of the annual financial statements for certain consolidated entities with mortgage debt and joint venture entities and out-of-pocket expenses.

(3)

For fiscal year 2016, the reported tax fees include fees for general tax advice relating to the exploration of strategic alternatives. For fiscal year 2015, the reported tax fees include fees for general tax advice relating to the merger between our company and Glimcher Realty Trust (“GRT”) that closed on January 15, 2015 (the “Merger”) and general tax advice related to WPG’s first joint venture transaction with O’Connor.

Pre-Approval of Audit and Non-Audit Services

As provided in the Audit Committee’s Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, including the terms thereof, to be performed for us by our independent public accounting firm, subject to the de minimus exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to completion of the audit. The Audit Committee may form and delegate authority to a subcommittee consisting of one or more members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services. However, any pre-approval decisions made by such a subcommittee must be presented to the full Audit Committee at its next scheduled meeting.

EXCEPT WHERE OTHERWISE INSTRUCTED AND AS PERMITTED UNDER NYSE RULES, COMPLETED PROXIES THAT HAVE BEEN SOLICITED BY THIS PROXY STATEMENT WILL BE VOTED: (1) FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED ABOVE, (2) FOR THE APPROVAL OF THE AMENDMENTS TO THE ARTICLES DESCRIBED ABOVE IN PROPOSALS 2, 3 AND 4, (3) FOR THE APPROVAL OF THE RESOLUTION STATED UNDER PROPOSAL 5 AND (4) FOR THE RATIFICATION OF THE APPOINTMENT OF EY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

INFORMATION ABOUT OUR DIRECTORS, DIRECTOR NOMINEES & EXECUTIVE OFFICERS

The following information is provided with respect to certain incumbent members of the Board who have been nominated to stand for re-election to the Board, the individual nominated for election to the Board, and the executive officers of the Company. In addition to the biographical information presented, also included for each director nominee is a listing of the particular skills, qualifications, experience, or attributes that led the Board to conclude that the respective incumbent director or prospective candidate should be nominated for election to the Board. The executive officers listed are elected by the Board and hold the respective offices adjacent to their names set forth below as of the Record Date. The biographical information provided has been furnished to the Company by the respective individuals listed below and is current as of the Record Date. The information on the skills, qualifications, experience, or attributes of each incumbent director and director nominee is current as of the date of the Meeting Notice. As of the Record Date, none of the incumbent directors, director nominee, or executive officers of the Company are related to one another.

Biographies of Incumbent Directors Nominated to Stand for Re-election to the Board

Set forth below is biographical information concerning the incumbent members of the Board nominated to stand for re-election.

Sheryl G. von Blucher became a director of the Company on August 30, 2016. Since 2008, Ms. von Blucher has worked in private equity portfolio management and is partner and managing director for JMJS Group, a private equity partnership.  Ms. von Blucher’s portfolio of strategy and management advisory spans the public sector, energy, agriculture, media, entertainment, information systems, technology, manufacturing, transportation, healthcare and pharmaceuticals, medical, bio-technology, and security sectors. Ms. von Blucher has over 30 years of experience in a variety of roles in the global integrated energy, information services, and public and non-profit sectors. She has led strategic and portfolio planning, operations, and corporate finance and development for both domestic and international organizations. Ms. von Blucher began her career in law enforcement in Houston, Texas, before joining Heritage Amoco of British Petroleum (“BP Amoco”), a multinational integrated energy company, where, from 1990 to 1999, she led BP Amoco’s International Analysis, Strategy, and Corporate Affairs for its interests in the western hemisphere, Sub-Saharan Africa, and the former Soviet Union which represented the largest cumulative capital investments for BP Amoco.  After leaving BP Amoco, Ms. von Blucher joined Information Handling Services, Inc. (“IHS”), an information, insight and analytics leader, as Senior Vice President of Planning and Corporate Development from 2000 to 2003, and has served as an advisor to the Chairman & CEO of IHS since 2009.  Subsequent to IHS, she served as Chief Operations Officer of the American Numismatic Association, a private non-profit corporation in Colorado, from 2005 to 2006 after an initial period as its Chief Financial Officer. Ms. von Blucher currently serves on the boards for Capital Canyon Club and Golf Development LLC;  Epic Research & Diagnostics, Inc.; Spensa Technologies, Inc.; and on the Board of Trustees for the not-for-profit IWF, a museum and designated U.S. National Historic Site. Ms. von Blucher holds a Bachelor of Arts degree from Rice University and a master’s degree from Harvard University, with particular focus in humanities, public policy, and business.

Skills and Qualifications: Ms. von Blucher has experience and expertise in the areas of risk management, insurance, finance, accounting, governmental matters, environmental, audit and compliance as well as substantial entrepreneurial skills and overall general business and corporate management expertise.

Louis G. Conforti became a director of the Company on May 27, 2014 and served as our Interim Chief Executive Officer from June 20, 2016 until October 6, 2016 when he became our Chief Executive Officer. Mr. Conforti served as Principal/Executive Director of Colony Capital, Inc. as the Global Head of Strategy as well as focusing on publicly traded investing from April 2014 until June 20, 2016. Mr. Conforti was Managing Director of Balyasny Asset Management LP (“Balyasny”), an alternative investment manager firm, from December 2013 until April 2014. Prior to his service with Balyasny, Mr. Conforti was Global Head of Real Estate for UBS O’Connor, the alternative investment management division of UBS AG, a financial services firm, from October 2008 to November 2013. During that time, he also served as Senior Portfolio Manager of O’Connor Colony Property Strategies, a partnership with Colony Capital LLC. Mr. Conforti also served as Managing Director and Head of Real Estate Investments at the hedge fund firm of Stark Investments from January 2005 to October 2008. His predecessor real estate hedge fund, The Greenwood Group, was acquired by Stark Investments in January 2005. Mr. Conforti served as Co-President and Chief Financial Officer of Prime Group Realty Trust (“Prime”), a publicly traded office and industrial property REIT, from June 2000 to October 2003; as its Executive Vice President Capital Markets, from June 1988 to November 1999, and as its Senior Vice President Capital Markets, from June 1998 to November 1999. Prior to his service with Prime, Mr. Conforti worked at the investment banking firms of CIBC World Markets and Alex Brown & Sons within their real estate investment banking and capital markets divisions.

Skills and Qualifications: Mr. Conforti has substantial real estate industry experience, with strong skills in real estate investments, executive management, corporate finance, capital markets, financial statement and accounting matters and other public company matters.

John J. Dillon III became a director of the Company on June 20, 2016. Mr. Dillon is currently serving as Managing Director at NFP Corp. (“NFP”), a broker and insurance consulting firm specializing in securing property and casualty insurance and employee benefits coverage for large corporations and institutions. Mr. Dillon has held this position since January 2017. Mr. Dillon previously served as Executive Vice President of the insurance division of City Financial Corporation (“CFC”) from March 2008 until January 2010 when CFC was restructured to become City Securities Insurance, LLC (“CSI”). Mr. Dillon also served on the CFC executive committee between March 2008 until January 2010 following CFC’s restructuring. Mr. Dillon served as President of CSI and served on its board of directors from January 2010 until January 2017 when NFP acquired CSI. Prior to joining CFC, Mr. Dillon was the Chief Deputy Mayor and Chief of Staff for the City of Indianapolis, Indiana from December 2005 to January 2008. Mr. Dillon also served as the Chairman of the Indianapolis Bond Bank from January 2000 until December 2005. Mr. Dillon has been a founding member of the Board of Directors for the Indiana Business Bank from December 2004 to until its sale in October 2016, serving on the executive committee and Chairman of the Asset/Liability Committee. Mr. Dillon is also currently a Trustee of Marian University and has held this position since 2013 serving on the Finance Committee. Mr. Dillon also serves on the Butler University School of Insurance Board and has held this position since 2012.  Previously, Mr. Dillon was a member of the board of directors of Century Realty Trust, a publicly traded REIT from 1999 until it was sold in 2006. Mr. Dillon is a graduate of DePauw University with a Bachelor of Arts in Economics.

Skills and Qualifications: Mr. Dillon has experience and expertise in the areas of retail business, real estate, risk management, insurance, finance, accounting, corporate governance, public company operations, banking, finance, politics and governmental relations, audit, compliance, charitable and philanthropic matters, real estate development, entrepreneurism, sales, media/public relations, corporate management, and general management.

Robert J. Laikin serves as our Chairman of the Board. Mr. Laikin became a director and was appointed as our Lead Independent Director on May 27, 2014. Mr. Laikin held the Lead Independent Director role until the position was eliminated by the Board in June 2016 and he at that time became Chairman of the Board. Mr. Laikin founded BrightPoint, Inc., a wireless device distribution and logistics company (then known as Wholesale Cellular USA, Inc.), in 1989. He served as the Chairman of the Board and Chief Executive Officer of BrightPoint, Inc., a NASDAQ listed company, from April 1994 until its sale in October 2012, to Ingram Micro Inc., a publicly traded wholesale technology distributor and supply-chain management and mobile device lifecycle services company. Mr. Laikin is currently an Executive Advisor to the CEO and Government Relations Executive of Ingram Micro Inc., a position he has held since November 2012. From July 1986 to December 1987, Mr. Laikin was Vice President, and from January 1988 to February 1993, President, of Century Cellular Network, Inc., a company engaged in the retail sale of cellular telephones and accessories.

Skills and Qualifications: Mr. Laikin has an established track record of launching and building successful enterprises, with significant experience in the areas of executive leadership, business strategy and finance, management, global business operations, accounting, corporate governance, public company compliance, political/governmental matters, charitable/philanthropic matters, marketing, risk management, investor, media, and public relations, negotiation and deal structure.

John F. Levy became a director of the Company on June 20, 2016. Mr. Levy currently serves as the Chief Executive Officer and principal consultant for Board Advisory (the “Levy Company”), a consulting firm established to assist public companies, or companies aspiring to be public with corporate governance, corporate compliance, ethics, financial reporting and financial strategies. He has held this role since May 2005. Mr. Levy is a recognized corporate governance and financial reporting expert with over 30 years of progressive financial, accounting and business experience; including nine years in public accounting with three national accounting firms and having served as Chief Financial Officer of both public and private companies for over 13 years. Mr. Levy currently serves on the board of directors of two other public companies: Applied Minerals, Inc. (since January 2008), a mine owner that extracts, processes, markets halloysite clay and iron oxide for sale to a range of end markets; and Takung Art Co., Ltd. (since February 2016), operator of an electronic online platform or artists, art dealers and art investors to offer and trade in ownership units over valuable artwork. Mr. Levy also served on the board of directors of Applied Energetics, Inc., a company specializing in the development and application of high power lasers, high voltage electronics, advanced optical systems and energy management systems technologies, until February 2016; Gilman Ciocia, Inc., a former financial planning and tax preparation firm, until October 2013; BrightPoint, Inc., a former NASDAQ listed device lifecycle services provider to the wireless industry, until October 2012; and China Commercial Credit, Inc., a financial services firm operating in China, until December 2016. Mr. Levy also served as a board member and program chair for the New Jersey Chapter of the National Association of Corporate Directors (“NACD”) from October 2007 to June 2012. Mr. Levy is a frequent speaker on the roles and responsibilities of board members and audit committee members. He has authored and presented numerous courses on finance, management and governance to state accounting societies including THE 21ST CENTURY DIRECTOR: Ethical and Legal Responsibilities of Board Members. Mr. Levy is a Certified Public Accountant with several years of experience. Mr. Levy is a graduate of the Wharton School of Business at the University of Pennsylvania, and received his MBA from St. Joseph's University in Philadelphia, Pennsylvania. Mr. Levy has completed the NACD’s Board Leadership Fellow program of study.

Skills and Qualifications: Mr. Levy has general business, finance, accounting, corporate governance, public company, banking, financing, audit, compliance, entrepreneurial, and general corporate management experience.

Jacquelyn R. Soffer became a director of the Company on May 27, 2014. Ms. Soffer is a principal for Turnberry Associates, a real estate development and property management company, which she joined in 1989, where she oversees the company's retail, hospitality and office divisions including its landmark Aventura Mall, a super-regional shopping center located in South Florida. Ms. Soffer holds the positions of Co-Chairman and Chief Executive Officer of Turnberry Associates. Ms. Soffer's experience includes her instrumental role in developing Destin Commons, an open-air lifestyle center in Northwest Florida. Additionally, Ms. Soffer leads the continued enhancement and operations of both the Fontainebleau Miami Beach as well as Turnberry Isle Miami Resort. She is a board member of Fontainebleau Miami Beach and a Founding Member and incumbent member of the Board of Trustees of the Institute of Contemporary Art in Miami, Florida.

Skills and Qualifications: Ms. Soffer has extensive executive management experience in the retail, hospitality and office real estate sectors and real estate generally, with strong overall entrepreneurial skills and extensive experience and skills in the areas of real estate development and property management.

Biography of Our Non-Incumbent Director Nominee

Set forth below is biographical information concerning the individual not currently on the Board who has been nominated to stand for election to the Board.

J. Taggert Birge has twenty years of healthcare real estate development, leasing and sales experience. Mr. Birge currently serves as President and Principal of Cornerstone Companies, Inc. (“Cornerstone”), a healthcare real estate development, leasing, property management, consulting, and investment company, and has held this position since 2008. Prior to serving in this role with Cornerstone, Mr. Birge served from 2004 to 2006 as Senior Vice President of Healthcare at Lauth Property Group, an Indiana based commercial real estate development company. Additionally, in March 2008, Mr. Birge co-founded Birge & Held (“B&H”), national apartment real estate, private equity and investment firm, and has served as B&H’s Chief Executive Officer since 2008. From 1997 to 2004, Mr. Birge practiced real estate law with the law firm of at Bose McKinney & Evans, LLP in its Indianapolis, Indiana office. Mr. Birge’s practice focused on representing private real estate developers with office and medical sales and development across the United States. Mr. Birge graduated cum laude from Indiana University with a Bachelor of Arts in Political Science and holds a Juris Doctorate from the University of Virginia. Mr. Birge has served as a member of the Board of Directors of Bowen Engineering since 2002, the Board of Directors of Tindley School since 2015, and the Board of Directors of the Indiana Sports Corp. since 2004.

Skills and Qualifications: Mr. Birge has experience in real estate, sales and real estate development along with substantial entrepreneurial and general business skills as well as legal expertise.

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EXECUTIVE OFFICERS

The name, age, and position(s) held by each of our current executive officers are set forth in the table below. Each person has been identified by the Board as an “executive officer” of our Company as that term is used under Item 401(b) of Regulation S-K (17 C.F.R. §229.401(b)) and defined under Exchange Act Rule 3b-7 (17 C.F.R. §240.3b-7).

Name	Age(1)	Position(s) Held(1)
Louis G. Conforti	52	Director and Chief Executive Officer
Keric M. “Butch” Knerr	52	Executive Vice President and Chief Operating Officer
Mark E. Yale	51	Executive Vice President and Chief Financial Officer
Robert P. Demchak	46	Executive Vice President, General Counsel and Corporate Secretary
Melissa A. Indest	53	Senior Vice President, Finance and Chief Accounting Officer
________________________________
(1)	The age and position(s) listed are all as of the Record Date.

Biographical information concerning Mr. Louis G. Conforti is set forth above under the heading “Biographies of Incumbent Directors Nominated to Stand for Re-election to the Board.” Biographical information concerning each of our other executive officers is set forth below.

Keric M. “Butch” Knerr became our Executive Vice President and Chief Operating Officer in September 2014. In this role, Mr. Knerr oversees leasing, development, construction, and property management. Mr. Knerr joined our company from Simon Property Group, Inc. (“Simon”) where he served as Executive Vice President of Leasing from March 2009 to September 2014, as well as several other roles of increasing responsibility at Simon and its predecessor from July 1988 through March 2009. As Simon’s Executive Vice President of Leasing, Mr. Knerr was responsible for overseeing Simon’s leasing activities for approximately 55 properties, as well as for overseeing leasing activities on new center developments, mall expansions and redevelopments. Mr. Knerr holds a Bachelor of Science in Management from Indiana University and is a member of the International Council of Shopping Centers.

Mark E. Yale became our Executive Vice President and Chief Financial Officer on January 15, 2015 following our acquisition of GRT. In this position, Mr. Yale is responsible for the Company’s financial management and reporting. Also, he oversees accounting, finance, investor relations, marketing, and information services for the Company. He had been Executive Vice President of GRT since May 2006, its Chief Financial Officer since August 2004 and its Treasurer since May 2005. In these roles, he was responsible for GRT’s financial reporting, accounting, treasury, budgeting, information technology, and investor relations functions. Mr. Yale served as Senior Vice President of GRT from August 2004 to May 2006. He served as Manager of Finance and Chief Financial Officer at Storage USA, Inc. (“Storage”), a division of GE Real Estate, from 2002 through 2004. Prior to that, Mr. Yale served as Senior Vice President for Financial Reporting at Storage, a then publicly traded storage REIT, from July 1999 to June 2002 and as Vice President for Financial Reporting from August 1998 to June 1999. Prior to the acquisition of Storage by GE Real Estate in 2002, Mr. Yale successfully managed Storage’s financial and accounting functions. He also served as Senior Audit Manager of PricewaterhouseCoopers LLP from January 1994 to July 1998. Mr. Yale holds a Bachelor of Science from the University of Richmond. He is a member of the board of directors for the Wexner Heritage Center and the executive committee of the Leukemia and Lymphoma Society's Light the Night Walk.

Robert P. Demchak became our Executive Vice President, General Counsel and Corporate Secretary on June 16, 2016. In his current role, Mr. Demchak oversees all of WPG’s legal, compliance, and corporate governance matters. Previously, Mr. Demchak served as our Executive Vice President, Assistant General Counsel and Assistant Secretary from October 2015 until assuming his current role. Additionally, Mr. Demchak served as General Counsel and Secretary of WPG from May 2014 until October 2015. Prior to joining our company, Mr. Demchak was Senior Vice President, Capital Markets Group/Legal of Simon from January 2014 to May 28, 2014. Prior to that, Mr. Demchak was Vice President, Capital Markets Group of Simon from 2009 through 2013. In these roles, he was responsible for the acquisition and disposition of certain assets, certain corporate acquisitions and commercial litigation, as well as refinancing and restructuring of commercial mortgage loans. Mr. Demchak also served in the Fixed Income Group at Morgan Stanley Mortgage Capital Holdings LLC from 2005 through 2008, Associate, Real Estate Department at Kaye Scholer LLP from 2004 through 2005 and Associate, Real Estate Department at Windels Marx Lane & Mittendorf, LLP from 2000 through 2004. Mr. Demchak has a Bachelor of Arts degree from the State University of New York at Albany and a Juris Doctorate from St. John’s University School of Law.

Melissa A. Indest became our Senior Vice President, Finance and Chief Accounting Officer on January 15, 2015 following our acquisition of GRT. She had served as GRT’s Chief Accounting Officer and Senior Vice President, Finance since January 2014. In this capacity while at GRT and in her current role, she oversees all operations of the accounting and finance departments as well as investor relations and corporate communications. Previously, Ms. Indest served as a Senior Vice President, Finance and Accounting at GRT from June 2010 to January 2014, where she was responsible for the day-to-day operations of the accounting department, including external financial reporting, tax reporting, lease accounting, credit and investor relations. Ms. Indest also held the role of Vice President, Finance and Accounting from 2007 to June 2010. She originally joined GRT in 2003 as Vice President and Controller. Prior to joining GRT, Ms. Indest served in various accounting and operational roles with Corporate Express of Cincinnati, Ohio, an office supply company, where she most recently held the title of President, Central Midwest Division. In addition to her prior experience as GRT’s Controller, Ms. Indest has extensive background in finance, audit, budget and operational processes and procedures. Ms. Indest began her career with PricewaterhouseCoopers LLP and serves as Chairperson of the Board of Directors for Lifeline of Ohio Organ Procurement, Inc., a nonprofit organization, and is a member of the Board of Network for Life. Ms. Indest received her Bachelor of Science degree from the University of Akron.

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CORPORATE GOVERNANCE

Governance Principles

Our Board has adopted a set of Governance Principles to assist it in guiding our corporate governance practices. The Governance Principles are from time-to-time re-evaluated by the Governance and Nominating Committee in light of changing circumstances in order to continue serving our best interests and the best interests of our shareholders. Our Governance Principles are available on the Corporate Governance page of the Investors section of our website at www.washingtonprime.com, or by requesting a copy in print, without charge, by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

Director Independence and Independence Determinations

Our Governance Principles provide that at least a majority of our Board must be independent at all times. Independence is determined in accordance with the corporate governance requirements of the NYSE listing standards, and other applicable laws, rules and regulations regarding director independence in effect from time-to-time. The Governance and Nominating Committee annually reviews all commercial and charitable relationships between the Company and the directors and presents its findings and recommendations to the Board, which makes a final determination regarding the independence of the directors. For relationships not covered by the standards described above, the determination of whether a director is independent or not is made by the directors who satisfy those standards. Upon the recommendation of the Governance and Nominating Committee, the Board determined that the following five (5) incumbent directors satisfy the aforementioned independence standards and are independent: Sheryl G. von Blucher, John J. Dillon III, Robert J. Laikin, John F. Levy, and Jacquelyn R. Soffer. Messrs. Marvin L. White and Niles C. Overly each served as members of our Board during fiscal year 2016. Mr. White retired from the Board upon the completion of his term at the end of the 2016 annual meeting of shareholders and Mr. Overly resigned from the Board on June 20, 2016. The Board determined that both Messrs. White and Overly each satisfied the aforementioned independence standards and were independent during the periods in 2016 in which each served on the Board. Mr. Louis G. Conforti served on the Board throughout 2016 and was deemed independent by the Board until he assumed the role of Interim Chief Executive Officer of the Company on June 20, 2016.

Additionally, the Governance and Nominating Committee also assessed the independence of Mr. J. Taggert Birge, a nominee for election to the Board. Based on this review and assessment of Mr. Birge’s commercial and professional relationships, the Governance and Nominating Committee was able to conclude, and recommend to the Board that it so conclude, that Mr. Birge satisfied the director independence standards of the NYSE and could stand for election at the Annual Meeting as an independent director of the Board. The Governance and Nominating Committee also concluded that Mr. Birge, if elected, is qualified from an independence perspective to serve on the Board’s Audit Committee and Compensation Committee. Upon the recommendation of the Governance and Nominating Committee, the Board determined that, if elected, Mr. Birge satisfies the independence standards discussed above.

Board Leadership Structure

Our Board believes that it is in our best interests and the best interests of our shareholders for the Board to determine which director is best qualified to serve as Chairman of the Board. Accordingly, our Board does not have a policy as to whether the Chairman should be independent or an individual who is not a member of management. Instead, our Board selects the Chairman in the manner that it determines to be in the best interests of our shareholders, and the Governance and Nominating Committee evaluates and makes recommendations to our Board concerning its leadership structure, including whether the offices of the Chairman and the Chief Executive Officer should be held by the same person. For a portion of 2016, the chairmanship of the Board included the position of Vice Chairman; however, on June 20, 2016, this position was vacated in connection with the resignation of our former Vice Chairman and Chief Executive Officer. Following this event, the leadership of the Board fell solely under the position of Chairman of the Board and Mr. Robert J. Laikin, a then incumbent independent director of the Board, assumed this role from Mr. Mark S. Ordan.

Under the Bylaws, the duties of the Chairman of the Board are to preside over meetings of the Board and such person may also preside over shareholder meetings. For a portion of 2016, the Board had a lead independent director. Pursuant to our Governance Principles, when the Chairman of the Board is a member of Company management, the independent directors will also elect a lead independent director. Mr. Laikin served as our lead independent director from May 2014 until June 20, 2016 at which time he resigned from the position to assume the position of Chairman of the Board. During Mr. Laikin’s tenure as lead independent director, the role of Chairman of the Board was always held by a director who the Board and its Governance and Nominating Committee had not deemed independent. As stated earlier, Mr. Laikin has been deemed to be independent by the Board and its Governance and Nominating Committee thereby removing the need for a lead independent director as prescribed by the Governance Principles. The lead independent director position was terminated in connection with Mr. Laikin’s resignation from the role and assumption of the position of Chairman of the Board.

Lastly, the leadership structure of the Board also includes the various chairpersons that lead its standing committees. The Board’s standing committees have a chairperson role held by three different directors. Currently, there is no prohibition in our governance policies preventing a director from serving as chairperson for more than one committee. The chairpersons of the Audit Committee, Governance and Nominating Committee, and Compensation Committee (the “Committees”) are currently held by independent directors as required under the listing standards of the NYSE. Under our Governance Principles, the chairperson for each of the Committees is required to report committee actions and any recommendations to the Board after committee meetings. In addition to their reporting and committee management responsibilities, committee chairpersons, with the assistance of Company management as needed, are responsible for setting the agendas for committee meetings.

Board’s Role in Oversight of Risk Management

While risk management is primarily the responsibility of management, our Board nevertheless provides overall risk oversight with a focus on the most significant risks that we face including, but not limited to, financial risk, legal or compliance risk, audit risk, credit risk, liquidity risk, and business or operational risk. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and developed strategies for controlling, mitigating and monitoring risk. As part of this process, we have gathered information throughout our company to identify and prioritize these major risks. The Board has appointed its Audit Committee to assist it in its oversight responsibilities in this area. The Compensation Committee of the Board administers a risk assessment of the Company’s compensation programs and policies. An overview and description of its review is provided in the section of this Proxy Statement entitled “Compensation Risk Assessment.”

In discharging the Board’s risk oversight function, the Audit Committee receives periodic reports from the Company’s internal audit department as well as EY on potential financial and non-financial risks existing in the Company’s operations and the steps management is taking or has taken to identify and minimize such risks. One report, a financial risk assessment, is completed in connection with the Company’s annual and quarterly audit of its internal control over financial reporting and the Audit Committee also receives a report of any adverse findings in connection with the internal control audit reports of both EY and the Company’s internal audit department.  The Audit Committee Chairman shares the findings from this report on a quarterly basis with the Board. The Audit Committee also reviews a detailed list, prepared by the Company’s financial reporting and legal departments, which describes the specific risks factors affecting the Company’s business and results of operations.  This list is included in the Company’s Annual Report on Form 10-K (and any periodic updates as needed in the Company’s Form 10-Qs, prospectuses, and registration statements).  The Board, and as needed the Audit Committee, reviews the risk factors included in the Form 10-K and, on an as needed basis, any prospectuses or registrations statements before they are filed with the SEC and the Audit Committee solely reviews any changes to the risk factors included in any Form 10-Q.

The Audit Committee further discharges its responsibilities with respect to risk oversight by discussing the Company’s policies over risk assessment and risk management, including financial risk exposure, with certain members of the Company’s senior management team.  The Audit Committee periodically discusses our identified financial and operational risks with the Company’s Chief Executive Officer and Chief Financial Officer and receives regular reports from other members of senior management with regard to our identified risks. The Audit Committee Chairman also shares the findings from these discussions with the Board.  The Audit Committee also discusses the Company’s fraud risk with management and separately with EY.  In connection with the annual update concerning the Company’s compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Audit Committee receives the findings of fraud testing conducted by the Company’s internal audit department in three key areas of the Company’s operations and processes – payroll, travel and entertainment expense, and specialty leasing.  The Audit Committee Chairman also shares the findings from these discussions with the Board. The identified risks and risk mitigation strategies are validated with senior management and discussed with the Audit Committee on an ongoing basis. Lastly, the Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk taking by our employees, including our senior executive officers.

The manner in which the Board administers its risk oversight function is reflected in the leadership structure of the Board.  EY reports directly to the Audit Committee and the Vice President, Internal Audit reports directly to the Audit Committee Chairman. Under our Governance Principles, however, the Audit Committee Chairman reports to the Board on the deliberations and decisions of the Audit Committee, including the deliberations and decisions relating to the Board’s risk oversight functions.  The same is true with respect to the Compensation Committee Chairman with respect to the Compensation Committee’s risk assessment of the Company’s compensation programs and policies. Our management will regularly conduct additional reviews of risks, as needed, or as requested by our Board or the Audit Committee.

Nominations for Director

The Governance and Nominating Committee will consider director nominees recommended by shareholders in accordance with the requirements of the Bylaws. A shareholder who wishes to recommend a director candidate should send such recommendation to our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215, who will forward it to the Governance and Nominating Committee. Any such recommendation should include a description of the candidate’s qualifications for Board service, the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, must comply with the requirements described above and, in addition, must comply with the advance notice requirements for shareholder nominations set forth in our Bylaws.

Our Governance Principles provide that all candidates for election to the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four public company boards, including the Board, unless the Board or Governance and Nominating Committee determines that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of the Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate’s credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities. The recommendation of Mr. J. Taggert Birge to stand as a nominee for election to the Board at the Annual Meeting was made by a non-management director of the Board.

Board and Committee Meetings and Attendance

Our business and affairs are managed under the direction of our Board. During 2016, our Board met seven (7) times. Our Board conducts many of its oversight responsibilities through its committees. During 2016, the Audit Committee met four (4) times, the Compensation Committee met seven (7) times and the Governance and Nominating Committee met six (6) times. The members of the Board serving during fiscal year 2016, attended at least 75% of the aggregate number of meetings of the Board and the committees on which each respective director served during their period of service.

Executive Sessions of Independent Directors

The independent directors meet in executive session without management present in connection with each regularly scheduled Board meeting. During 2016, the independent directors held two (2) executive sessions. Mr. Laikin presided over these executive sessions.

Board Committees

We have the following standing Board committees: Audit Committee, Compensation Committee, and Governance and Nominating Committee. Each of these committees is composed entirely of independent directors. The written charters for each of the Committees are available on the Corporate Governance page of the Investors section of our website at www.washingtonprime.com, or by requesting a copy, in print, without charge by contacting our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215.

The following table sets forth the membership of the Committees as of the Record Date:

Name	Audit Committee	Compensation Committee	Governance and Nominating Committee
John J. Dillon III	x	Chair
John F. Levy	Chair		x
Robert J. Laikin		x	x
Jacquelyn R. Soffer		x	Chair
Sheryl G. von Blucher	x

Audit Committee

The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements.

The Audit Committee has sole authority to appoint or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors.

Among other roles specified in its charter, the Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm: (i) our annual audited financial statements, (ii) our quarterly earnings releases and financial statements, (iii) significant financial reporting issues and judgments made in connection with the preparation of our financial statements, and (iv) any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in the section of this Proxy Statement entitled “Report of the Audit Committee.”

The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act, and the rules and regulations of the SEC. The Board has determined that each of Messrs. Dillon, Levy, and Ms. von Blucher is financially literate under NYSE rules and that Mr. Levy qualifies and serves as an “audit committee financial expert” as defined by SEC rules. Mr. Marvin L. White, a former member of the Board and Audit Committee, served as an “audit committee financial expert” during a portion of fiscal year 2016 and relinquished the role when Mr. Levy joined the Board.

Compensation Committee

The Compensation Committee is appointed to discharge the Board’s responsibilities relating to the establishment and administration of the Company’s policies, programs and procedures for the annual and long-term compensation of our senior executive officers. The Compensation Committee also administers our equity-based compensation plans and programs. Pursuant to its charter, the Compensation Committee also has the power, authority, and discretion to retain, at the Company’s expense, independent counsel and other advisors and experts as it deems necessary or appropriate to carry out its duties.

Among other roles specified in its charter, the Compensation Committee periodically reviews, and makes necessary changes to, our compensation philosophy, reviews and approves the compensation structure for our senior executive officers and other officers, makes recommendations to the Board regarding all equity-based plans and other compensation arrangements which require approval by our shareholders, and approves and authorizes the Company to enter into any employment agreements, severance arrangements, change in control agreements or provisions, or other compensation-related agreements, with our senior executive officers. It also issues the report on its activities which appears in the section of this Proxy Statement entitled “Compensation Committee Report.”

The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC. Ms. Soffer and Messrs. Laikin, Conforti, Overly, and Dillon served on the Compensation Committee during 2016 or, in some instances, a portion of it. Mr. Overly served as chairman of the Compensation Committee until his resignation from the Board on June 20, 2016. Mr. Conforti served as member of the Compensation Committee until he assumed the position of our Interim Chief Executive Officer on June 20, 2016 and no longer qualified as an independent Board member eligible to serve on the Compensation Committee. Mr. Dillon was appointed to the Compensation Committee when he was elected to the Board on June 20, 2016 and assumed the role of chairman of the Compensation Committee. Ms. Soffer and Mr. Laikin served on the Compensation Committee for all of fiscal year 2016.

Board Advisory, LLC (“Board Advisory”) acted as the compensation consultant to the Compensation Committee during a portion of 2016 until August 2016 when Frederic W. Cook & Co., Inc. (“FW Cook”) was engaged by the Compensation Committee to serve as its compensation consultant for the remainder of 2016. In this role, FW Cook, like Board Advisory, provided the Compensation Committee with peer executive compensation data, as well as expertise and advice on various matters brought before the Compensation Committee relating to executive compensation. Both FW Cook and Board Advisory have, through written correspondence, provided the Compensation Committee affirmation of the respective independence of each for the period during fiscal year 2016 that each served as a consultant to the Compensation Committee as well as the independence of the respective partners, consultants, and employees of each as measured by the independence factors for compensation consultants under the listing standards of the NYSE. Based on a review of this information, the Compensation Committee determined that no work provided by its independent consultants raised any conflict of interest. Board Advisory has no affiliation or relationship with the Levy Company disclosed in the biography of Mr. John F. Levy contained in the section of this Proxy Statement captioned “Information About Our Directors, Director Nominees & Executive Officers - Biographies of Incumbent Directors Nominated to Stand for Re-election to the Board.”

In making its compensation decisions, the Compensation Committee relies upon performance data, statistical information and other data regarding executive compensation programs and peer practices provided from time to time from its consultant and from the Company’s human resources department, finance department and the senior management team, including our senior executive officers. The Compensation Committee has access to individual members of management and employees and may invite them to attend any Compensation Committee meeting. After becoming the consultant for the Compensation Committee in August 2016, FW Cook assisted the Compensation Committee in restructuring some of the aspects of the Company’s incentive-based compensation programs, executive severance arrangements, and equity compensation programs that will be effective for fiscal year 2017.

Governance and Nominating Committee

The Governance and Nominating Committee is appointed by the Board to address the broad range of issues surrounding the composition and operation of the Board, develop and recommend to the Board the governance guidelines or principles applicable to the Company and the Board, lead the Board in its annual review of Board performance, review, consider and recommend to the Board the candidates to be nominated for election to the Board to fill new or vacant positions to serve as independent members of the Board, and periodically review and make recommendations to the Board regarding compensation for independent members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE.

Communications with the Board

Our Governance Principles include procedures by which shareholders and other interested parties may communicate with our Board, or one or more specific members thereof, by writing a letter to our Board, c/o the Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215. The Corporate Secretary will regularly forward to the addressee all letters other than mass mailings, advertisements and other materials not relevant to our business or the Board’s operations.

Attendance at Annual Shareholder Meetings by Directors

All of the current members of the Board, who were members of the Board at the time of the 2016 Annual Meeting of Shareholders, attended the 2016 Annual Meeting of Shareholders. We encourage all of the current members of the Board to attend the Annual Meeting.

Policies on Business Ethics

We have adopted a Code of Business Conduct and Ethics, which we refer to as the code of conduct, which requires all business activities to be conducted in compliance with laws, regulations and ethical principles and values. All of our directors, officers and employees are required to read, understand and abide by the requirements of the code of conduct.

The code of conduct is accessible on the Corporate Governance page of the Investors section of our website at www.washingtonprime.com. Any amendment to, or waiver from, a provision of the code of conduct may be granted only by an employee’s immediate supervisor and only after advance notice to, and consultation with, the General Counsel, or in those instances required by the code of conduct, the Chief Executive Officer. Waivers involving any of our executive officers or directors may be made only by the Audit Committee, and all waivers granted to executive officers and directors will be disclosed to our shareholders as required under applicable law and regulations. Our General Counsel, who is responsible for overseeing, administering, and monitoring the code of conduct, reports to the Chief Executive Officer with respect to all matters relating to the code of conduct.

Procedures for Treatment of Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters

In accordance with the Sarbanes-Oxley Act of 2002, our Audit Committee has adopted procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, and auditing matters and to allow for the confidential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters.

Policies and Procedures for Reviewing and Approving Related Party Transactions

As contemplated by our code of conduct, the Audit Committee must review and approve or ratify all related party transactions. Under the code of conduct, a “related party transaction” is a transaction, arrangement or relationship in which the Company (including any subsidiary) was, is or will be a participant, and in which any related person had, has or will have a material direct or indirect interest. Our code of conduct defines a “related person” to be: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, an executive officer, director, or director nominee, (ii) any person known to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and (iii) any family members of any of the foregoing persons. Pursuant to the charter of the Audit Committee, the Audit Committee may not approve a related person transaction unless: (i) it is in, or not inconsistent with, the best interests of the Company and (ii) where applicable, if the terms of such transaction are not at least as favorable to the Company as could be obtained from an unrelated third party. Under our code of conduct, related person transactions are prohibited unless approved or ratified by the Audit Committee.

Corporate Compliance and Ethics Program

The Board has adopted a corporate compliance and ethics program. The program is designed to prevent and detect criminal and other wrongdoing that violates the Company’s existing policies, guidelines, codes, bylaws, and procedures. The program incorporates the terms and conditions of the Company’s existing compliance policies, guidelines, codes, bylaws, and procedures where appropriate and establishes the processes and procedures by which certain personnel of the Company shall report ethics and compliance violations to the Board or a duly authorized committee of the Board. The Company’s General Counsel and its Vice President, Internal Audit have been appointed by the Audit Committee of the Board to have shared responsibility for the day-to-day administration and oversight of the program. The Vice President, Internal Audit oversees and monitors compliance with the Company’s audit, tax, accounting, financial reporting, and finance policies and procedures that are covered by the program while the Company’s General Counsel oversees and monitors compliance with the Company’s ethics, governance, operational, records retention, and legal policies and procedures that are covered by the program. On an annual basis, the Company’s General Counsel reports to the Audit Committee on the implementation and effectiveness of the program.

The Disclosure Committee

The Disclosure Committee currently consists of Ms. Janette P. Bobot, Chairperson of the Disclosure Committee and also Vice President of the Company’s internal audit department, and four (4) additional persons consisting of, as of the Record Date, Messrs. Louis G. Conforti, Mark E. Yale, Keric M. “Butch” Knerr, and Robert P. Demchak. The function of the Disclosure Committee is to ensure the accuracy, completeness, and timeliness of any and all material disclosures made to the Company’s shareholders, the investment community, and the SEC, that pertain to Company matters, including, but not limited to, the Company’s financial condition and results of operations. The Disclosure Committee is not a committee of the Board. The Disclosure Committee met four (4) times during the fiscal year ended December 31, 2016. The Chief Executive Officer and the Chief Financial Officer have adopted a Disclosure Committee Charter and it sets out the responsibilities, authority, and specific duties of the Disclosure Committee.

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AUDIT COMMITTEE STATEMENTS

Management has the primary responsibility for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; maintaining effective internal control over financial reporting and issuing management’s report on internal controls over financial reporting, and procedures in accordance with applicable laws and regulations.

EY, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on whether our consolidated financial statements present fairly, in all material respects, our consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY is also responsible for expressing an opinion on the effectiveness of internal controls over financial reporting.

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2016 and discussed them with our management and our independent registered public accounting firm.

The Audit Committee also has received from, and discussed with, our independent registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Auditing Standard No. 16 Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

February 21, 2017	Respectfully submitted, John F. Levy, Chairman John J. Dillon Sheryl G. von Blucher

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COMPENSATION RISK ASSESSMENT

In addition to the risk oversight responsibilities of the Board and Audit Committee that were discussed earlier, the Compensation Committee conducts, in accordance with applicable SEC rules, an annual risk assessment of the Company’s compensation plans, policies, programs and practices to determine whether such plans, policies, programs and practices create risks that are reasonably likely to have a material adverse effect on the Company. The review conducted by the Compensation Committee focused on a number of aspects relating to our compensation program, but primarily on whether any compensation related risks have developed inherently or otherwise in connection with the Merger integration or if any compensation incentives have been adopted that encourage high risk behavior at the expense or detriment of long-term Company value and which are reasonably likely to create a material adverse effect. Based on this assessment, the Compensation Committee concluded that the Company’s compensation plans, policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. As part of its assessment, the Compensation Committee evaluated the Company’s compensation plans, policies, programs and practices, including, but not limited to, the plans and policies relating to the Company’s salaried compensation, cash incentive plans, and long-term equity incentive awards, to determine their propensity to cause undue risk taking by employees, including the Company’s executive officers, relative to the level of risk associated with the Company’s business model and operations.

As of the end of 2016, our company, on a consolidated basis, had 940 employees, of which approximately 230 were part-time. These employees were generally compensated in accordance with pay practices implemented and used by GRT prior to the Merger. In connection with the Merger integration, we continued the majority of these pay practices, but did also slightly modify some and have discontinued others. With regard to executive officer pay in 2016, the emphasis continues to be on improving long-term performance to enhance shareholder return and enterprise value. Furthermore, the Company incorporates a number of design features to mitigate undue risk in its compensation programs including, limits on both annual and long-term incentive plan payouts, the use of multiple performance metrics to measure individual and corporate performance, stock ownership guidelines, and equity compensation that encourages a long-term perspective on performance. The Company has clawback policies applicable to performance-based compensation as well as internal controls and financial transparency that limit the degree of financial risk that can be undertaken without scrutiny. The Compensation Committee completed its annual assessment shortly after the end of 2016 as part of its obligation to oversee the Company’s compensation risk assessment process and made the findings summarized above available to the full Board.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Discussion & Analysis (“CD&A”) describes our executive compensation philosophy and programs, the decisions the Compensation Committee made with regard to compensation for the named executive officers (“Named Executives”), and the factors considered in making those decisions. The Named Executives for 2016 were:

Named Executive Officer	Title in 2016
Louis G. Conforti	Chief Executive Officer(1)
Keric M. “Butch” Knerr	Executive Vice President and Chief Operating Officer
Make E. Yale	Executive Vice President and Chief Financial Officer
Robert P. Demchak	Executive Vice President, General Counsel and Corporate Secretary
Melissa A. Indest	Senior Vice President, Finance and Chief Accounting Officer
Michael P. Glimcher	Former Vice Chairman of the Board and Chief Executive Officer(1)

(1)

Mr. Louis G. Conforti became our Interim Chief Executive Officer on June 20, 2016 and was elected Chief Executive Officer on October 6, 2016. Mr. Glimcher resigned as Vice Chairman and Chief Executive Officer on June 20, 2016.

Executive Summary

Business Highlights

2016 was a transformational year for the Company. During 2016, we completed a significant leadership transition through which Mr. Conforti succeeded Mr. Glimcher as Chief Executive Officer. Mr. Conforti was appointed Interim Chief Executive Officer on June 20, 2016, and on October 6, 2016, Mr. Conforti was elected Chief Executive Officer by the Board. Under Mr. Conforti’s leadership, we foundationally strengthened the Company, as illustrated by improved financial metrics which rank among the best in the sector for 2016, as well as stable net operating income (“NOI”) in our enclosed assets and leading same center NOI growth in our open air assets. Significant accomplishments for 2016 include:

Integration

We integrated operations and transitioned the properties previously managed by Simon at the Merger closing date onto the Company's operational platform in March 2016. Following the completion of the integration, we achieved estimated annualized savings of approximately $13 million which commenced during the third quarter of 2016. We also reduced corporate overhead by approximately $5 million in June 2016 and improved operating efficacy across the organization.

Total Shareholder Return (“TSR”)	Our TSR for 2016 was 7.79%, which ranked at the 85th percentile of the Relative TSR Peer Group (defined below).
Financial Achievement

Funds from Operations (“FFO”) for fiscal year 2016 were $398.1 million, or $1.80 per diluted share. This compares to $375.3 million, or $1.71 per diluted share, during fiscal year 2015. Merger, restructuring and transaction costs of $(29.6) million and $(31.7) million for the twelve months ended December 31, 2016 and 2015, respectively, are excluded from adjusted FFO (“AFFO”). Also excluded from AFFO is a gain on debt extinguishment of $34.6 million in fiscal year 2016, as well as $(10.4) million in bridge loan fee amortization in fiscal year 2015. When excluding these items, AFFO for fiscal year 2016 was $393.1 million, or $1.78 per diluted share, which compares to $417.4 million, or $1.91 per diluted share for fiscal year 2015.

Comparable NOI for the Company’s core portfolio increased 2.1% in 2016, compared to a year ago, in line with internal expectations. Comparable NOI for the community center portfolio increased 4.4% in 2016, compared to a year ago. Comparable NOI for the core enclosed retail properties increased 1.4% in 2016, compared to the prior year period.

Operational Accomplishments

Ending occupancy for the core properties was 94.0% as of December 31, 2016, compared to 93.5% a year ago, an increase of 50 basis points. Base rent per square foot for core properties was $21.67, an increase of 0.2%, compared to $21.63 per square foot a year ago. Inline store sales at the Company’s core enclosed properties increased 0.5% to $368 per square foot for the twelve months ended December 31, 2016, compared to $366 per square foot for the same period a year ago.

Development and Redevelopment	We completed 26 small and large scale redevelopment and re-tenanting projects in 2016 averaging 9.5% return on invested capital.

Joint Ventures

We entered into a definitive agreement in November 2016 for a second joint venture with O'Connor, with respect to the ownership and operation of seven of the Company's retail properties, which are valued at approximately $608 million, with expected net proceeds of approximately $350 million, including the Company's pro rata share of new mortgage debt of over $100 million, which will be used to reduce the Company's outstanding debt and for general corporate purposes.

Dispositions

As of December 31, 2016, we have completed the sale of four noncore assets and entered into definitive agreements to sell the remaining three noncore assets for combined proceeds of approximately $100 million.

Debt Management

We managed the Company's debt maturity schedule to reduce mortgage indebtedness by approximately $160.1 million following the lender transitions of Chesapeake Square, Merritt Square Mall and River Valley Mall. In addition, we achieved at 2016 year-end net debt to EBITDA ratio of approximately 6.9x.

2016 Say-on-Pay and Shareholder Outreach Efforts

At our Company’s 2016 Annual Meeting of Shareholders (the “2016 Meeting”), approximately 60% of the votes cast were in favor of the non-binding resolution to approve executive compensation. Following the filing of our 2016 proxy statement related to our 2016 Meeting and prior to the 2016 Meeting, we held discussions with institutional shareholders representing over 35% of our outstanding Common Shares to solicit feedback on our executive compensation program design and structure and to better understand shareholder perspectives.

In addition, in the fourth quarter of 2016, our Compensation Committee engaged FW Cook, its independent consultant, to conduct a comprehensive review of our executive compensation programs and related policies, to ensure they appropriately supported our business objectives and were consistent with recognized corporate governance best practice. Based on what we learned from this shareholder outreach, and with input from FW Cook, the Compensation Committee made changes to our executive compensation practices, as outlined in the following table:

What We Heard	How We Responded
Opposition to excise tax gross-up and high levels of severance paid to certain former executives.

Severance for our former Chief Executive Officer was three times the sum of base salary and target bonus and included a tax gross-up for golden parachute excise taxes. Mr. Yale and Ms. Indest’s former severance arrangements included a severance multiplier for salary compensation and excise tax gross-up. As part of the process of providing a consistent set of employment and severance agreements to our executive team, we renegotiated existing agreements such that we no longer have any agreements containing an excise tax gross-up provision. In addition, the severance multiples in the new agreements are lower at two times the sum of base salary and target bonus, with the exception of Mr. Yale, whose severance multiple will be reduced from three to two times after December 31, 2017.

Preference for longer measurement period for performance-based long-term incentives.

We redesigned the performance share component of our long-term incentive program, which makes up 50% of the target shares awarded. Starting with 2017 grants, performance-based equity awards will be earned based on our TSR relative to peers over a prospective three-year performance period.

Preference for cap on relative TSR awards if absolute TSR is negative.	Starting with 2017 grants, our relative TSR performance-based equity awards will be capped at 100% of target if our absolute TSR is negative, regardless of our relative TSR performance.
Opposition to “single-trigger” equity vesting in the event of a change in control.	Our amended employment and severance agreements require a “double-trigger” for equity to vest in the event of a change in control.

We have included a proposal to amend our Articles to clarify that we have majority voting in non-contested elections and plurality voting in contested elections. Our Board and Compensation Committee will continue to review and examine the results of non-binding advisory shareholder votes on executive compensation that we hold in the future in order to discern any meaningful trends and to consider the voting results in light of our existing governance policies and procedures, bylaws, as well as our executive compensation programs, policies, and objectives.

Compensation Earned for 2016 Performance

Our Named Executives earned the following compensation for the performance periods ending December 31, 2016, as a result of our financial and strategic accomplishments, as well as our percentile rank with respect to our peers for TSR.

Annual Cash Bonuses

Based on our FFO per share, as adjusted, of $1.781 (weighted 50%), performance versus the strategic objectives (weighted 25%), as well as the Compensation Committee’s assessment of individual performance (weighted 25%), our Named Executives other than Mr. Conforti and Mr. Glimcher earned bonuses ranging from 103% to 105% of target. The payouts regarding the bonuses as a percentage of target were lower in 2016 than 2015.

Neither Mr. Glimcher nor Mr. Conforti were eligible to receive cash bonuses in 2016. Mr. Conforti’s base salary as Interim Chief Executive Officer was intended to represent the total cash compensation he would earn for his role as Interim Chief Executive Officer. This base salary (effectively a total compensation amount) as Interim Chief Executive Officer was approved by the Compensation Committee when the Company sought to obtain a highly qualified Interim Chief Executive Officer in a very short time frame following the resignation of the Company’s former Vice Chairman and Chief Executive Officer. For 2017, Mr. Conforti’s base salary has been reduced, and he will participate in the Company’s cash incentive program beginning with the 2017 performance year.

Refer to the section of the CD&A captioned “2016 Annual Incentive Cash Bonus Plan” for additional detail.

Long-Term Incentives

In 2016, each of the Named Executives had the opportunity to earn a grant of RSUs based (x) 50% on our relative TSR versus a retail REIT peer group and (y) 50% on our achievement of strategic objectives. Based on our 85th percentile TSR during 2016, as well as the accomplishment of our strategic objectives, the Named Executives earned their full long-term incentive opportunity for 2016. The RSUs granted in settlement of this program will vest in three installments on February 21, 2018, 2019, and 2020. Mr. Conforti and Mr. Glimcher did not participate in this program.

Two Named Executives received special “inducement” grants of RSUs in 2016. In connection with his appointment as Chief Executive Officer, Mr. Conforti was granted a special “inducement” grant of RSUs, which is intended to replace compensation he forfeited when leaving his prior employer as well as to reward his strong performance and effective strategic repositioning during his Interim Chief Executive Officer service. These inducement RSUs cliff vest three years from the date of grant. Mr. Demchak also received a one-time inducement award upon his promotion to General Counsel, and to reward his significant contributions to the Company with respect to several projects during the first half of 2016. These inducement RSUs also vest three years from the date of grant.

With respect to the special performance-based LTIP Unit allocations awarded in 2014 and 2015 (“Performance-Based LTIP Allocations”) to certain Named Executives with performance periods ending December 31, 2016, none of the allocated LTIP Units were earned based on our absolute and relative TSR for the applicable performance periods.

Refer to the section of the CD&A captioned “Long-Term Equity Compensation” for more detail.

Compensation and Corporate Governance

Our commitment to strong corporate governance can be understood by reviewing the following list of what we do and do not do:

What We Do	What We Don’t Do
Majority of executive pay is tied to performance.	We do not provide golden parachute excise tax or other tax gross-ups.
We require executives and non-employee directors to acquire and maintain meaningful ownership of our stock to ensure their interests are aligned with the long-term financial interests of our stockholders.	We do not provide significant perquisites or supplemental executive retirement plans.
We maintain an executive compensation clawback policy.	Our equity plans expressly forbid option repricing and exchange of underwater options for other awards or cash, without shareholder approval.
Our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.	We prohibit executives and directors from short-selling or hedging Company stock.
We conduct an annual risk assessment of all of our compensation programs to ensure they are not likely to have a material adverse impact on the Company.	We do not pay dividends or dividend equivalents on unearned performance shares unless and until the underlying share is earned.
The Compensation Committee engages an independent consultant that provides no other services to the Company.	We do not provide guaranteed bonuses.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to achieve the following objectives:

►

to pay for performance based upon both near-term and long-term financial and strategic results, the performance of our shares over time, and the executive’s leadership and contributions to our company;

►	to attract and retain senior executive officers who are important to the success of our company by awarding compensation that is tied to continued long-term employment;

►

to align the interests of executives with those of our shareholders by providing a significant portion of total compensation in the form of equity and by maintaining meaningful stock ownership requirements; and

►	to maintain high standards of corporate governance relating to executive compensation.

Compensation Decision Making Process

Role of the Compensation Committee. Our Compensation Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy, and authorizes awards under our incentive plans.

Role of Management. Management provides input into the design of incentive compensation programs, to ensure these programs support the Company’s business objectives and strategic priorities. With respect to performance measures and goals, the annual operating plan initially established by management, but approved by our Board, is an important input into the Compensation Committee’s decision making process. In addition, our Chief Executive Officer works with the Compensation Committee and its independent consultant to develop recommendations for pay levels for executives other than himself, based on competitive market data, internal fairness between executives, past performance and future potential. Members of the management team attend Compensation Committee meetings, but are not present for executive sessions. The Compensation Committee makes all final decisions with respect to compensation of our Named Executives.

Role of Compensation Consultant. The Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. As requested by the Compensation Committee, our compensation consultant periodically provides reviews of the various elements of our compensation programs, including evolving compensation trends and market data.

As previously discussed, the Compensation Committee retained FW Cook as its independent compensation consultant in August 2016. FW Cook conducted a competitive analysis of our executive compensation program and related policies to provide input into the Compensation Committee’s decision-making process. FW Cook’s competitive analysis compared our target executive compensation opportunities and the design of our annual and long-term incentive programs to those in place at a peer group of retail REITs of similar size to us in terms of enterprise value or total capitalization. The peer group used for the competitive analysis included the following companies:

Acadia Realty Trust	Kite Realty Group Trust	Tanger Factory Outlet Centers
CBL & Associates Properties	The Macerich Company	Taubman Centers, Inc.
DDR Corp.	Pennsylvania Real Estate Trust	Urban Edge Properties
Equity One, Inc.	Regency Centers Corporation	Weingarten Realty Investors
Federal Realty Investment Trust	Retail Opportunity Investments Corp.
Kimco Realty Corporation	Retail Properties of America

FW Cook observed that base salaries for our executive officers were generally in the median range, target annual cash bonuses were above the median range, and target long-term incentive values were below the median range. The resulting target total direct compensation was generally in the median range compared to named executive officers at the peer companies. Over time, the Compensation Committee plans to gradually adjust the pay mix to be more consistent with peer group practices, with the expectation that future increases in target total direct compensation opportunities will be provided primarily in the long-term incentive component, rather than in the cash compensation components.

The Compensation Committee used the competitive market data as one of many factors in making its compensation decisions. Other factors considered include the scope of the executive’s role and its importance to the organization, the individual’s experience, performance, and future potential, past performance, and succession planning considerations.

The Elements of Compensation Within Our Executive Compensation Program

The table below indicates how each compensation element for the Named Executives is intended to achieve each of the aforementioned objectives.

Element of Compensation	Rewarding Performance	Aligning Interests	Attracting and Retaining	Comments/Summary
Base Salary	X		X

Set by terms of employment agreement or offer letter and may be adjusted by Compensation Committee. Modest adjustments were made to executive salaries, including certain Named Executives, in early 2016. Further salary adjustments were made later in 2016 for certain Named Executives in connection with promotions.

Annual Cash Bonus	X		X

Cash bonus award for 2016 made pursuant to plan in which corporate and individual performance determine payout relative to target award/payment. Generally, eligibility and target award size determined by employment agreement or offer letter. Terms of plan permit Compensation Committee to exercise some element of discretion in determining actual bonus payouts. Mr. Conforti and Mr. Glimcher were not entitled to a cash bonus for 2016.

Annual Long-Term Incentive Equity Awards	X	X	X

Annual awards provide an opportunity for executives to earn equity based on WPG’s relative TSR performance and through achievement of key strategic objectives that ultimately support long-term value creation. The intent is for the awards to align the interests of recipients with value creation and share ownership.

Special Inducement Equity Awards	X	X	X

Inducement equity awards are one-time awards that represent a portion of the financial commitment used to recruit and retain award recipients. In 2016, Mr. Conforti received an inducement equity award to encourage him to accept the role of Chief Executive Officer and to make up for compensation he forfeited from the partnership he left. Mr. Demchak also received a special equity award in 2016 in connection with his promotion to General Counsel, and to reward his significant contributions to the Company with respect to several projects during the first half of 2016. Additionally, vesting events occurred in 2016 for inducement equity awards made to certain Named Executives in 2015 following the Merger and in 2014 prior to the Merger. Each of these grants vest over a period of years thereby aligning the interests of the recipients with Company shareholders and creating a retention incentive.

Special Performance- Based Equity Awards	X	X	X

Special performance-based equity awards represent an additional financial commitment made to recipients to award achievement of market based performance objectives measured over multi-year periods. Awards were made to certain Named Executives before the Merger in 2014 and others in 2015 following the Merger. These awards have performance-based absolute and relative TSR vesting conditions over three overlapping performance periods which immediately created a long-term financial interest in the Company which is only realized through TSR performance. Based on performance through the end of 2016, none of the shares eligible to vest as of that date were earned.

Termination Payments and Change in Control Benefits		X	X

Severance benefits provide financial protection in the event of a termination of employment outside of the Named Executive’s control and serve as a financial bridge between employment. Change in control benefits mitigate Company risk in the event of a potential transaction that may directly impact a Named Executive’s employment. These financial protections allow executives to focus on the transaction and further align executives’ interests with those of shareholders. Legacy arrangements from GRT were amended at the beginning of 2017 for certain Named Executives to eliminate problematic pay practices such as excise tax gross-ups. Additionally, payments of severance compensation and benefits outside of the context of a change in control were made during 2016 in connection with the resignation of the Company’s former Vice Chairman and Chief Executive Officer.

Other Benefits			X

Named Executives currently employed with us are entitled to participate in our 401(k) retirement plan, medical insurance plan, disability plans and other benefits on the same basis as other salaried employees. As with other salaried employees, these benefits are provided as part of the compensation package to improve employee health and well-being and to comply with government regulations. Oversight of the Compensation Committee is also provided for this compensation element, as applicable and necessary.

2016 Salary Compensation

Base salaries are set for each of the Named Executives under the employment agreements or arrangements each has with the Company. For Named Executives currently employed with us, these arrangements allow for periodic adjustments as circumstances warrant. During the first fiscal quarter of 2016, the Compensation Committee approved merit-based base salary increases for the Company’s then executive personnel, including each of the Named Executives then serving as an executive officer of the Company, ranging from 2.5% to 3%. Additionally, later in 2016 and in connection with his promotion to Executive Vice President, General Counsel and Corporate Secretary, Mr. Demchak’s annual base salary was increased from $307,500 to $375,000.

Mr. Conforti’s base salary for 2016 reflects the salary approved by the Compensation Committee when the Company sought to obtain a highly qualified Interim Chief Executive Officer in a very short time frame following the resignation of the Company’s former Vice Chairman and Chief Executive Officer. This base salary was effectively a total compensation amount, as the Compensation Committee did not intend to pay a cash bonus or provide a long-term incentive grant to Mr. Conforti in the Interim Chief Executive Officer role. When Mr. Conforti’s interim role ended and he became Chief Executive Officer, the Compensation Committee determined new compensation arrangements more consistent with market practice that commenced January 1, 2017. Starting in 2017, Mr. Conforti’s base salary was reduced to $900,000, and he will participate in the annual cash bonus and long-term incentive program available to other executive officers. Also, in connection with his appointment as Chief Executive Officer, Mr. Conforti was granted a special “inducement” grant of RSUs, which was intended to replace compensation he forfeited in leaving his prior employer as well as to reward his strong performance and effective strategic repositioning during his Interim Chief Executive Officer service.

The 2016 base salaries for the Named Executives are listed below along with the portion of the base salary each Named Executive received during 2016 (all amounts are rounded to the nearest dollar):

	2016 Annual	2016 Base
Named Executives	Base Salary	Salary Earned
Mr. Louis G. Conforti	$1,825,000	$1,825,000
Mr. Mark E. Yale	$512,500	$509,135
Mr. Keric M. “Butch” Knerr	$507,373	$504,042
Mr. Robert P. Demchak	$375,000	$339,231
Ms. Melissa A. Indest	$293,550	$291,248

	2016 Annual	2016 Base
Former Executive	Base Salary	Salary Earned
Mr. Michael P. Glimcher	$845,625	$434,526

Except for Mr. Conforti, the salaries earned for 2016 by the Named Executives currently employed with us do not fully reflect the salary modifications discussed above because the Named Executives, as well as our other salaried personnel who received adjustments, were paid at the adjusted rates on an annualized basis once the increases became effective on March 28, 2016. With respect to Mr. Demchak, his earned salary is reflective of the annual merit-based increase and the salary increase implemented in connection with his promotion in June 2016. With respect to Messrs. Conforti and Glimcher, the earned salaries are reflective of the period of time each was employed with the Company during fiscal year 2016.

The Compensation Committee may review annual base salaries and modify them from time to time to address market comparability, change in responsibilities, or intracompany pay equity concerns. During fiscal year 2016, our Chief Executive Officer and Chief Financial Officer each had, respectively, the highest salary compensation amongst the Named Executives because of their management and oversight responsibilities. These differences in compensation are also reflected in our bonus, equity incentive opportunities, and change-in-control arrangements for the same reasons. In establishing base salaries for fiscal year 2016, the eventual amount of a Named Executive’s 2016 annual base salary was not affected or influenced by the amount of any other compensation element within our executive compensation program. However, annual paid salary or, in some instances, base salary is a variable used in the formula to determine the annual performance bonus targets for certain Named Executives and the initial cash value of the annual awards for certain Named Executives. Annual base salary is a variable in the formula to determine parts of certain Named Executive’s particular severance or change in control payout under our executive severance arrangements. Salaries earned by the Named Executives for fiscal year 2016 are reflected in column (c) of the Summary Compensation Table and account for approximately 20% to 43% of a Named Executive’s (excluding the former executive) total annual compensation reported in the Summary Compensation Table.

2016 Annual Incentive Cash Bonus Plan

The annual cash bonuses for our senior executive officers, including the eligible Named Executives, are designed to motivate the senior executive officers to achieve our company’s short-term corporate goals and objectives. The amount of the 2016 bonus payment for our senior executive officers, including eligible Named Executives, is for performance during 2016, determined based upon the terms and conditions of the 2016 WPG Executive Bonus Plan (the “2016 Plan”) or, in certain instances, the terms of the respective Named Executive’s employment agreement.

Target Bonus Opportunities

Each participant in the 2016 Plan has a target bonus opportunity equal to a percentage of base salary. The target bonus for eligible Named Executives under the 2016 Plan ranged from 75% to 175% of actual paid salary (or in the case of Mr. Demchak of annualized base salary).

Named Executive	Target Bonus (% Salary*)	Target Bonus Payout Amount ($)
Mr. Yale	125%	$636,419
Mr. Knerr	175%	$882,073
Mr. Demchak	150%	$562,500
Ms. Indest	75%	$218,436

*Based on actual salary earnings for the year, except for Mr. Demchak where target bonus is a percentage of annualized base salary.

Messrs. Conforti and Glimcher were not eligible for a cash bonus in 2016. The 2016 Plan requires that in order for participants to receive a bonus payment, the participant must be actively employed with the Company (or any affiliate) on the date the bonus payment is approved by the Compensation Committee. For this reason, as explained earlier, Mr. Glimcher was ineligible to receive a bonus payment. Mr. Conforti will participate in the Company’s cash incentive program beginning with the 2017 performance year.

Performance Measures and Weightings

The 2016 Plan is funded if a specified threshold level of FFO per diluted Common Share, as adjusted and more fully described below, is achieved by WPG for fiscal year 2016. If actual FFO per diluted Common Share, as adjusted, is below the threshold level, the 2016 Plan is not funded and no bonuses are paid to any 2016 Plan participants including eligible Named Executives.

Under the 2016 Plan, performance is measured in three categories with the following weightings:

Measure	Weighting
FFO per Diluted Common Share (“FFO Component”)	50%
Strategic Objective Component	25%
Individual Objective Component	25%

a.	FFO per Diluted Common Share

Our company is a REIT that primarily owns, leases, acquires, develops, and operates enclosed retail properties and community shopping centers. In order to maintain WPG’s REIT status, we must distribute at least 90% of our ordinary taxable income to WPG’s shareholders. We use FFO as a supplemental metric to net income to measure our operating performance. FFO is the commonly accepted and recognized measure of operating performance for REITs by the real estate industry. FFO is defined by the National Association of Real Estate Investment Trusts, or NAREIT, as net income (or loss) computed in accordance with generally accepted accounting principles, or GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items and cumulative effects of accounting changes, excluding gains and losses from the sale or disposal of previously depreciated retail operating properties, excluding impairment charges of depreciable real estate, plus the allocable portion of FFO of unconsolidated entities accounted for under the equity method of accounting based upon economic ownership interest. We believe that per share growth in FFO is an important factor in enhancing shareholder value. Therefore, a component of our executive compensation program is designed to reward achievement of our company’s year-end FFO goals. Although FFO is partly influenced by market forces that are beyond our control, we feel that our senior executive officers, including the Named Executives, have the greatest opportunity to influence performance in this area. Therefore, we base a large portion of their total cash compensation on an evaluation of WPG’s annual FFO results. FFO does not represent cash flow from our operating activities in accordance with GAAP and our FFO may not be directly comparable to similarly titled measures reported by other REITs. Moreover, FFO should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our executive bonus plan uses FFO performance targets to determine a portion of each Named Executive’s annual bonus. We calculate WPG’s reported FFO (with adjustment for non-recurring items per Common Share for reporting purposes by dividing WPG’s FFO by the weighted average number of Diluted Common Shares outstanding for the fiscal year which WPG’s per Common Share FFO is being determined.

Under the terms of the 2016 Plan, the fiscal impact, whether positive or negative, of certain unanticipated or unplanned factors or events not contemplated in the Company’s fiscal year 2016 consolidated corporate budget shall be excluded from the calculation of WPG’s year-end FFO per Diluted Common Share metric used to determine payout amounts for FFO performance under the 2016 Plan. Examples of factors enumerated under the 2016 Plan the impact of which may be excluded or disregarded in determining the Company’s 2016 fiscal year end FFO per Diluted Common Share include: (A) non-cash asset write downs or impairments, (B) the financial impact of dispositions, acquisitions, ventures, or similar transactions, and (C) the financial impact of charges and expenditures associated with the early extinguishment of debt and the discontinuation of certain transactions or pre-development and development projects. The terms of the 2016 Plan authorize the Compensation Committee to use its discretion to reject any of the aforementioned adjustments described above in approving the final payout amount for the FFO Component of the bonus payment. The terms of the 2016 Plan also empower the Compensation Committee to use its discretion to make any other adjustments they believe are appropriate in approving the final bonus payout amount for the Company’s 2016 FFO performance.

b.	Strategic Objectives

Our Company’s strategic performance is rewarded through our annual cash bonus and our annual equity awards based upon the Compensation Committee’s assessment of the Company’s performance compared to our corporate strategic objectives. Our corporate strategic objectives are reviewed and approved annually by the Compensation Committee at the time the annual cash bonus plan and annual equity awards are approved, typically in the first fiscal quarter of the performance period. The Company believes achievement of the Strategic Objectives are critical to long-term value creation and as such, are critical to aligning the interests of the Company’s senior executive officers, including the Named Executives, with our shareholders as well as with the long-term success of our company.

c.	Individual Performance

Individual performance is evaluated and rewarded based primarily upon an assessment of the executive’s achievement of predetermined individual objectives that are linked to our overall corporate goals. Generally, individual objectives of the executives differ for each officer and are established prior to or near the beginning of the evaluation year in connection with the adoption of the executive bonus plan for that year.

Actual Performance for 2016

a.	FFO per Diluted Common Share

Following the Compensation Committee’s review and evaluation of our year-end FFO performance, the amount of the FFO Component of a Named Executive’s annual bonus under the 2016 Plan was determined using the following scale:

	Evaluation Levels for Per Common Share FFO Performance*
	Threshold	Target	Maximum	Actual
FFO per Diluted Common Share	$1.756	$1.776	$1.856	$1.781
Payout (% of Target for FFO Component)	35%	100%	150%	103.1%

*Payouts for performance between levels is interpolated.

The FFO targets stated in the chart above were formulated to include the range of our anticipated or forecasted 2016 per Diluted Common Share FFO results that were initially announced by our company at the beginning of 2016. The 2016 FFO target aligned with the Company’s guidance and was expected to be less than the $1.91 AFFO per Diluted Common Share in 2015. Our 2016 strategic plan included disposing of underperforming assets through sales of non-core assets, lender transitions of over-levered properties as well as dilution related to increases in interest expense all of which impacted our FFO performance levels in 2016. In addition, the first joint venture with O’Connor closed in the middle of 2015, resulting in dilution in 2016 as the transaction was in place the entire year of 2016. While these activities were dilutive to FFO, the result was a much stronger balance sheet with significant improvement in the Company’s debt-to-EBITDA ratio. The Company is committed to improve the balance sheet as a key objective, in addition to divesting of non-core properties, both of which has an impact on FFO growth, but enhances the quality of the Company’s financial strength as well as the portfolio of properties. The Compensation Committee factored in the effect on FFO of the successful implementation of the 2016 strategic plan when it set the valuation levels in the 2016 Plan for the per Common Share FFO performance.

b.	Strategic Objectives

In determining the payout for the Strategic Objectives Component of the annual bonus, the Compensation Committee assessed the Company’s performance in achieving the following Strategic Objectives established for fiscal year 2016:

Objective	Achievement

Bring on line contributions from the Company’s redevelopment pipeline at targeted returns (in excess of $7 million in contributions considered target performance and over $7.7 million in contributions considered maximum performance).

Above Maximum. Brought approximately $8 million in contributions online in 2016.
Deliver net operating income growth in the Company’s core portfolio during 2016 (growth of 2.0% or greater considered target performance and growth of 2.5% considered maximum performance).	Above target. Same center NOI growth was 2.1%.
Achieve corporate overhead expense in the range of 6% of revenues during the second half of fiscal year 2016.	Above target. Achieved 5.7% of pro-rata revenue from July 2016-December 2016.

Complete the transition of the Company’s highly levered assets with near term debt maturities (Merritt Square, River Valley Mall, Chesapeake Square, and Southern Hills Mall) and successfully execute asset disposal plan approved by the Board.

Target. All complete other than Southern Hills, which was deferred to 2017 for tax planning purposes.

Achieve net debt-to-EBITDA ratio of less than 6.9x. Ensure the Company is positioned to execute in the bond markets (public or private) with successful performance defined as an offering resulting in a term of seven years or more and pricing in line with assumptions included in the Company’s 2016 business plan.

Below Target. Achieved net debt-to-EBITDA ratio of 6.9x. Did not execute a bond market transaction, due primarily to industry sentiment.

The Compensation Committee assessed performance on the Strategic Objectives, consider those achieved above target with those achieved below target, and assessed our performance at the 100% of target level. This achievement percentage was applied to 25% of an eligible Named Executive’s target annual bonus, to determine the payout for the Strategic Objectives Component.

c.	Individual Objectives

In determining the Individual Objectives Component of the annual performance bonus, the Compensation Committee considers the overall performance of an eligible Named Executive on his or her Individual Objectives. Upon the completion of the eligible Named Executive’s performance evaluation, such Named Executive receives an overall achievement percentage that can be zero or range from 25% to 150% and reflects the person’s respective performance on his or her Individual Objectives. This overall achievement percentage is then applied to 25% of such Named Executive’s target annual bonus to determine the payout for the Individual Objectives Component. There are no guaranteed bonuses.

Individual objectives for each of the Named Executives who participated in the 2016 Plan related to the following:

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Mr. Yale: lead and support the integration team to realize targeted synergies, execute on plans for the Company’s 2016 secured debt maturities, engage with rating agencies and bankers and make progress to reduce leverage, identify and implement cost reduction opportunities.

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Mr. Knerr: increase occupancy, grow same center NOI, complete redevelopment projects at targeted returns, successfully transition and integrate the leasing and property management functions, create opportunities for leasing, development and property management teams in the community lifestyle centers and mall groups to collaborate and create value-added opportunities.

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Mr. Demchak: coordinate transition of legal matters from Simon, manage legal function both at the transactional and corporate level, successfully close on all secured and unsecured debt transactions and restructure loans where needed, successfully close on disposition of selected assets.

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Ms. Indest: lead and support the integration team to realize targeted synergies, identify and implement cost reduction opportunities, expand sell-side analyst coverage, lead effort to design and implement value-add management reporting and analysis systems.

Total Payouts to Eligible Named Executives under the 2016 Plan

The chart below summarizes the payout amounts for each bonus-eligible Named Executive based upon the Company’s performance in FFO per Diluted Common Share, the Strategic Objectives, and each person’s performance on his or her Individual Objectives (amounts are rounded to the nearest dollar):

Named Executive	FFO per Diluted Common Share Component (103.1% of Target)	Strategic Objectives Component (100% of Target)	Individual Objectives Score (% of Target)	Individual Objectives Component	Total Bonus Award
Mr. Yale	$328,073	$159,105	105%	$167,060	$654,238
Mr. Knerr	$454,709	$220,518	110%	$242,570	$917,797
Mr. Demchak	$289,969	$140,625	110%	$154,688	$585,282
Ms. Indest	$112,604	$54,609	112.5%	$61,435	$228,648

Long-Term Equity Compensation

Overview

Our long-term equity compensation program is designed to (A) to reward executives based on financial and market performance, (B) align the interests of executives and our shareholders, and (C) attract and retain qualified and experienced executives. Although we anticipate that the size and nature of our future equity compensation awards will be influenced by our compensation objectives generally, historical practices, market or peer group comparisons, and individual performance will also influence our decision-making and practices with respect to this aspect of our executive compensation program.

In 2016, equity incentive compensation awards to executives and certain non-executive personnel were in the form of a RSU Allocation (defined below). However, LTIP Units, inclusive of allocated unissued performance based awards, continue to comprise the majority of our outstanding equity awards granted (or allocated) since the Merger. The terms and structure of the RSUs and LTIPs awarded or allocated during fiscal year 2016 were similar to RSUs and LTIP Units awarded or allocated by the Company in prior years. Each is authorized by the WPGLP Plan and represent a separate class of equity interests in the Company. Unvested RSUs are a derivative security of our Common Shares that entitle the holder, subject to vesting, to one Common Share for each issued, outstanding and vested RSU. RSU holders are entitled to dividend equivalents to be paid at the same time and rate as duly declared dividends on the Common Shares with respect to all unvested RSUs that do not have performance-based vesting conditions. Vesting of both RSUs and LTIP Units may be subject to performance-based conditions, continuing service requirements, and/or other conditions. Either may be granted to employees and other persons who directly or indirectly provide services to our operating partnership subsidiary or any of its affiliates as a form of equity-based incentive compensation. LTIP Units are similar to the O.P. Units, and are generally entitled to distributions in the same manner as the O.P. Units, RSUs, and Common Shares, except that they have a number of special terms intended to enable LTIP Units to constitute “profits interests” for U.S. federal income tax purposes. Generally, once an LTIP Unit has vested pursuant to the terms set forth in the award agreement, LTIP Units will be economically identical to and freely convertible into O.P. Units, which themselves may be exchanged, at the option of the holder, for Common Shares on a one-for-one basis or cash, as determined by us in our sole discretion. In some instances however, vested LTIP Units may not have full economic parity with O.P. Units until they have the same book capital account as O.P. Units under federal partnership tax rules. Vested LTIP Units also are entitled to be voted on an equal basis with O.P. Units whereas RSU holders have no voting rights.

2016 Annual Awards

In February 2016, the Compensation Committee approved performance criteria for our 2016 annual awards (the “2016 Annual Awards”) to be granted to executive personnel, including certain of the Named Executives, in 2017 no later than upon the completion of the audit of WPG's 2016 financial statements. The 2016 Annual Awards were established as a dollar value representing the maximum award value and equal to a multiple of the respective recipient’s 2016 annual paid salary unless otherwise determined by an employment agreement or otherwise approved by the Compensation Committee. Starting in 2017, performance-based equity awards will be earned over a prospective three-year performance period. For Named Executives eligible to receive a payout from the 2016 Annual Awards, the multiple ranged from 75% – 100% as determined by the terms of the Named Executive’s employment agreement or offer letter. At the end of 2016, the dollar value earned is converted to a number of RSUs (“2016 RSU Allocation”), based on the average closing price of WPG’s Common Shares during the last fifteen trading days of 2016, rounded to the nearest whole unit. Actual awards of RSUs for the 2016 Annual Awards are determined by the following performance criteria:

.

►

50% of the maximum value was earned based on WPG’s TSR for 2016 compared to a selected group of retail REITs (the “Relative TSR Peer Group”) within the shopping mall/community shopping center sector with business models comparable to that of the Company (“TSR Objective”); and

►	50% of the maximum value was earned based on the Company’s performance on the Strategic Objectives as evaluated in the annual incentive program (the “Strategic Goal Component”).

The payout for the Strategic Goal Component could range from 0% to 100% of the maximum value, based on the Compensation Committee's qualitative assessment of WPG's performance relative to the Strategic Objectives. With respect to the TSR component, the payout for the TSR Objective is as set forth in the table below:

WPG TSR (Percentile Rank to Relative TSR Peer Group)*	Amount of TSR Objective Earned (as percentage of total TSR Objective)*
<30th percentile	0%
30th percentile	25%
40th percentile	50%
50th percentile	75%
60th percentile	100% (target)

*Payout for TSR results between stated values are mathematically interpolated.

The companies in the Relative TSR Peer Group for 2016 are listed below:

Acadia Realty Trust	Federal Realty Investment Trust	Retail Properties of America, Inc.
Brixmor Property Group Inc.	Kimco Realty Corporation	Rouse Properties, Inc.(1)
CBL & Associates Properties, Inc.	Kite Realty Group Trust	Taubman Centers, Inc.
DDR Corp.	Pennsylvania Real Estate Investment Trust	Weingarten Realty Investors
Equity One, Inc.	Regency Centers Corporation

(1)Company acquired by Brookfield Asset Management in July 2016.

Our TSR in 2016 ranked at the 85th percentile of the Relative TSR Peer Group, resulting in earnout of the maximum award value for the TSR Objective component. The Compensation Committee determined that we had achieved our Strategic Objectives, resulting in earnout of 100% of the Strategic Goal Component. As a result each Named Executive earned his or her maximum award opportunity, as outlined in the following table:

Named Executive	2016 Salary Variable	Multiple	2016 Annual Awards at Maximum	2016 RSU Award(1)
Mr. Yale	$509,135	100%	$509,135	49,720
Mr. Knerr	$504,042	100%	$504,042	49,223
Mr. Demchak	$375,000	100%	$375,000	36,621
Ms. Indest	$291,248	75%	$218,436	21,332

(1)The maximum number of RSUs that can be earned by each individual for the 2016 Annual Awards was determined by dividing the dollar amount in the adjacent column by $10.24, the average closing price of WPG's Common Shares on the NYSE during the last fifteen (15) trading days of 2016. Amounts are rounded to nearest whole unit.

One-third of the RSUs for the 2016 Annual Awards granted to Named Executives will vest on each of February 21, 2018, 2019 and 2020.

Mr. Glimcher’s award opportunity relating to the 2016 Annual Awards was forfeited in connection his resignation because, pursuant to the administrative rules applicable to the 2016 Annual Awards (the “Rules”), recipients must be employed by the Company (or an affiliate thereof) on the date the performance payout and ultimate grant is approved by the Compensation Committee. Similarly, Mr. Conforti was not eligible for the 2016 Annual Awards because, under the Rules, executives hired after the Compensation Committee initially approves the 2016 Annual Awards are not entitled to participate unless otherwise approved by the Compensation Committee.

2016 One-Time Special Inducement Equity Awards

As discussed earlier, Messrs. Demchak and Conforti assumed new roles in our organization in connection with the management transition that occurred in June 2016. As part of the transition, Messrs. Demchak, who became our General Counsel, and Conforti, who became our Interim Chief Executive Officer and eventual Chief Executive Officer, assumed new responsibilities which were reflected in modifications made to their compensation packages. Each received a one-time special inducement grant in connection with their new roles as follows:

►

Mr. Demchak’s one-time special inducement award consisted of 50,000 RSUs awarded on June 20, 2016 and that cliff vests on the three year anniversary of the grant date. The Compensation Committee made this grant to reward Mr. Demchak’s significant contributions to the Company and high-level performance with respect to several projects during the first half of 2016.

►

Mr. Conforti’s one-time special inducement award consisted of 284,483 RSUs granted on October 6, 2016 (the “October Grant Date”), the date Mr. Conforti was appointed Chief Executive Officer, and this award also cliff vests on the three year anniversary of the October Grant Date. The Compensation Committee made this grant to reward Mr. Conforti for the strong performance of the Company as Interim Chief Executive Officer during the effective strategic repositioning in the period between June 20, 2016 and the date Mr. Conforti was appointed as our Chief Executive Officer.

The values relating to our equity awards, which are reported in column (e) of the Summary Compensation Table for each Named Executive, represent the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”) for each Named Executive’s respective award(s) during the listed year. Generally, with respect to the fiscal year 2016, the aggregate grant date fair value of 2016 RSU Allocations and, as applicable, special one-time inducement RSU awards account for approximately 20% to 54% of a Named Executive’s (excluding the former executive) total annual compensation that is reported in the Summary Compensation Table.

2016 Vesting Events & Payments for Outstanding Equity Awards & Allocations

During 2016, in addition to the accelerated vesting of outstanding equity awards, other awards held by certain Named Executives and granted in 2014 and 2015 also vested. An additional 25% tranche of time-based LTIP Units from the 2014 inducement awards (the “2014 Inducement Awards”) and 2015 inducement awards (the “2015 Inducement Awards”) vested. In addition, vesting of the unvested time-based equity awards held by our former Vice Chairman and Chief Executive Officer accelerated in connection with his resignation.

The performance-based LTIP Units that were awarded in 2014 and 2015 each had respective performance periods that concluded at the end of 2016. Both awards were structured such that one-third of the maximum number of LTIP Units could be earned for each performance period. Performance was based upon WPG’s achievement of absolute and relative TSR goals over three performance periods based on (performance of the Common Shares versus the MSCI US REIT Index (NYSE: RMZ) (the “Index”)). The performance periods for the 2014 awards received by Messrs. Knerr and Demchak each began on the August 2014 grant date continuing through: (A) December 31, 2015, (B) December 31, 2016 (the “2016 TSR Performance Period”), and (C) December 31, 2017, respectively. The performance periods for the 2015 awards received by Mr. Yale and Ms. Indest began on the Merger closing date of January 15, 2015 continuing through: (A) December 31, 2016 (the “Second 2016 TSR Performance Period”); (B) December 31, 2017; and (C) December 31, 2018, respectively. For both sets of awards, relative TSR is the performance metric for 60% of the award opportunity and absolute TSR is the performance metric for the remaining 40%.

The relative and absolute TSR goals for the 2016 TSR Performance Period and the Second 2016 TSR Performance Period, respectively, are as follows:

	Performance	Payout (% of Maximum)
Absolute TSR	>= 16%	100%
	14%	83.3%
	12%	66.7%
	10%	50%
	8%	33.3%
	<8%	0%
Relative TSR:	Index + 1%	100%
	Index	75%
	Index − 2%	50%
	Index − 4%	0%

The total LTIP Unit opportunity for the performance-based component of the 2014 and 2015 special performance-based awards, the number of LTIP Units that could be earned for the performance period ending December 31, 2016, and the actual number of LTIP Units earned are outlined in the following table. No LTIP Units were earned and subsequently issued following the end of the 2016 TSR Performance Period or the Second 2016 TSR Performance Period because neither the absolute nor relative TSR goals were achieved.

	Executive	Total LTIP Unit Opportunity	LTIP Opportunity for 2016 TSR Performance Period	Number of LTIP Units Earned for 2016 TSR Performance Period
2014 Awards	Mr. Knerr	45,000	15,000	0
	Mr. Demchak	22,500	7,500	0
2015 Awards	Mr. Yale	51,330	17,110	0
	Ms. Indest	25,665	8,555	0

Executive Employment Arrangements

In addition to our formal compensation and benefit plans which are an important component of our executive compensation program, the primary elements of our program – salary, equity compensation, bonus/incentive compensation, and severance/change in control arrangements – are governed by the employment agreements or other arrangements we currently have with Named Executives still employed with us.

At the beginning of 2017, the employment arrangements of Messrs. Knerr, Yale and Demchak were amended and restated together with Ms. Indest’s severance agreement. Additionally, the legacy severance agreement Mr. Yale had following the Merger was terminated. The Company formulated and entered into these new arrangements in order to implement the Company’s new executive compensation program commencing in 2017. One of the most salient points of these amendments includes the removal of excise tax reimbursement or gross-ups that were legacy provisions that certain executives had with GRT that we assumed in connection with the Merger. The elimination of excise tax gross-ups was the direct result of the feedback we received during our shareholder and investor outreach we conducted in the weeks leading up to the 2016 Meeting.

The employment arrangements for each of the aforementioned Named Executives were entered into at different times and under different circumstances.

2016 Employment Arrangements with Mr. Mark E. Yale and Ms. Melissa A. Indest

The arrangements for Mr. Yale and Ms. Indest were executed in connection with the consummation of the Merger. Mr. Yale’s employment agreement was executed in the fall of 2014 to recruit and retain his services as Chief Financial Officer for the new combined company following the Merger and became effective on January 15, 2015 (the “Merger Closing Date”). With respect to Ms. Indest, during 2016 she had a conditional offer letter of employment from WPG, dated as of January 9, 2015, which became effective on the Merger Closing Date. For Mr. Yale and Ms. Indest, the arrangements set forth the terms and conditions of their employment with the Company, including their respective title and duties, reporting structure, annual base salary rate, bonus compensation, long-term equity compensation, benefits, and severance/termination compensation. Mr. Yale’s initial agreement had a term of three years while Ms. Indest’s letter provided no term and instead established at-will employment with WPG.

2016 Employment Arrangements with Mr. Keric “Butch” Knerr and Robert P. Demchak

Messrs. Knerr and Demchak were each employed with WPG during 2016 under agreements executed during 2014 prior to the Merger and each provided terms and conditions of employment similar to those found in the arrangements for Mr. Yale and Ms. Indest, except that Messrs. Knerr’s and Demchak’s agreements did not include excise tax reimbursement or gross-up provisions. Lastly, Mr. Demchak’s agreement has been either amended or amended and restated on three occasions since its initial execution and prior to the end of fiscal year 2016 to address changes in his role within the Company as well as to make corresponding adjustments to his compensation and benefits.

2016 Employment Arrangements with Mr. Louis G. Conforti

At the outset of 2016, Mr. Conforti was not an employee or executive of WPG, but rather served on the Board as an independent director and chairperson of the Board’s Audit Committee. Following the resignation of the Company’s Vice Chairman and Chief Executive Officer on June 20, 2016 (the “Separation Date”), Mr. Conforti was appointed Interim Chief Executive Officer and Director. In connection with this appointment, Mr. Conforti and WPG entered into a letter agreement (the “Conforti Letter”) which set forth the general terms of his employment as Interim Chief Executive Officer. Pursuant to the terms of the Conforti Letter, Mr. Conforti received a base salary of $1,825,000 (the “Initial Term Base Salary”) for the period beginning on the Separation Date and ending in December 2016 (the “Initial Term”) and (ii) $500,000 for relocation expenses. Furthermore, under the Conforti Letter, if the Company did not execute an employment agreement with Mr. Conforti within the Initial Term, then the Initial Term would automatically renew for an additional six-month period. Under the Conforti Letter, Mr. Conforti was eligible to enroll in the Company’s welfare benefit plans provided to executives based on our plans, policies, and practices in effect from time to time. The Compensation Committee and the Board determined that an all cash compensation structure was appropriate in the situation where Mr. Conforti was being asked to join the Company immediately as the Company’s Interim Chief Executive Officer and leave his prior employer to focus solely on the Company.

On October 6, 2016, the Board appointed Mr. Conforti Chief Executive Officer and the Company entered into an employment agreement (the “Conforti Agreement”) with Mr. Conforti. Under the Conforti Agreement, Mr. Conforti serves as Chief Executive Officer for a term ending on December 31, 2019 (the “Employment Period”) unless the Employment Period is earlier terminated pursuant to the terms of the Conforti Agreement. Provided there is not an early termination of the Agreement, on December 31, 2019 and each annual anniversary of such date thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the Employment Period automatically extends so as to terminate one year from such Renewal Date unless, at least 120 days prior to the Renewal Date, either party to the Conforti Agreement gives written notice to the other that the Employment Period will not be extended. The Conforti Agreement sets forth Mr. Conforti’s compensation for the remainder of 2016 and for years subsequent to 2016. For the remainder of 2016, the Agreement provides that Mr. Conforti’s annual base salary rate would be the Initial Term Base Salary.

Additionally, Mr. Conforti received an initial grant of 284,483 RSUs from the WPGLP Plan as an inducement to join the Company. All of these RSUs cliff vest on October 6, 2019, subject to Mr. Conforti’s continue employment with the Company. For fiscal year 2017, Mr. Conforti shall be eligible to receive the following equity compensation under the Conforti Agreement: (A) $1.5 million target grant value of performance share units (“PSUs”) of the Company on the date the Company makes its 2017 annual equity awards to its senior executive officers (the “2017 Award Date”) and (B) $1.5 million grant of RSUs on the 2017 Award Date (the “2017 RSU Grant”). The Company provides a car for which the amount of his personal use ($1,800) is included in his W-2 wages. The compensation described herein under the Conforti Agreement did not impact Mr. Conforti’s fiscal year 2016 compensation. Prior to execution, the Conforti Agreement was approved by both the Board and its Compensation Committee.

Fiscal Year 2016 Compensation of WPG’s Former Vice Chairman and Chief Executive Officer

On the Separation Date, the Board accepted the resignation of its then Vice Chairman and Chief Executive Officer, Mr. Michael P. Glimcher. In connection with Mr. Glimcher’s resignation, the Company entered into a separation agreement with Mr. Glimcher (the “Glimcher Separation Agreement”) that provided for his severance compensation and benefits previously covered under Mr. Glimcher’s Employment Agreement, dated September 14, 2014, as amended, and Severance Benefits Agreement, dated June 11, 1997 (the “Severance Benefits Agreement”), as amended (each, collectively, the “Prior Glimcher Agreements”). The Glimcher Separation Agreement was the subject of negotiation, however, it merely incorporated the provisions of the Prior Glimcher Agreements requiring certain payments including the cash severance payment (including legacy tax gross-up provisions), accelerated vesting of certain outstanding equity awards, and continuation of health benefits coverage provided to Mr. Glimcher following his resignation. Except as otherwise provided in the Glimcher Separation Agreement, the Prior Glimcher Agreements terminated in connection with and as part of the execution of the Glimcher Separation Agreement. Similar to the executive compensation arrangements and agreements for the other Named Executives that are described above, prior to execution, the Glimcher Separation Agreement was approved by both the Board and its Compensation Committee. Our shareholder and investor outreach previously discussed informed the Compensation Committee as well as the Company that payouts similar to those under the Prior Glimcher Agreements, in particular the Severance Benefits Agreement, were viewed as excessive and too large which served as another motivating factor in our overhaul of our executive compensation program for fiscal year 2017 and beyond.

Prior to his resignation, Mr. Glimcher’s compensation for fiscal year 2016 was governed by the Prior Glimcher Agreements which set forth his annual base salary rate, bonus compensation opportunity, long-term equity opportunity, benefits eligibility, and severance/termination compensation. Mr. Glimcher prior to resignation was an eligible participant in the Company’s executive bonus plan and WPGLP Plan. As a result of his resignation and pursuant to the terms and conditions of the 2016 Plan and long-term incentive awards, Mr. Glimcher forfeited any right to receive any award for 2016 performance. The compensation for Mr. Glimcher disclosed in the Summary Compensation Table for fiscal year 2016 consists of the compensation he received under the Glimcher Separation Agreement and, prior to the Separation Date, pursuant to the terms and conditions of his employment agreement. Under the Glimcher Separation Agreement, Mr. Glimcher received the following:

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$21,671 representing Mr. Glimcher’s accrued annual base salary for fiscal year 2016 through the Separation Date as well as accrued but unused vacation pay and all business expenses not previously reimbursed through the Separation Date;

►	$7,576,500 representing the severance payment under the Severance Benefits Agreement less any necessary tax withholdings;

►	$10,000 in legal fees incurred by Mr. Glimcher in connection with the negotiation and documentation of the Glimcher Separation Agreement;

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$5,415,218 as an “additional amount” under the Severance Benefits Agreement equal to the sum of: (i) all taxes payable by Mr. Glimcher under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), plus (ii) all federal, state and local income taxes payable by Mr. Glimcher with respect to the “additional amount;”

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The benefit, following his timely election, of the Company’s payment of $8,253 in applicable premium payments under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for continued coverage under the Company’s group medical, dental and vision group insurance benefit programs for the period in 2016 from the Separation Date through December 31, 2016. The Company has accrued an additional $16,836 for premium costs for an additional twelve months of coverage from December 31, 2016;

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Accelerated vesting, pursuant to the terms of the Prior Glimcher Agreements, of Mr. Glimcher’s outstanding equity awards as of the Separation Date as follows: (i) 596,307 restricted Common Shares; (ii) 59,887 LTIP Units of WPGLP awarded to Mr. Glimcher in 2015; and (iii) 94,527 LTIP Units awarded to Mr. Glimcher in 2016;

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Assignment from WPG of all agreements, licenses, rights and/or leases relating to WPG’s luxury suite at Ohio Stadium and the Company’s tickets to athletic events at The Ohio State University (the “OSU Rights”);

►	Assignment from WPG of all its right, title and interest in the “Glimcher” logo (the “Logo Interests”); and

►

Assignment from WPG of the following items located at the Company headquarters on the Separation Date exclusive of items relating to corporate records: all historic materials and items relating to GRT (including predecessor companies) or Mr. Glimcher’s family that encompasses framed news articles and the original and anniversary stock exchange listing certificates (the “Historical Property”) and also include, without limitation, the portrait of Mr. Glimcher’s father.

Other Benefits

Our senior executive officers are entitled to participate in our retirement plan, group medical insurance plan, short-term and long-term disability plan and other benefits on the same basis as other salaried employees.  Our tax-qualified retirement plan, or 401(k) plan, is called the Washington Prime Group Retirement Savings Plan (the “WPG Savings Plan”). The WPG Savings Plan currently has a feature that permits the Company to partially match employee contributions, including contributions made by executive officers including certain Named Executives (the “Match Feature”). During 2016, under the Match Feature, the Company matched 100% of the first 3% of salary deferrals that an employee contributed to the WPG Savings Plan and 50% of the next 2% of salary deferrals that an employee contributed to the WPG Savings Plan. Under the WPG Savings Plan, salary includes payments attributed to any bonus compensation as well as salary compensation. Compensation related to the Match Feature for the Named Executives is reported in column (g) of the Summary Compensation Table.  During 2016, for Named Executives who were participants the WPG Savings Plan, we provided matching contributions via the Match Feature of up to $10,832 per person. Also, included in column (g) are amounts paid by WPG of insurance premiums with respect to life insurance for the benefit of the respective Named Executive. During 2016, WPG paid life insurance premiums for life insurance for the benefit of the Named Executives ranging from $371 to $966. Lastly, we do not have a traditional pension plan or supplemental executive retirement plan.

The Compensation Committee restricts the use of any perquisites to individual specific circumstances where conditions warrant individual accommodation and, when such forms of compensation are used, the Compensation Committee monitors their use and implementation following any approval it provides. We believe a limited number of perquisites provided are reasonable, competitive, and consistent with our objective to have an executive compensation program that provides compensation arrangements that are comparable with those provided by similarly-situated companies and that will attract and retain the best leaders for our Company. During 2016, as it relates to the Named Executives, perquisites were primarily used in connection with the management transition that occurred in June 2016 and culminated on the Separation Date. In nearly all instances, the particular perquisite was provided pursuant to a particular term of the Named Executive’s agreement with the Company or to facilitate consummation of the arrangement. The Company paid perquisites in 2016 to Messrs. Glimcher and Conforti relating primarily to relocation costs and the reimbursement of legal expenses incurred in the negotiation of agreements between the Company and the respective Named Executive. Compensation related to perquisites is included in column (g) of the Summary Compensation Table.

Compensation Policies and Governance

Common Share Ownership Guidelines

On February 24, 2015, our Board established Common Share ownership guidelines (the “Guidelines”) for certain executive officers and all non-management Board members to encourage higher levels of Common Share ownership and further align director and management interests with those of our shareholders as well as further mitigate any unnecessary risk-taking in trading in our securities on the part of persons covered by the Guidelines. The Guidelines established ownership levels that were the lesser of a set number of shares or a multiple of a respective officer’s base salary or director’s cash retainer. The Guidelines also set a grace period during which the ownership level was to be achieved. In November 2016, the Board amended the Guidelines (the “Amended Guidelines”) to revise the structure of the applicable ownership levels, remove the grace period, set a retention ratio and holding period, and clarify other aspects of the requirements.

Under the Amended Guidelines, Common Shares acquired by the Company’s senior executive officers subject to the Amended Guidelines through purchase, gift, exchange, or other means are still counted toward the ownership requirement level in addition to certain Common Shares received through grants, awards, or payments from the Company. Also, earned Performance-Based LTIP Allocations, vested and unvested time-based RSUs, LTIP Units, or Common Shares may count toward a senior executive officer and Board member’s ownership requirement level under the Guidelines. Stock options, any share appreciation rights, pledged Common Shares, unearned LTIP Units, unearned performance shares, Common Shares issuable to a subject executive officer or director upon exchange or redemption of direct or indirectly owned O.P. Units, or other securities of the Company do not count toward satisfying the ownership requirements under the Amended Guidelines. Company executives covered by the Guidelines are prohibited from selling Common Shares received by such person in connection with the exercise of any Company stock option until such person is in compliance with his or her ownership requirement. Notwithstanding the aforementioned prohibition, executives may immediately sell Company stock acquired by exercising stock options for the limited purposes of paying the exercise price of the stock option and any applicable tax liability. Furthermore, under the Amended Guidelines, upon an executive officer satisfying his or her ownership requirement, he or she must retain 50% of his or her vested LTIP Units, RSUs or other securities received as part of our long-term incentive compensation program or, with respect to non-employee directors, the annual equity retainer (after tax).

The ownership requirements established by the Amended Guidelines are as follows:

Position	Ownership Guideline Common Shares with a Market Value as a Multiple of Base Salary/Cash Retainer
Chief Executive Officer	6x Base Salary
Chief Financial Officer and Chief Operating Officer	3x Base Salary
Other Executive Officers	2x Base Salary
Non-Employee Directors	5x Cash Portion of Annual Retainer

Under the Amended Guidelines, a senior executive officer’s base salary shall be the actual paid annual salary received by the senior executive officer from the Company (or any applicable affiliated company or subsidiary) annualized for the Company’s fiscal year in which any compliance measuring occurs. For purposes of measuring compliance with the Amended Guidelines, the applicable per share market value of the Common Shares shall be determined by using the average closing price of the Common Shares on the NYSE (or such other exchange that the Common Shares are principally traded on at the time compliance is measured) for the fiscal year immediately preceding the year in which compliance with the Amended Guidelines is measured.

In addition to the above-described Guidelines, our policies regarding trading in our securities by senior executive officers and Board members prohibit such persons from short selling or hedging their ownership of the Common Shares, including trading in publicly-traded options, puts, calls or other derivative instruments related to the Common Shares, our preferred shares, or debt securities. Also, our senior executive officers and members of the Board shall notify the General Counsel before establishing a standing or limit order to buy or sell our securities. If the General Counsel consents to the senior executive officer or Board member’s establishment of a standing or limit order then such person shall provide the details of the order to the General Counsel as well as any future changes or modifications to such order.

Clawback Provisions

We have an executive compensation clawback policy (the “Officer Policy”) that applies to Company associates that are designated by our Board as executive officers (other than our Chief Executive Officer and Chief Financial Officer) and a specific policy applicable to our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) (the “CEO-CFO Policy”). Under the Officer Policy, except as may otherwise be provided in any applicable employment, award or other Board or Compensation Committee approved agreement, a subject officer who the Compensation Committee determines engaged in fraud or intentionally illegal conduct that materially contributed to the need for a restatement of the Company’s financial statements may be compelled by the Compensation Committee to return all bonuses and other incentive and equity compensation awarded to the executive officer, the amount, payment and/or vesting of which was calculated based wholly or in part on the application of objective, financial performance criteria measured during any part of the period covered by the restatement. Pursuant to the Officer Policy, to the extent that the performance-based compensation paid or awarded to such executive officer is greater than it would have been had it been calculated based upon the restated financial results, then the Compensation Committee may seek to recover from the executive officer the after-tax portion of the difference. The Officer Policy empowers the Compensation Committee to use its discretion in determining the applicability of the Officer Policy to a particular situation and evaluate each situation based on its individual facts and circumstances. Under the Officer Policy, the Compensation Committee shall not seek recovery of such excess compensation if it determines that to do so would: (i) violate applicable law; (ii) adversely impact the interests of the Company in any related proceeding or investigation; (iii) incur costs in excess of the recoverable excess compensation; or (iv) be unreasonable relative to the executive officer’s accountability for the error that resulted in the restatement. In the event the Company is entitled to, and seeks, recoupment under the Officer Policy, the executive officer shall, no later than sixty (60) days following the recoupment request, reimburse the amounts which the Company is entitled to recoup. If the executive officer fails to pay such reimbursement and to the extent permitted by applicable law, the Company shall have the right to: (i) deduct the amount to be reimbursed from the compensation or other payments due to the executive officer from the Company or (ii) take any other appropriate action to recoup such payments; provided that any offsets against amounts under nonqualified deferred compensation plans (as defined in Section 409A of the Code) shall be made in compliance with Section 409A.

The terms of the CEO-CFO Policy are identical to the Officer Policy except: (i) there is no requirement that either the CEO or CFO be found by the Board, Compensation Committee or any other Board committee to have committed any malfeasance or other conduct that materially contributed to the need for a restatement of the Company’s financial statements before recoupment of incentive compensation is requested following a restatement and (ii) the Company is permitted under the CEO-CFO Policy to seek recoupment of incentive compensation following a Company restatement at any time the CEO or CFO is employed by the Company and for three years thereafter (unless a longer period is permitted under the Dodd-Frank Wall Street Reform and Consumer Protection Act).

Lastly, pursuant to the terms of their inducement LTIP Unit award agreements executed in 2014, each of Messrs. Demchak and Knerr has agreed, at our request, to promptly execute an amendment or modification of their respective agreements to reflect any clawback policy applicable to the executive’s inducement LTIP Units adopted by us or the Compensation Committee to comply with executive compensation clawback regulations promulgated by the SEC or NYSE. The agreements for the inducement LTIP Unit awards granted in 2015 to Mr. Yale and Ms. Indest contain similar provisions.

Anti-Pledging Policy

We have adopted an anti-pledging policy pursuant to which directors and executive officers are prohibited from pledging shares.

Independent Compensation Advisor

The Compensation Committee engaged and worked with two compensation consultants over the course of 2016. From January 1, 2016 to August 2016, Board Advisory served as the Compensation Committee’s external consultant and provided peer executive compensation data, as well as expertise and advice on various other executive and director compensation-related matters brought before the Compensation Committee. Board Advisory, through written correspondence, provided the Compensation Committee affirmation of the independence of Board Advisory, its partners, consultants, and employees as measured by the independence factors for compensation committee consultants under the listing standards of the NYSE. The affirmations were as follows:

►	that Board Advisory does not provide any services to the Company except advisory services to the Compensation Committee;

►	that the amount of fees received by Board Advisory from the Company is not material as a percentage of Board Advisory’s total revenue;

►	that Board Advisory has policies and procedures that are designed to prevent conflicts of interest;

►

that Board Advisory and its employees who provide services to the Compensation Committee do not have any business or personal relationship with any member of the Compensation Committee or any of our senior executive officers; and

►	that Board Advisory and its employees who provide services to the Compensation Committee do not own any Common Shares or preferred shares of the Company.

On August 23, 2016, FW Cook was engaged by the Compensation Committee to serve as its independent compensation consultant. Upon its engagement, FW Cook provided independence affirmations identical to those provided by Board Advisory. FW Cook for the remainder of 2016, provided market based executive compensation data to assist the Compensation Committee in its review and assessment of information to structure the compensation terms for the Conforti Agreement as it related to Mr. Conforti’s employment as Chief Executive Officer and other comparable compensation data the Compensation Committee reviewed in determining how it would structure the executive compensation programs for the Company’s 2017 fiscal year.

The Compensation Committee has the sole authority under its charter to retain and terminate its compensation consultant and approve fees and other engagement terms. At the current time, FW Cook is the only external compensation consultant engaged by the Compensation Committee. Neither FW Cook nor Board Advisory provided during fiscal year 2016 any additional consulting services to the Company or any of its affiliates that were unrelated to either executive or director compensation.

Tax Treatment of Compensation

Substantially all of the services rendered by our Named Executives during 2016 are performed on behalf of WPGLP. The Internal Revenue Service (“IRS”) has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to named executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) of the Code to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, our management believes the positions taken in the rulings would apply to our operating partnership subsidiary as well. If we later determine that compensation paid by WPGLP to the Named Executives is subject to Section 162(m) of the Code, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our shareholders in order to maintain our qualification as a REIT.

Section 409A of the Code imposes taxes and interest on compensation deferred under nonqualified deferred compensation plans unless the plan and any compensation paid under the plan qualifies for certain exemptions or exceptions from the applicability of Section 409A. At this time, we believe that the plan-based compensation of the Named Executives, including those no longer employed by us, inclusive of potential compensation payable from the WPGLP Plan, our cash incentive bonus plans, including, but not limited to, the 2016 Plan, and the severance arrangements under various executive employment agreements are either within an exception or exemption from the applicability of Section 409A and is not intended to be deferred compensation, or the applicable plan or agreement complies with Section 409A. The Compensation Committee will continue to monitor the implications of Section 409A on our current executive compensation plans, as well as future arrangements provided by the Company.

Lastly, in connection with the resignation of Mr. Michael P. Glimcher, our former Vice Chairman and CEO, and pursuant to the terms of the Glimcher Separation Agreement as well as, as applicable, the Prior Glimcher Agreements, we paid tax reimbursement amounts or “gross-up” (the “Additional Amounts”) as part of his severance payment to cover taxes due on the severance payment as well as the Additional Amounts. In connection with these payments, we executed an indemnification agreement (the “Indemnity Agreement”) under which the Glimcher Separation Agreement would continue to be effective after payment of the severance payment and Additional Amounts under the Glimcher Separation Agreement. Under the Indemnity Agreement, the Company shall be responsible for paying any further Additional Amounts (including interest and penalties) that become payable at any time following the date of the Indemnity Agreement. Also, under the Indemnity Agreement, in the event of any underpayment of taxes and/or penalty on interest assessed or related taxes, in each case as determined by the IRS, the amount of such underpayment of taxes and/or interest assessed on the related taxes (and any federal, state, and local income taxes payable by Mr. Glimcher as a result of the payment of such amounts) will be paid by Mr. Glimcher, notwithstanding anything to the contrary in the Indemnity Agreement. As of the Record Date, the Company has neither made any payments under the Indemnity Agreement nor received any notice demanding payment pursuant to the terms of the Indemnity Agreement.

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SUMMARY COMPENSATION TABLE & OTHER SUPPORTING TABLES

The following tables and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for the Named Executives for fiscal years ended December 31, 2016 and, as applicable, December 31, 2015 and December 31, 2014. All values stated are rounded to the nearest dollar.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards(1) ($) (e)	Non-Equity Incentive Plan Compensation(2) ($) (f)	All Other Compensation ($) (g)	Total(7) ($) (h)
Louis G. Conforti	2016	$1,825,000	N/A	$3,420,000	N/A	$1,071,993(4)	$6,316,993
Chief Executive Officer & Director(3)
Mark E. Yale	2016	$509,135	N/A	$352,211	$654,238	$11,366(6)	$1,526,950
Executive Vice President and	2015	$500,000	N/A	$1,301,356	$843,750	$10,400	$2,655,506
Chief Financial Officer
Keric M. “Butch” Knerr	2016	$504,042	N/A	$348,688	$917,797	$11,761(6)	$1,782,288
Executive Vice President and	2015	$494,998	N/A	$324,570	$1,169,433	$7,888	$1,996,889
Chief Operating Officer	2014	$154,603	$288,750	$1,013,983	N/A	N/A	$1,457,336
Robert P. Demchak	2016	$339,231	N/A	$740,827	$585,282	$11,462(6)	$1,676,802
Executive Vice President, General	2015	$348,321	N/A	$245,886	$515,986	$183,917	$1,294,110
Counsel and Corporate Secretary	2014	$234,247	$246,094	$506,991	N/A	$120,629	$1,107,961
Melissa A. Indest	2016	$291,248	N/A	$151,124	$228,648	$11,366(6)	$682,386
Senior Vice President, Finance and	2015	$282,442	N/A	$626,900	$285,973	$10,400	$1,205,715
Chief Accounting Officer
Former Officer
Michael P. Glimcher	2016	$434,526	N/A	$482,742	N/A	$13,226,390(5)	$14,143,658
Former Vice Chairman of the Board	2015	$828,690	N/A	$3,894,381	$2,123,518	$7,763	$6,854,352
and Chief Executive Officer(3)
(1)

With respect to fiscal year 2016, the values represented for each Named Executive, except for Messrs. Conforti and Demchak, are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the 2016 Annual Awards. Mr. Demchak’s total for 2016 includes the aforementioned fair value for the 2016 Annual Awards and the fair value computed in accordance with FASB ASC Topic 718 for his one-time special inducement award. The fair value total for Mr. Conforti pertains to his one-time special inducement award and RSUs awarded to him in May 2016 as the equity portion of his compensation package for serving on the Board. The grant date fair values for the 2016 Annual Awards are based on the probable outcome of the performance conditions on the grant date (maximum achievement) for financial statement reporting purposes under FASB ASC Topic 718 and consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated or actual forfeitures. The assumptions used in determining the listed valuations are provided in Part IV of the Company’s Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”), in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 9 of the notes to consolidated financial statements.

(2)	The listed amounts for fiscal year 2016 represent cash bonus awards received by the respective Named Executive pursuant to the terms of the 2016 Plan.
(3)

Mr. Louis G. Conforti became our Interim CEO on the Separation Date and was elected Chief Executive Officer on October 6, 2016. Mr. Glimcher resigned as Vice Chairman and Chief Executive Officer on the Separation Date.

(4)

The listed amount represents the following: (a) $500,000 in relocation expenses paid pursuant to the terms of the Conforti Agreement, (b) payment of $25,000 for legal fees incurred by Mr. Conforti in connection with the negotiation and preparation of the Conforti Agreement and other documents related to Mr. Conforti’s appointment as the Company’s CEO which we agreed to pay pursuant to the terms of the Conforti Agreement, (c) $371 in life insurance premiums paid by WPG; and (d) the cash portion of the compensation package paid to Mr. Conforti for serving on the Board during the period of January 1, 2016 to the Separation Date ($44,822) plus a special stipend of $500,000 for serving on a special Board committee of disinterested directors prior to the time Mr. Conforti became Interim CEO. Mr. Conforti had the use of a Company car for business and personal use in 2016, of which the value of the personal use for 2016 was $1,800 and is included in his W-2 wages.

(5)

The listed amount represents the following: (a) reimbursement of $10,000 in legal fees incurred in connection with the negotiation and preparation of the Glimcher Separation Agreement and other documents related to Mr. Glimcher’s resignation which we agreed to pay pursuant to the terms of the Glimcher Separation Agreement; (b) $10,594 in matching contributions made or credited by WPG for fiscal year 2016 under the WPG Savings Plan; (c) $8,253 paid by WPG in 2016 for health insurance premiums under COBRA (“Premiums”) and $16,836 in accrued costs for Premiums the Company expects to pay for an additional twelve months of coverage from December 31, 2016; (d) $339 in life insurance premiums paid by WPG; (e) a $7,576,500 severance payment under the Severance Benefits Agreement; (f) a payment of $5,415,218 representing the Additional Amount under the Severance Benefits Agreement, and (g) the aggregate incremental cost to WPG of the OSU Rights ($180,034), Logo Interests ($5,000) and Historical Property ($3,616). The aggregate incremental cost to WPG of the OSU Rights, Logo Interests, and Historical Property was computed based upon the actual costs to WPG to acquire and maintain such property or interests.

(6)

The listed amounts include the aggregate matching contributions made or credited by WPG for fiscal year 2016 under the WPG Savings Plan for the respective Named Executive as well as life insurance premiums paid by WPG on behalf of the Named Executives as follows: (a) $966 apiece for Messrs. Yale, Knerr and Ms. Indest and (b) $630 for Mr. Demchak.

(7)	For each respective Named Executive, the amount listed represents the aggregate total of the amounts, if any, listed in columns (c) through (g).

GRANTS OF PLAN-BASED AWARDS

FOR 2016

The following table and accompanying footnotes set forth certain information concerning grants and allocations of cash and non-cash awards made to each of the Named Executives under the Company’s equity and non-equity incentive compensation plans during the fiscal year ended December 31, 2016. All monetary values are rounded to the nearest dollar and all share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that he or she received during the fiscal year ended December 31, 2016.

Name	Grant Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)		All Other Stock Awards: Number of	Grant Date Fair Value of Stock and Option Awards(5)
(a)	(b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Maximum (#) (g)	Shares of Stock or Units(4) (#) (h)	(i)
Mr. Conforti	5/17/2016	N/A	N/A	N/A	N/A	N/A	12,060	$119,997 – Annual Dir. Award
	10/6/2016						284,483	$3,300,003 – Inducement Award
Mr. Yale	2/25/2016	$190,925	$636,419	$954,628	6,464	49,720	N/A	$352,211 – 2016 Annual Award
Mr. Knerr	2/25/2016	$264,622	$882,073	$1,323,109	6,399	49,223	N/A	$348,687 – 2016 Annual Award
Mr. Demchak	2/25/2016 6/20/2016	$168,749	$562,500	$843,750	4,760	36,621	50,000	$211,327 – 2016 Annual Award $529,500 – Inducement Award
Ms. Indest	2/25/2016	$65,530	$218,436	$327,654	2,773	21,332	N/A	$151,124 – 2016 Annual Award
Former Officer
Mr. Glimcher	2/25/2016	N/A	N/A	N/A	N/A	N/A	N/A	$482,742 – 2016 Annual Award
(1)	Dates also represent the date on which the Compensation Committee or Board approved the respective award.

(2)

Amounts represent an estimate of possible cash payouts to the respective Named Executive pursuant to the terms of our 2016 Plan. The range of payments listed in columns (c) through (e) for each of the Named Executives represents the estimated possible bonus payment amounts under the 2016 Plan that the respective Named Executive would be eligible for under the following circumstances and assuming no use of discretion by the Compensation Committee in authorizing such payments:

Threshold:

The FFO Component of an individual’s bonus payment is awarded at threshold level with payout equal to 35% of target and threshold performance is attained for the Strategic Objectives Component and Individual Objectives Component with the payout for both at 25% of target.

Target:	100% of target.
Maximum:	150% of target.

Actual payouts under the 2016 Plan are reported in column (f) of the Summary Compensation Table.

(3)

The numbers shown represent an estimate of the number of RSUs that could be issued with respect to the 2016 Annual Awards at the threshold and maximum performance levels. There was no target level of performance. For the 2016 Annual Awards, maximum represents superior performance on the Strategic Goal Component and TSR Objective such that the respective Named Executive qualifies to receive, in the form of granted RSUs, 100% of their respective 2016 Annual Award for maximum performance. Threshold performance is the minimum achievement resulting in the lowest number of RSU earned by a Named Executive for the 2016 Annual Awards which would be represented by earning 25% of such person’s TSR Objective and 1% of the Strategic Goal Component of the 2016 Annual Award opportunity. As a result of Mr. Glimcher’s resignation, he is ineligible to receive any grants of RSUs for the 2016 Annual Awards. Mr. Conforti was not an eligible recipient for the 2016 Annual Awards at the time awarded. The 2016 Annual Awards are made under the WPGLP Plan.

(4)

For Mr. Demchak the listed amount include RSUs for his one-time special inducement award. For Mr. Conforti, the amounts represent RSUs for one-time special inducement award and payment of the equity portion of compensation he received for serving as a non-management member of the Board. The 12,060 RSUs were later forfeited when he became Interim CEO.

(5)

The value represented for the RSUs and LTIP Units granted with respect to the Annual Director Award, Inducement Award, and 2016 Annual Award for each Named Executive was computed in accordance with FASB ASC Topic 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The data listed in column (e) of the Summary Compensation Table and column (i) of the Grants Plan-Based Awards for 2016 table, represents the aggregate grant date fair value for the 2016 Annual Awards to the Named Executives, one-time special inducement awards, and in the case of Mr. Conforti, the equity portion of Mr. Conforti’s compensation package for serving on the Board, which he later forfeited upon becoming Interim CEO of the Company. With respect to the 2016 Annual Awards that had a market-performance component impacting whether the award was earned, the aggregate grant date fair value was determined using the Monte Carlo simulation technique which establishes a value by first simulating one or more variables that may affect or influence the value of the allocated 2016 Annual Awards and then determines their average value over the range of resultant outcomes. The performance conditions of the 2016 Annual Awards are described in greater detail in the section of the CD&A subtitled Long-Term Equity Compensation. The size of each Named Executive’s 2016 Annual Award was determined pursuant to the terms of their employment agreement or arrangement. Quarterly dividends are paid on the one-time special inducement awards at same rates payable on the Common Shares. No dividends, distributions, or dividend equivalents were paid or allocated during 2016 for the 2016 Annual Awards.

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OUTSTANDING EQUITY AWARDS AT

FISCAL YEAR-END 2016

The following table and accompanying footnotes set forth certain information concerning unexercised Converted Options (defined below) to purchase Common Shares, unvested Converted Restricted Share Awards (defined below), unvested RSUs, unvested LTIP Units, and allocated yet unearned LTIP Units for each Named Executive that are outstanding or allocated as of December 31, 2016. All share or unit amounts are rounded to the nearest whole share or unit. None of the Named Executives has transferred any of the awards that are reported in the table below.

Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($) (g)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#) (h)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($) (i)
Louis G. Conforti	N/A	N/A	N/A	N/A	284,483	(4)	$2,961,468	N/A	N/A
Mark E. Yale	N/A	N/A	N/A	N/A	173,806	(6)	$1,809,320	101,050	$1,051,930
Keric M. “Butch” Knerr	N/A	N/A	N/A	N/A	33,821	(7)	$352,077	79,223	$824,711
Robert P. Demchak	N/A	N/A	N/A	N/A	70,662	(8)	$735,591	51,621	$537,375
Melissa A Indest					31,611	(9)	$329,071	46,997	$489,239
Option Grant Dates 03/08/07 Award 03/14/08 Award 03/05/10 Award	3,919 3,919 2,613	N/A N/A N/A	$34.80 $13.96 $5.76	03/07/17 03/13/18 03/04/20
Former Officer
Michael P. Glimcher(5)	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
(1)

The listed amounts represents the aggregate market value of the unvested securities listed in column (f) as computed by multiplying the Common Shares’ closing market price of $10.41 per share as listed on the NYSE as of December 31, 2016 by the number of unvested securities listed in the adjacent column (f) (amounts are stated to the nearest dollar).

(2)

The listed amounts for Messrs. Yale, Knerr, Demchak and Ms. Indest represent payouts for the maximum level of performance for the 2016 Annual Awards and, as applicable, the performance-based LTIP Unit allocations awarded during 2014 (the “2014 Performance-Based LTIP Unit Allocations”) and 2015 (the “2015 Performance-Based LTIP Unit Allocations”). For performance-based LTIP Unit allocations, each remaining performance year/period is included in the amount listed. Estimated payouts for maximum performance for Mr. Yale and Ms. Indest with respect to their 2015 Performance-Based LTIP Allocations is 51,330 and 25,665 LTIP Units, respectively. With respect to the 2016 Annual Awards, the maximum level of performance for Messrs. Yale, Knerr, Demchak and Ms. Indest would be 49,720, 49,223, 36,621 and 21,332 RSUs, respectively. The reported amount in column (h) for each eligible Named Executive is the sum of the estimated payout for maximum performance for the 2016 Annual Awards and, as applicable, the 2014 Performance-Based LTIP Unit Allocations and 2015 Performance-Based LTIP Unit Allocations. As discussed in the CD&A, Mr. Glimcher’s eligibility to receive a payout for the 2016 Annual Awards and 2015 Performance-Based LTIP Unit Allocations was forfeited in connection with his resignation. Mr. Conforti is not eligible to receive a payout for the 2016 Annual Awards, 2014 Performance-Based LTIP Unit Allocations, or 2015 Performance-Based LTIP Unit Allocations. As discussed in the CD&A, no awards of LTIP Units were made with respect to the 2014 Performance-Based LTIP Unit Allocations or 2015 Performance-Based LTIP Unit Allocations and with respect to the 2016 Annual Awards, as discussed in the CD&A, payouts were made at target.

(3)

Listed amounts represent the aggregate market value of the LTIP Units and RSUs listed in column (h). The listed value was computed by multiplying the Common Shares’ closing market price of $10.41 as listed on the NYSE as of December 31, 2016 by the number of LTIP Units and RSUs listed in the adjacent column (amounts are stated to the nearest dollar).

(4)

The total represents unvested RSUs held by Mr. Conforti. The RSUs shall all vest on October 6, 2019 subject to Mr. Conforti’s continued employment with the Company through the aforementioned vesting date. Each RSU represents a contingent right to receive one share of Common Stock.

(5)	Mr. Glimcher held no outstanding equity awards or other securities of the Company that as of December 31, 2016 had not vested.

(6)	Total represents Mr. Yale’s 129,129 unvested Converted Restricted Share Awards, 25,666 unvested LTIP Units that are part of the 2015 Inducement Awards, and 19,011 unvested LTIP Units that comprise payment for the 2015 Annual Awards (the “Yale Annual Award LTIPs”). The vesting dates for Mr. Yale’s 129,129 unvested Converted Restricted Share Awards are as follows subject to his continued employment on the applicable vesting date: (i) 7,399 shares vest on May 10, 2017, (ii) 89,089 shares vest on September 20, 2017, (iii) 11,266 shares vest in equal installments on May 9, 2017 and May 9, 2018, and (iv) 21,375 shares vest in equal installments on May 7, 2017, May 7, 2018, and May 7, 2019. The remaining unvested LTIP Units that comprise part of the 2015 Inducement Awards shall vest in one-third (33%) tranches on each of the next three anniversaries of the Merger Closing Date, subject to Mr. Yale’s continued employment on the applicable vesting date. Of the unvested Yale Annual Award LTIPs, 6,337 of these units vested on January 1, 2017 and 8,556 units from the 2015 Inducement Awards vested on January 15, 2017. The remaining unvested Yale Annual Award LTIPs shall vest in equal installments on January 1, 2018 and January 1, 2019, subject to Mr. Yale’s continued employment on the applicable vesting date. The restricted stock for Mr. Yale reflected in the table above is the byproduct of the conversion of GRT restricted common shares into Converted Restricted Share Awards at the Merger Closing Date using the Equity Award Exchange Ratio (defined below).

(7)

Total represents Mr. Knerr’s 15,000 unvested LTIP Units that are part of the 2014 Inducement Awards and 18,821 unvested LTIP Units that comprise payment for the 2015 Annual Awards (the “Knerr Annual Award LTIPs”). The remaining unvested LTIP Units that comprise part the 2014 Inducement Awards shall vest in equal installments on August 25, 2017 and August 25, 2018, subject to Mr. Knerr’s continued employment on the applicable vesting date. The unvested Knerr Annual Award LTIPs shall vest in three installments beginning January 1, 2017 and each January 1st thereafter until 2019, subject to Mr. Knerr’s continued employment on the applicable vesting date. On January 1, 2017, 6,274 Knerr Annual Award LTIPs vested.

(8)

Total represents Mr. Demchak’s 7,500 unvested LTIP Units that are part of the 2014 Inducement Awards, 13,162 unvested LTIP Units that comprise payment for the 2015 Annual Awards (the “Demchak Annual Award LTIPs”) and an additional 50,000 unvested RSUs. The remaining unvested LTIP Units that comprise part the 2014 Inducement Awards shall vest in equal installments on August 25, 2017 and August 25, 2018, subject to Mr. Demchak’s continued employment on the applicable vesting date. The remaining unvested Demchak Annual Award LTIPs shall vest in three installments beginning January 1, 2017 and each January 1st thereafter until 2019, subject to Mr. Demchak’s continued employment on the applicable vesting date. On January 1, 2017, 4,387 Demchak Annual Award LTIPs vested. Mr. Demchak’s 50,000 unvested RSUs shall all vest on June 20, 2019, subject to his continued employment on the applicable vesting date.

(9)

Total represents Ms. Indest’s 10,725 unvested Converted Restricted Share Awards, 12,832 unvested LTIP Units that that are part of the 2015 Inducement Awards, and 8,054 unvested LTIP Units that comprise payment for the 2015 Annual Awards (the “Indest Annual Award LTIPs”). The vesting dates for Ms. Indest’s 10,725 unvested Converted Restricted Share Awards are as follows subject to her continued employment on the applicable vesting date: (i) 1,982 shares vest on May 10, 2017, (ii) 3,018 shares vest in equal installments on May 9, 2017 and May 9, 2018, and (iii) 5,725 shares vest in equal installments on May 7, 2017, May 7, 2018, and May 7, 2019. The remaining unvested LTIP Units that comprise part of the 2015 Inducement Awards shall vest in one-third (33%) tranches on each of the next three anniversaries of the Merger Closing Date, subject to her continued employment on the applicable vesting date. Of the unvested Indest Annual Award LTIPs, 2,685 of these units vested on January 1, 2017 and 4,277 units from the 2015 Inducement Awards vested on January 15, 2017. The remaining unvested Indest Annual Award LTIPs shall vest in equal installments on January 1, 2018 and January 1, 2019, subject to Ms. Indest’s continued employment on the applicable vesting date. The option awards and restricted stock for Ms. Indest reflected in the table above are the byproduct of the conversion of GRT restricted common shares and stock options into Converted Restricted Share Awards and Converted Options at the Merger Closing Date using the Equity Award Exchange Ratio.

Named Executives formally employed with GRT prior to the Merger who held GRT stock options and restricted common stock, received from the Company, as part of the Merger consideration paid in 2015, converted stock options for Common Shares (“Converted Options”) and converted restricted Common Shares (“Converted Restricted Share Awards”). The Converted Options and Converted Restricted Share Awards were issued from the WPGLP Plan, but the terms and conditions of each security, including the applicable vesting schedule, are governed by the respective GRT equity compensation plan that the Company assumed in connection with the consummation of the Merger. The conversion mechanics operated as follows; in addition to any other Merger consideration due under the Merger agreement, each GRT restricted common share was exchanged for 0.7840 (the “Equity Award Exchange Ratio”) of a WPG Common Share. The Equity Award Exchange Ratio was also applied to GRT stock options to convert them into Converted Options. Lastly, the Equity Award Exchange Ratio was used to convert the exercise price of a GRT stock option (“GRT Option Exercise Price”) to the exercise price for the Converted Option by dividing the GRT Option Exercise Price by the Equity Award Exchange Ratio. During 2016, the Company did not issue or award any stock options or restricted Common Shares to any of its executive personnel, including all of the Named Executives.

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OPTION EXERCISES AND STOCK VESTED

DURING THE YEAR 2016

The following table sets forth certain information concerning the vesting of Converted Restricted Share Awards, RSUs, and certain LTIP Unit awards held by certain of the Named Executives during the fiscal year ended December 31, 2016. All reported dollar amounts are rounded to the nearest dollar.

Name	Stock Awards
(a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($) (c)
Louis G. Conforti	8,403	$84,450(1)
Mark E. Yale	29,420	$309,805(2)
Keric M. “Butch” Knerr	7,500	$101,850(3)
Robert P. Demchak	3,750	$50,925(3)
Melissa A. Indest	9,867	$101,718(2)
Former Officer
Michael P. Glimcher	822,848	$10,200,086(2)
(1)

Represents the aggregate dollar value realized upon the lapse of the transfer restrictions (i.e., vesting) of the RSUs listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).

(2)

Represents the aggregate dollar value realized upon the vesting of the Converted Restricted Share Awards and LTIP Units listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting dates (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting dates).

(3)

Represents the aggregate dollar value realized upon the vesting of the LTIP Units listed in the adjacent column as determined by multiplying the number of Common Shares underlying the respective award included in the adjacent column for the respective Named Executive by the market value of the Common Shares on the respective vesting date (computed using the closing market price of the Common Shares as listed on the NYSE as of the respective vesting date).

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Pension Benefits and Non-Qualified Deferred Compensation

None of our Named Executives participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us.

Potential Payments upon Termination or Change in Control

The arrangements we have with the Named Executives currently employed by us for severance payments and benefits following a termination of employment or a change in control in connection with or that precedes a qualifying termination are memorialized in the Named Executive’s employment agreement or, with respect to Ms. Indest, in the Amended and Restated Severance Benefits Agreement (the “Indest Agreement”). Payments and benefits discussed in this section will cover termination for cause (defined below), no cause, good reason (defined below), death, disability (defined below), or following a change in control (defined below) of the Company. For purposes of this disclosure and except as otherwise provided, the triggering date for the payments and benefits described below shall be December 30, 2016 (the “Triggering Date”), the last business day for our company in 2016, when the per share closing market price for the Common Shares was $10.41. This section will disclose the following: (i) the potential payments upon termination or change in control under: (A) the new arrangements we entered into with Messrs. Demchak, Yale, Knerr and Ms. Indest shortly after 2016 which all became effective on January 1, 2017 (the “New Severance Arrangements”) and (B) the Conforti Agreement, (ii) the potential payments upon termination or change in control for the severance arrangements of certain Named Executives (excluding Mr. Conforti) that were in place and effective as of the Triggering Date (the “Legacy Severance Arrangements”), and (iii) the actual payments made and benefits provided to Mr. Michael P. Glimcher in connection with his resignation on the Separation Date.

i.	Potential Payments upon Termination or Change in Control – New Severance Arrangements

Payment and benefits upon termination for any reason other than cause or by a WPG Executive for good reason

The termination and severance benefits disclosed in this section that are part of an employment agreement remain enforceable for the term of the respective employment agreement. With respect to Ms. Indest, the termination and severance benefits under the Indest Agreement shall remain enforceable until Ms. Indest’s employment with the Company (or any affiliate) terminates and she is entitled to receive all benefits under the Indest Agreement. The change in control severance benefits under the employment agreements of Messrs. Demchak, Yale, Knerr (each together with Mr. Conforti, the “WPG Executives” and singly, a “WPG Executive”) are structured as “double trigger” benefits. In other words, change in control does not itself trigger the severance benefits; rather, severance benefits discussed herein only become payable in the event of a termination of employment upon or within two (2) years after a change in control.

Under the amended and restated employment agreements for Messrs. Demchak, Knerr and Yale (all, collectively, the “Employment Agreements” and each, singly, an “Employment Agreement) and the Conforti Agreement for Mr. Conforti, if during the respective employment period under one or more of the Employment Agreements or the Conforti Agreement, the Company terminates the employment of a WPG Executive for a reason other than cause or the WPG Executive terminates employment for good reason, then the Company shall pay and provide to the terminated WPG Executive a lump sum cash payment within thirty (30) days after the date of termination (defined below) as follows: (i) the WPG Executive’s annual base salary and vacation pay through the date of termination, (ii) the WPG Executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the date of termination occurs (other than any portion of such annual bonus that was previously deferred, which portion shall instead be paid in accordance with the applicable deferral election) if such bonus has not been paid as of the date of termination, and (iii) the WPG Executive’s business expenses that have not been reimbursed by the Company as of the date of termination and were incurred by the WPG Executive prior to the date of termination in accordance with applicable Company policy, in the case of each of clauses (i) through (iii), to the extent not previously paid (the sum of the amounts described in clauses (i) through (iii) shall be referred to herein as the “Accrued Obligations.”

Furthermore, subject to the terminated WPG Executive’s continued compliance with the restrictive covenants in the applicable Employment Agreement or, with respect to Mr. Conforti, the Conforti Agreement regarding non-competition, non-solicitation, confidentiality and non-disparagement (the “Covenants”) and timely delivery (and non-revocation) of an executed release of claims against the Company, its affiliates and certain agents (a “Release”), the Company will further pay or provide the following:

a)

for Messrs. Demchak, Conforti, and Knerr, payment in installments in accordance with the Company’s normal payroll practices an amount equal to two (2) times the sum of: (1) the respective WPG Executive’s annual base salary and (2) target bonus opportunity in effect for the year in which the date of termination occurs. For Mr. Yale, the aforementioned multiplier for such amounts shall be three (3) when the date of termination is prior to December 31, 2017 and two (2) when the date of termination is after December 31, 2017 (all such payments for each WPG Executive, a “Cash Severance Payment”);

b)

to the extent permitted by the Company’s group health insurance carrier, subject to the WPG Executive making a timely election to receive coverage provided to former employees under COBRA, and as would not cause the Company to incur tax or other penalties, the Company shall pay in installments to the terminated WPG Executive an after-tax amount equal to the monthly amount of the COBRA continuation coverage premium under the Company’s group medical plans as in effect from time to time, for eighteen (18) months following the date of termination, in accordance with the Company’s normal payroll practices (the “Post-Employment Health Care Benefits”);

c)

full accelerated vesting of any outstanding time-based equity awards, including RSUs, Converted Restricted Share Awards, and LTIP Units, and waiver of any service-based vesting conditions on any other outstanding equity-based or long-term performance awards (the “Time-Based Award Vesting Benefits”);

d)

accelerated vesting of any outstanding inducement LTIP Units and special performance LTIP Units held by the WPG Executive which are unvested on the date of termination; and for any current special performance period, or completed special performance period as to which a grant of special performance LTIP Units has not been made by the date of termination, special performance LTIP Units shall be (1) granted based (A) as to a current special performance period, on actual performance through the date of termination (projected to the end of the applicable performance period for absolute, but not for relative, performance goals), with the amount earned not pro-rated for the partial completion of the special performance period, and (B) as to a completed special performance period as to which a grant of special performance LTIP Units has not been made by the date of termination, on actual performance through the end of such special performance period, with the amount earned not prorated, and (2) vested without regard to any applicable service vesting condition upon grant (the “LTIP Vesting Benefits”);

e)

with respect to any outstanding PSUs or other performance-based awards, such awards shall be vested based on actual performance over the applicable performance period without regard to any applicable service vesting condition (the “Performance Award Vesting Benefits”);

f)

a pro rata portion of the WPG Executive’s annual bonus for the year in which the date of termination occurs, based on (1) the portion of such year the WPG Executive was employed and (2) actual performance for such period (the “Pro-Rata Bonus”); and

g)

to the extent not theretofore paid or provided, the Company shall timely pay or provide to the WPG Executive any other amounts or benefits required to be paid or provided or that the WPG Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company and its affiliated companies through the date of termination (such other amounts and benefits, the “Other Benefits”).

Payment and benefits upon termination for cause or by a WPG Executive without good reason

Under the Employment Agreements and the Conforti Agreement, in the event the Company terminates the employment of a WPG Executive for cause or the WPG Executive terminates employment without good reason (which may include a termination of employment resulting from the WPG Executive giving a notice to the Company of his non-renewal of the respective employment agreement), then the respective Employment Agreement or Conforti Agreement, as applicable, shall terminate without further obligations to the WPG Executive other than the obligation to provide the terminated WPG Executive with the: (i) Accrued Obligations and (ii) Other Benefits. In the event the WPG Executive is terminated for cause then the Accrued Obligations shall not include the WPG Executive’s unpaid annual bonus for the year immediately preceding the year in which the date of termination occur. Payments made under these circumstances shall be made at the same time and form as payments made for Accrued Obligations following a termination for any reason other than cause or by the WPG Executive for good reason.

Payment and benefits to a WPG Executive upon termination for death or disability

In the event the employment of a WPG Executive is terminated due to death or disability then the respective Employment Agreement or, as appropriate, the Conforti Agreement, shall terminate without further obligations to the WPG Executive’s legal representatives, in the case of death, or to the WPG Executive, in the case of disability, other than payment or provision of the: (i) Accrued Obligations, (ii) Other Benefits, and (iii) subject to the timely delivery of a Release (from the WPG Executive in the case of disability and the legal representative(s) of the WPG Executive in the case of death), the Time-Based Award Vesting Benefits, the Performance Award Vesting Benefits, the Post-Employment Health Care Benefits, and the Pro Rata Bonus.  The term “Other Benefits,” in the context of payments and benefits following a termination due to the death of a WPG Executive, shall include death benefits as in effect on the date of the WPG Executive’s death with respect to senior executives of the Company and, in the context of payments and benefits following a termination due to the disability of WPG Executive, shall include short-term and long-term disability benefits as in effect on the date of the WPG Executive’s disability with respect to senior executives of the Company. Payments made and benefits provided under these circumstances shall be made at the same time and form as payments made and benefits provided following a termination for any reason other than cause or by the WPG Executive for good reason.

Additionally, with respect to such payments and benefits provided after Mr. Yale’s termination due to a disability or death that occurs prior to March 31, 2017, in addition to the other payments and benefits described in the preceding paragraph under such circumstances and subject to the timely delivery of an executed Release (from Mr. Yale in the case of disability and his legal representative(s) in the case of his death), the Company shall also provide to Mr. Yale, in the case of disability, and his legal representatives, in the case of death, a cash lump sum payment equal to two (2) times the sum of: (i) the Mr. Yale’s then annual base salary plus (ii) Mr. Yale’s target bonus opportunity as in effect for the year in which the date of termination occurs.

Payment and benefits to a WPG Executive upon termination following a change in control

In the event that during the respective employment period under any Employment Agreement or, as applicable, the Conforti Agreement, either: (i) the Company terminates the employment of a WPG Executive for any reason other than cause or due to the WPG Executive’s death or disability or (ii) the WPG Executive terminates employment with the Company for good reason, in either case upon or within two (2) years after a change in control, then the Company shall pay and provide the WPG Executive as follows:

a)	the Accrued Obligations;

b)	the Other Benefits;

c)	subject to the terminated WPG Executive’s continued compliance with the Covenants and timely delivery of a Release, the following:

(1)	Cash Severance Payment;

(2)	Post-Employment Health Care Benefits;

(3)	full vesting of any outstanding RSUs (including PSUs converted into RSUs in connection with the change in control) or other service-based equity or equity-based awards;

(4)

for any outstanding performance periods, any PSUs or other performance-based awards shall be vested based on actual performance over the applicable performance period without regard to any applicable service vesting condition; and

(5)	a pro rata portion of WPG Executive’s target bonus opportunity for the year in which the termination of employment occurs, based on the portion of such year the WPG Executive was employed.

In the event of a change in control, with respect to any performance-based equity awards outstanding as of the date of the change in control, (A) the performance period shall be deemed to have ended on the date of the change in control and the attainment of the performance goals shall be calculated by reference to performance as of the date of the change in control, as determined by the Compensation Committee in good faith in its sole discretion and (B) the number of performance-based equity awards earned pursuant to clause (A) shall be converted to time-vesting RSUs which shall vest as follows: (I) if the surviving or successor entity in the change in control does not continue, assume or replace such RSUs with a substitute grant with the same intrinsic value (“Substitute Stock”), such RSUs will vest on the date of the change in control; or (II) if the surviving or successor entity in the change in control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of (a) the last day of the original performance period (as set forth in the applicable award agreement between the WPG Executive and the Company) if the WPG Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates until the last day of such performance period or (b) the date that WPG Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the Employment Agreement or the Conforti Agreement, as applicable.

With respect to time-based equity awards outstanding as of the date of the change in control, such awards shall vest as follows: (A) if the surviving or successor entity in the Change in Control does not continue, assume or replace such RSUs with Substitute Stock, such RSUs will vest on the date of the Change in Control; or (B) if the surviving or successor entity in the Change in Control continues, assumes or replaces such shares of stock with Substitute Stock, then such shares of Substitute Stock shall vest on the earlier of (I) the original vesting date or dates (as set forth in the applicable award agreement between the WPG Executive and the Company) if the WPG Executive provides continuous service to the Company, the surviving or successor entity, or one of their respective affiliates through such vesting date or (II) the date that WPG Executive’s service to the Company, the surviving or successor entity, or one of their respective affiliates is terminated pursuant to the terms of the Employment Agreement or the Conforti Agreement, as applicable.

No WPG Executive under either an Employment Agreement or the Conforti Agreement has any obligation to seek employment or take any other action in the event employment is terminated in order to mitigate amounts payable or level of benefits due under any Employment Agreement or, as applicable, the Conforti Agreement. Furthermore, nothing in either an Employment Agreement or the Conforti Agreement is intended to prevent or limit continuing or future participation in any plan, program, policy, contract, agreement, or practice provided by the Company or any affiliate and for which a WPG Executive qualifies to participate. Also, under the Conforti Agreement, with respect to Mr. Conforti, WPG will reimburse Mr. Conforti to the fullest extent permitted by law for legal fees and expenses reasonably incurred by Mr. Conforti as a result of Mr. Conforti, the Company, or others seeking to enforce the terms of the Conforti Agreement; provided, however (i) if such contest is initiated on or after a change in control or a change in control occurs during the pendency of such a contest, reimbursement of such fees and expenses will not be provided if Mr. Conforti is found pursuant to a judgment, decree, or order to not have acted in good faith in bringing or defending the contest and (ii) if such contest is initiated prior to a change in control and a change in control does not occur during the pendency of the contest, reimbursement of Mr. Conforti’s legal fees and expenses shall be provided only if Mr. Conforti substantially prevails on at least one substantive issue in the contest.

Payment and benefits under the Indest Agreement upon termination of Ms. Indest

Under the Indest Agreement, in the event Ms. Indest’s employment with the Company is terminated by the Company without cause or by Ms. Indest for good reason, Ms. Indest shall be entitled to receive the following compensation and benefits set forth below, subject to Ms. Indest’s timely delivery of a Release:

(i)

a lump sum severance payment equal to two (2) times Ms. Indest’s annual base salary at the rate in effect at the time of her termination plus the target annual cash bonus opportunity applicable to Ms. Indest under the applicable annual cash bonus plan(s) in which she participates in the year in which the termination occurs or such annual cash bonus plan(s) in effect during the Company’s most recently completed fiscal year if no duly effective and approved annual cash bonus plan is in place for the year in which the termination occurs;

(ii)

(A) any accrued bonus earned but not yet paid for the year prior to the year in which Ms. Indest’s termination occurs and (B) a pro rata portion of Ms. Indest’s annual bonus for the year in which the termination occurs, based on (1) the portion of such year Ms. Indest was employed by the Company and (2) the actual performance for the period;

(iii)	full vesting on the date of Ms. Indest termination of any time-based WPG restricted Common Stock awards granted to Ms. Indest which are outstanding and unvested on the date of termination; and

(iv)

the Company’s payment of the premium for 18 months following the date of Ms. Indest’s termination of employment, to continue all medical, dental, and vision group insurance benefit programs or arrangements in which Ms. Indest was entitled to participate immediately prior to her termination, provided that Ms. Indest continued participation is allowable under the general terms and provisions of such plans and programs and provided further, that in the event that Ms. Indest becomes employed by any third party during such 18-month period, then upon the date of such employment Ms. Indest shall no longer be entitled to any medical, dental, or vision insurance benefits described in the preceding clause. Subject to the preceding sentence, in the event Ms. Indest’s participation in any such plan or program is barred, the Company shall arrange to pay the value of the COBRA premium at the pricing to Ms. Indest as it existed at the time of her termination.

Definitions Used Above

For purposes of the discussion and disclosures only relating to the Indest Agreement, the following definitions shall apply:

“cause” shall mean: (i) Ms. Indest’s willful failure to perform or substantially perform her material duties with WPG and its subsidiaries or affiliates (collectively, the “Corporation”); (ii) illegal conduct or gross misconduct by Ms. Indest that is willful and demonstrably and materially injurious to the Corporation’s business, financial condition or reputation; (iii) a willful and material breach by Ms. Indest of her obligations under the Indest Agreement or of any restrictive covenants or confidentiality provisions set forth in any agreement between Ms. Indest and the Corporation; or (iv) Ms. Indest’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; provided, however, that the actions in (i) and (iii) above will not be considered “cause” unless Ms. Indest has failed to cure such actions within thirty (30) days of receiving written notice specifying, with particularity, the events allegedly giving rise to cause and, further, provided, that, such actions will not be considered cause unless the Corporation provides Ms. Indest with written notice of the events allegedly giving rise to cause within ninety (90) days of any executive officer of WPG (excluding Ms. Indest, if applicable at the time of such notice) having knowledge of the relevant action. Further, no act or failure to act by Ms. Indest will be deemed “willful” unless done or omitted to be done not in good faith or without reasonable belief that such action or omission was in the Corporation’s best interests, and any act or omission by Ms. Indest pursuant to authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Corporation will be deemed made in good faith and in the best interests of the Corporation.

“good reason” shall mean the occurrence of any one of the following events without the prior written consent of Ms. Indest: (i) a material diminution of Ms. Indest’s annual base salary, duties, responsibilities, authorities, powers or functions (including ceasing to be WPG’s Senior Vice President, Finance and Chief Accounting Officer, which includes leading the accounting, finance, and investor relations functions, or including assignment of duties inconsistent with the Senior Vice President, Finance and Chief Accounting Officer); or (ii) a relocation that would result in Ms. Indest’s principal location of employment being moved fifty (50) miles or more away from Ms. Indest’s principal place of employment as of the Effective Time and, as a result, Ms. Indest’s commute increasing by fifty (50) miles or more; provided, however, that the actions in (i) and (ii) above will not be considered good reason unless the Ms. Indest shall have provided written notice to the Corporation, within 120 days of Ms. Indest’s knowledge of the events allegedly giving rise to good reason, setting forth the basis for the occurrence of the good reason event in reasonable detail, and the Corporation shall have failed to cure such actions within thirty (30) days of receiving such written notice (and if the Corporation does effect a cure within that period, such written notice shall be ineffective notice of termination). Unless Ms. Indest gives the Corporation a written notice setting forth the basis of the occurrence of the good reason event in reasonable detail within 120 days of Ms. Indest’s knowledge of the event which, after any applicable notice and the lapse of any applicable 30-day grace period, would constitute good reason, such event will cease to be an event constituting good reason. This definition of good reason shall supersede all contrary definitions of good reason set forth in any agreements or arrangements by and between the Corporation and Ms. Indest.

For purposes of the discussion and disclosures only relating to the Employment Agreements, the Conforti Agreement and each of the WPG Executives, the following definitions shall apply:

“cause” shall mean (i) a WPG Executive’s willful failure to perform or substantially perform the WPG Executive’s material duties with the Company; (ii) illegal conduct or gross misconduct by the WPG Executive that, in either case, is willful and demonstrably and materially injurious to the Company’s business, financial condition or reputation, or, in the good faith determination of the Board, is potentially materially injurious to the Company’s business, financial condition or reputation; or (iii) a material breach by the WPG Executive of the WPG Executive’s obligations under the respective Employment Agreements or Conforti Agreement, including without limitation, a material breach of the Covenants; or (iv) the WPG Executive’s conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony crime or a crime involving moral turpitude, fraud, forgery, embezzlement or similar conduct; provided, however, that the actions in (i), (ii) and (iii) above will not be considered cause unless the WPG Executive has failed to cure such actions within thirty (30) days of receiving written notice specifying, with particularity, the events allegedly giving rise to cause; and, further provided, that such actions will not be considered cause unless the Company provides such written notice within ninety (90) days of any member of the Board (excluding the WPG Executive, if applicable at the time of such notice) having knowledge of the relevant action.  Further, no act or failure to act by the WPG Executive will be deemed “willful” unless done or omitted to be done not in good faith or without reasonable belief that such action or omission was in the Company’s best interests, and any act or omission by the WPG Executive pursuant to authority given pursuant to a resolution duly adopted by the Board or on the advice of counsel for the Company will be deemed made in good faith and in the best interests of the Company.  The WPG Executive will not be deemed to be discharged for cause unless and until there is delivered to the WPG Executive a copy of a resolution duly adopted by the affirmative vote of not less than two thirds (2/3) of the entire membership of the Board (excluding the WPG Executive, if he is then a member of the Board), at a meeting called and duly held for such purpose (after reasonable notice to WPG Executive and an opportunity for the WPG Executive and the WPG Executive’s counsel to be heard before the Board), finding in good faith that WPG Executive is guilty of the conduct set forth above and specifying the particulars thereof in detail.

“good reason” shall mean the occurrence of any one of the following events without the prior written consent of the respective WPG Executive: (i) a material reduction in the WPG Executive’s annual base salary or a material diminution of the WPG Executive’s duties or responsibilities, authorities, powers or functions; or (ii) a relocation that would result in the WPG Executive's (excluding Mr. Conforti) principal location of employment being moved thirty-five (35) miles or more away from the WPG Executive's (excluding Mr. Conforti) principal place of employment and, as a result, the WPG Executive's (excluding Mr. Conforti) commute increasing by 35 miles or more; or (iii) any material breach of an Employment Agreement or, as applicable, the Conforti Agreement by the Company, including without limitation any material breach of the award agreements contemplated hereby or the WPG Executive (excluding Mr. Conforti) being required to report other than directly to the CEO or the Board or, with respect to Mr. Conforti, being required to report other than solely and directly to the Board; or (iv) the Company’s issuance to the WPG Executive of a notice of non-renewal; provided, however, that the actions in (i) through (iii) above will not be considered good reason unless the WPG Executive shall describe the basis for the occurrence of the good reason event in reasonable detail in a notice of termination provided to the Company in writing within sixty (60) days of the WPG Executive’s knowledge of the actions giving rise to the good reason, and the Company has failed to cure such actions within thirty (30) days of receiving such notice of termination (and if the Company does effect a cure within that period, such notice of termination shall be ineffective) and, provided, further that the action in (iv) above will not be considered good reason unless the WPG Executive shall duly serve through the end of the then-applicable employment period.  Unless the WPG Executive gives the Company a notice of termination for good reason within 120 days of the initial existence of any event which, after any applicable notice and the lapse of any applicable 30-day grace period, would constitute good reason, such event will cease to be an event constituting good reason.

“disability” shall mean the “permanent and total disability” of the WPG Executive as defined in Section 22(e)(3) of the Code, or any successor provision thereto.

“change in control” shall mean the happening of any of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the Company’s then outstanding voting securities entitled to vote generally in the election of directors;

(ii)

individuals who, immediately following the consummation of the distribution of the Common Stock to the shareholders of Simon, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 6, 2014 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)

a reorganization, merger or consolidation of the Company, in each case unless, following such reorganization, merger or consolidation, (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their beneficial ownership, immediately prior to such reorganization, merger or consolidation, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation resulting from such reorganization, merger or consolidation and any person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation;

(iv)

the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition (A) more than sixty percent (60%) of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities entitled to vote generally in the election of directors immediately prior to such sale or other disposition in substantially the same proportion as their beneficial ownership, immediately prior to such sale or other disposition, of the Company’s outstanding voting securities, (B) no person (excluding the Company, any employee benefit plan or related trust of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, twenty-five percent (25%) or more of the Company’s outstanding voting securities) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Additionally, to the extent the impact of a change in control on a payment would subject a WPG Executive to additional taxes under the Section 409A of the Code, a change in control for purposes of such payment will mean both a change in control and a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code and the regulations promulgated thereunder as applied to the Company.

“date of termination” shall mean (i) if the WPG Executive’s employment is terminated by the Company (A) for cause or (B) for any reason other than for cause, or due to the WPG Executive’s death or disability, the date of receipt of the notice of termination or any later date specified therein (which date shall not be more than thirty (30) days after the giving of such notice), (ii) if the WPG Executive’s employment is terminated by reason of death or by the Company for disability, the date of death of the WPG Executive or the disability effective date, as the case may be, (iii) if the WPG Executive’s employment is terminated by the WPG Executive for good reason or without good reason, thirty (30) days from the date of the Company’s receipt of the notice of termination, or such later date as is mutually agreed by the Company and the WPG Executive (subject to the Company’s right, if applicable, to cure the good reason event), or (iv) if the WPG Executive’s employment is terminated as a result of the Company’s issuance to him of a notice of non-renewal, the date of termination shall be the last day of the applicable employment period or such later date as is mutually agreed by the Company and the WPG Executive. Notwithstanding the foregoing, in no event shall the date of termination occur until the WPG Executive experiences a “separation from service” within the meaning of Section 409A of the Code and, notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the date of termination.

The table below and its accompanying footnotes illustrate for each WPG Executive and Ms. Indest the various payments and benefits due each under the New Severance Arrangements and, with respect to Mr. Conforti, the Conforti Agreement following the employment termination events described above. As stated earlier, the amounts in the table are provided under the assumptions that the employment termination occurred on the Triggering Date, the closing market price of the Company’s Common Stock is $10.41 per share, each of the aforementioned agreements are effective as of the Triggering Date (assuming the annual salary in effect as of the Triggering Date is that in place for fiscal year 2016), there is no underlying dispute concerning the termination or the amounts to be paid, and no violation of the Covenants. For purposes of this disclosure, no compensation provided shall constitute deferred compensation or be deferred by the respective Named Executive, and the Compensation Committee did not exercise any discretion in approving any of the payments or benefits described below. Any performance assessments for cash bonus payments shall be based upon target performance. Also, the disclosures in the table below assume that all pre-conditions to payments and benefits have been satisfied by the Company and the respective Named Executive including, but not limited to, the Company’s timely receipt of a Release and the expiration of the non-revocation period. The amounts stated below represent aggregate or lump sum totals that may, in some instances, be paid out in installments or over time under the respective agreement. For purposes of the following tabular disclosure only, Messrs. Conforti, Demchak, Yale, Knerr and Ms. Indest shall each be referenced as an “Executive.” All amounts are rounded to the nearest dollar.

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	Termination by Us for Other than Cause or by the Executive for Good Reason (a)	Termination by Us for Cause or by the Executive without Good Reason (b)	Termination due to Death or Disability of Executive (c)	Qualifying Termination upon or following a Change in Control (d)
Mr. Conforti
Cash Payments	$3,756,578(1)	$56,578(2)	$56,578(3)	$3,756,578(4)
Equity Award Vesting Benefits(5)	$2,961,468	N/A	$2,961,468	$2,961,468
Additional Benefits	$0	$0	$0	$0
Total Value of Payments & Benefits	$6,718,046	$56,578	$3,018,046	$6,718,046
Mr. Yale
Cash Payments	$4,130,774(1)	$29,779(2)	$2,981,855(3)	$4,112,955(4)
Equity Award Vesting Benefits(5)	$2,326,906	N/A	$2,326,906	$2,326,906
Additional Benefits(6)	$27,964	$0	$27,964	$27,964
Total Value of Payments & Benefits	$6,485,644	$29,779	$5,336,726	$6,467,825
Mr. Knerr
Cash Payments	$3,728,387(1)	$31,698(2)	$949,495(3)	$3,311,642(4)
Equity Award Vesting Benefits(5)	$864,488	N/A	$864,488	$864,488
Additional Benefits(6)	$34,253	$0	$34,253	$34,253
Total Value of Payments & Benefits	$4,627,128	$31,698	$1,848,236	$4,210,383
Mr. Demchak
Cash Payments	$2,482,115(1)	$21,834(2)	$607,115(3)	$2,459,334(4)
Equity Award Vesting Benefits(5)	$1,116,816	N/A	$1,116,816	$1,116,816
Additional Benefits(6)	$27,469	$0	$27,469	$27,469
Total Value of Payments & Benefits	$3,626,400	$21,834	$1,751,400	$3,603,619
Ms. Indest
Cash Payments	$1,252,620(1)	N/A(2)	N/A(3)	$1,252,620(4)
Equity Award Vesting Benefits(5)	$329,071	N/A	N/A	$329,071
Additional Benefits	$0	N/A	N/A	$0
Total Value of Payments & Benefits	$1,581,691	N/A	N/A	$1,581,691

(1) Following a termination of employment for other than cause or by the respective Executive for good reason, the cash severance payment under the Employment Agreement for Messrs. Knerr and Demchak would be the sum of the following: (A) accrued and unpaid annual base salary through the date of termination which for Messrs. Knerr and Demchak would be $19,726 and $14,622, respectively; (B) vacation pay through the date of termination which for Messrs. Knerr and Demchak would be $9,757 and $7,212, respectively; (C) unreimbursed business expenses as of the date of termination which for Messrs. Knerr and Demchak would be $2,215 and $0, respectively; (D) the Total Bonus Award under the 2016 Plan for Messrs. Knerr and Demchak, respectively; and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination, which for Messrs. Knerr and Demchak would be $507,373 and $375,000, respectively and (ii) the Target Bonus Payout Amount under the 2016 Plan, which for Messrs. Knerr and Demchak would be $882,073 and $562,500, respectively. For Mr. Yale, his cash severance payment following a termination of employment for other than cause or for good reason would be the sum of: A) accrued and unpaid annual base salary through the date of termination of $19,923; (B) vacation pay through the date of termination of $9,856; (C) unreimbursed business expenses as of the date of termination which are $0; (D) Total Bonus Award under the 2016 Plan; and (E) three (3) times the sum of: (i) annual base salary on the date of termination of $512,500 and (ii) the Target Bonus Payout Amount under the 2016 Plan of $636,419. Under the Conforti Agreement, following a termination of employment for other than cause or for good reason, the cash severance payment would consist of the sum of Mr. Conforti’s: (A) accrued and unpaid annual base salary through the date of termination of $34,811; (B) vacation pay through the date of termination of $17,308; (C) unreimbursed business expenses as of the date of termination of $4,459; and (D) two (2) times the sum of: (i) Mr. Conforti’s annual base salary for the year in which the date of termination occurs which was $1,850,000 and (ii) his target bonus amount for the year in which the date of termination occurs which is $0. Lastly, with respect to Ms. Indest, following a termination of her employment for other than cause or for good reason, her cash severance payment would consist of the sum of: (A) two (2) times the sum of: (i) her annual base salary on the date of termination, which is $293,550 plus (ii) her Target Bonus Payout Amount under the 2016 Plan, which is $218,436 plus (B) Ms. Indest’s Total Bonus Award under the 2016 Plan.

(2) Pursuant to the Employment Agreements for Messrs. Yale, Knerr and Demchak and the Conforti Agreement for Mr. Conforti, following a termination of employment by us for cause or by the respective Executive without good reason, the cash severance payment would consist of the respective Executive’s (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, and (C) unreimbursed business expenses as of the date of termination. Ms. Indest would not be entitled to any payments under this circumstance pursuant to the terms and conditions of the Indest Agreement.

(3) Pursuant to the Employment Agreements for Messrs. Yale, Knerr, and Demchak, following a termination of employment on account of the death or disability of the Executive, the cash severance payment would consist of the respective Executive’s: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as of the date of termination, and (D) the respective Executive’s Total Bonus Award under the 2016 Plan. Additionally, in light of the termination date occurring before March 31, 2017, Mr. Yale’s cash severance payment would also include an amount equal to two (2) times the sum of: (i) Mr. Yale’s annual base salary on the date of termination plus (ii) his Target Bonus Payout Amount under the 2016 Plan. Ms. Indest would not be entitled to any payments under this circumstance pursuant to the terms and conditions of the Indest Agreement. Lastly, with respect to Mr. Conforti, his payment would not include any payment from the 2016 Plan because he was not eligible for a bonus award in 2016 and his payment would consist solely of: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, and (C) unreimbursed business expenses as of the date of termination.

(4) Following a qualifying termination of employment upon or following a change in control, the cash severance payment under the Employment Agreements for Messrs. Knerr and Demchak would be the sum of the following: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as the date of termination, (D) the Target Bonus Payout Amount under the 2016 Plan; and (E) two (2) times the sum of: (i) the annual base salary at the rate in effect at the time of termination and (ii) the Target Bonus Payout Amount under the 2016 Plan. For Mr. Yale, his cash severance payment under this circumstance would be the sum of: (A) accrued and unpaid annual base salary through the date of termination; (B) vacation pay through the date of termination; (C) unreimbursed business expenses as of the date of termination; (D) the Target Bonus Payout Amount under the 2016 Plan; and (E) three (3) times the sum of: (i) the annual base salary at the rate in effect at the time of termination and (ii) the Target Bonus Payout Amount under the 2016 Plan. For Mr. Conforti, his cash severance payment under this circumstance would be the sum of his: (A) accrued and unpaid annual base salary through the date of termination, (B) vacation pay through the date of termination, (C) unreimbursed business expenses as of the date of termination; and (D) two (2) times Mr. Conforti’s annual base salary for the year of the termination. Lastly, payments to Ms. Indest under this circumstance would be identical to those described in footnote 1 if the termination was by us for other than cause or by her for good reason. The cash payments to Mr. Knerr have been reduced by $381,021 because he would be better off on an after-tax basis by reducing his payments by such amount to avoid the excise tax under Section 4999 of the Code.

(5) The values representing the Equity Award Vesting Benefits were determined based a Common Stock price of $10.41 multiplied by the unvested WPG securities held by each Executive on the putative termination date of December 30, 2016. The holdings of the following Executives vested on the termination date: (A) Mr. Conforti: 284,483 unvested RSUs, (B) Mr. Yale: (i) 129,129 unvested Converted Restricted Shares, (ii) 44,677 unvested LTIP Units, and (iii) 49,720 allocated RSUs of which Mr. Yale earned 100% based on actual performance with respect to the 2016 Annual Awards, (C) Mr. Knerr: (i) 33,821 unvested LTIP Units and 49,223 allocated RSUs of which Mr. Knerr earned 100% based on actual performance with respect to the 2016 Annual Awards, (D) Mr. Demchak: (i) 50,000 unvested RSUs, (ii) 20,662 unvested LTIP Units, and (iii) 36,621 allocated RSUs of which Mr. Demchak earned 100% based on actual performance with respect to the 2016 Annual Awards, and (E) Ms. Indest: 10,725 unvested Converted Restricted Shares and unvested LTIP Unit holdings (20,886). None of the special Performance-Based LTIP Allocations for Messrs. Yale, Demchak, and Knerr vested because the actual performance that occurred during the special performance periods ending on December 31, 2016 did not result in a payout.

(6) For Messrs. Yale, Demchak and Knerr, the “Additional Benefits” represent the amount comprising the Post-Employment Health Care Benefits payable under each applicable termination scenario.

With respect to WPG Executives and Mr. Conforti, each of their agreements provide that the Accrued Obligations include the respective executive’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurs if such bonus has not been paid as of the date of termination. However, these amounts were not included in the table above for Messrs. Demchak, Knerr and Yale because fiscal year 2015 bonuses were approved by the Compensation Committee of the Board and paid prior to the Triggering Date.

Pursuant to the New Severance Arrangements effective as of January 1, 2017 for each of Messrs. Conforti, Yale, Knerr, and Demchak, these executives are not entitled to a gross-up payment if such person incurs an excise tax due to the application of Section 280G of the Code. Rather, the amounts received by Messrs. Conforti, Yale, Knerr and Demchak that are contingent upon a change in ownership or effective control will either be (a) reduced to the extent necessary to avoid the excise tax, or (b) paid in full, whichever is better for the respective executive on an after-tax basis. The payments to Mr. Knerr in connection with a qualifying termination of employment following a change in control exceed the Code Section 280G threshold.

ii.	Compensation upon Termination or Change in Control – Legacy Severance Arrangements

The disclosures made in this section with respect to compensation that would have been payable under the Legacy Severance Arrangements concerns the following agreements and Named Executives: (A) Mr. Yale and his employment agreement, dated October 13, 2014, as amended, Severance Benefits Agreement, dated August 30, 2004, as amended (the “Yale Benefits Agreement”), and various equity award agreements; (B) Ms. Indest and her Severance Benefits Agreement, dated June 28, 2004, as amended and various equity award agreements; (C) Mr. Knerr and his employment agreement, dated September 8, 2014 and various equity award agreements; and (D) Mr. Demchak and his employment agreement, dated June 3, 2014, as amended and various equity award agreements. Also disclosed are the actual payments made and benefits provided to Mr. Michael P. Glimcher in connection with his resignation on the Separation Date. As with the discussion in the preceding subsection and unless otherwise indicated, the termination date for the payments and benefits described below shall be the Triggering Date and the per share market price for the Common Shares referenced herein shall be $10.41. As of the date of this Proxy Statement, with respect to Messrs. Yale, Demchak, Knerr and Ms. Indest, the aforementioned employment agreements and severance agreements have been terminated and superseded by the New Severance Arrangements.

Mark E. Yale

In the event of a termination of Mr. Yale’s employment on the Triggering Date for any reason then under his prior employment agreement (the “Yale Agreement”), WPG was obligated to provide him a lump sum cash payment within thirty (30) days of the termination date equal to the aggregate of the following amounts: (i) Mr. Yale’s annual base salary and vacation pay through the date of termination, (ii) Mr. Yale’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurs (other than any portion of such annual bonus that was previously deferred, which portion shall instead be paid in accordance with the applicable deferral election) if such bonus has not been paid as of the date of termination, and (iii) Mr. Yale’s business expenses that have not been reimbursed by WPG as of the termination date and which he incurred prior to the termination date in accordance with applicable Company policy, in the case of each of clauses (i) through (iii), to the extent not previously paid (the sum of the amounts described in clauses (i) through (iii) shall be referred to as the “Obligations.” Additionally, the Yale Agreement provides that in the event of a termination of employment and to the extent not previously paid or provided, Mr. Yale shall receive any other amounts or benefits required to be paid or provided or that he is eligible to receive under any plan, program, policy, practice, contract, or agreement of WPG or any affiliate through the termination date. Furthermore, under the Yale Agreement if the employment termination is for cause, the Obligations shall not include Mr. Yale’s annual bonus for the fiscal year immediately preceding the fiscal year in which the termination occurred.

With respect to benefits received by Mr. Yale under his equity award agreements following a termination of employment, each agreement accelerates the vesting of the applicable award under certain circumstances. With respect to Mr. Yale’s award agreement for the 2015 Inducement Awards, the acceleration of vesting of the underlying LTIP Units following a termination other than for cause or by Mr. Yale for good reason shall result in all unvested 2015 Inducement Awards vesting. This award agreement for Mr. Yale subjects him to certain restrictive covenants, including perpetual confidentiality and non-disparagement covenants, and one-year post-employment non-competition, non-solicitation of employees, customer, suppliers, licensees, or other business relations of our company and a non-hire covenant (all, collectively, the “Old Covenants”). In the event that Mr. Yale breaches one or more of the Old Covenants in the respective award agreements then all unvested and vested 2015 Inducement Awards held by him would be forfeited. Additionally, Mr. Yale also holds unvested Converted Restricted Share Awards that were converted from GRT restricted common shares as part of the Merger. Under Mr. Yale’s respective award agreements for the unvested Converted Restricted Share Awards, upon the termination of his employment with WPG (or any affiliate), for any reason (other than in connection with a termination covered by the Yale Benefits Agreement (discussed below)), all unvested Converted Restricted Share Awards shall immediately be forfeited; provided that the Compensation Committee may, in its sole and absolute discretion, allow Mr. Yale to retain the unvested Converted Restricted Share Awards for a period of time after such termination date. Also, Mr. Yale, at the Triggering Date, holds unvested LTIP Units that were issued as payment for the 2015 Annual Awards. Under the award agreement for these securities, in the event Mr. Yale’s employment is terminated other than for cause (as defined in the Yale Benefits Agreement) or as a result of Mr. Yale’s resignation for good reason and expiration of the Release Deadline (defined below) following Mr. Yale’s submission of a Final Release (defined below), the unvested LTIP Units shall vest. Lastly, Mr. Yale, at the Triggering Date, held a 2016 RSU Allocation relating to the 2016 Annual Awards. However, in the event that Mr. Yale is terminated whether with or without cause or good reason, due to disability, death or following a change in control, the award opportunity as it relates to the 2016 Annual Awards would be forfeited as the Rules applicable to the 2016 Annual Awards require recipients be employed by the Company (or an affiliate thereof) on the date the performance payout and ultimate grant is approved by the Compensation Committee.

Payments to and benefits for Mr. Yale following a change in control are set forth in the Yale Benefits Agreement which is a contract assumed by WPG and amended in connection with the Merger. The change in control payments and benefits under the Yale Benefits Agreement are structured as “double trigger” benefits in that the change in control does not itself trigger the payments and benefits; rather, benefits and payments only become due in the event of a qualifying termination of employment in connection with or following the change in control. The Yale Benefits Agreement is unique in that the change in control event occurred following the consummation of the Merger and the only condition that needs to occur for payments and benefits to be made is the qualifying termination of employment. The Yale Benefits Agreement and the Yale Agreement are structured such that payments and benefits to Mr. Yale could be due and payable under both following his termination. Under the Yale Benefits Agreement, Mr. Yale is not required to mitigate payments or benefits due following his termination by seeking other employment nor is the amount due or benefit provided reduced by compensation earned in subsequent employment or retirement benefits received after termination. Additionally, similar to the Yale Agreement, the Yale Benefits Agreement inures to the benefit of and is binding on the respective legal representatives, successors, heirs, and legatees of Mr. Yale. The Yale Benefits Agreement also conditions payment on the respective execution, delivery and non-revocation by Mr. Yale of a release of claims (the “Final Release”) against WPG, its directors, officers, employees and affiliates as well as the expiration of the period following the respective termination (the “Release Period”) in which revocation can occur, before any payments under the Yale Benefits Agreement can be made. The conditions under which payments and benefits are made under the Yale Benefits Agreement and the nature of those payments and benefits are summarized below.

Under the Yale Benefits Agreement, if Mr. Yale’s employment is terminated: (i) by the Company without cause (including as a result of the Company issuing a notice of nonrenewal under the Yale Agreement); (ii) by Mr. Yale for good reason; or (iii) as a result of the respective death or disability of Mr. Yale, then the following payments and benefits shall be made not later than following the expiration of the Release Period (the “Release Deadline”):

(1)

payment of a lump sum severance payment equal to three (3) times the aggregate sum of: (A) Mr. Yale’s annual base salary in effect immediately prior to the effective time of the Merger plus (B) the target annual cash bonus opportunity applicable to Mr. Yale under the applicable cash bonus plan(s) in which he participates in the year in which the effective time of the Merger occurs.

(2)

The immediate vesting of any Converted Restricted Share Awards, Converted Options, 2015 Inducement Awards, and Performance-Based LTIP Allocations held by Mr. Yale which are unvested on the date of termination of employment, and such vested securities, if applicable, shall become exercisable and remain exercisable until the earlier of the second annual anniversary of the date of Mr. Yale’s termination and the expiration of the original term of the option, shall no longer be subject to repurchase or any other forfeiture restrictions, and shall be settled in accordance with their terms.  For any current special performance period, or completed special performance period as to which a grant of Performance-Based LTIP Allocations has not been made by the date of Mr. Yale’s termination of employment, Performance-Based LTIP Unit Allocations shall be (A) granted on the fifth (5th) business day following the Release Deadline based (I) as to a current special performance period, on actual performance through the date of Mr. Yale’s termination of employment (projected to the end of the applicable performance period for absolute, but not for relative, performance goals), with the amount earned not pro-rated for the partial completion of the special performance period, and (II) as to a completed special performance period as to which a grant of Performance-Based LTIP Allocations has not been made by the date of Mr. Yale’s termination of employment, on actual performance through the end of such special performance period, with the amount earned not pro-rated, and (B) vested without regard to any applicable service vesting condition upon grant.

(3)

An affiliate of WPG shall for a period of eighteen months fund the premium equal to that provided under COBRA, to continue coverage of all medical, dental, and vision group insurance benefit programs or arrangements in which Mr. Yale was entitled to participate immediately prior the termination of employment, provided that his continued participation is allowable under the general terms and provisions of such plans and programs and provided further, that in the event that Mr. Yale becomes employed by any third party during such 18-month period, then upon the date of such employment Mr. Yale shall no longer be entitled to any medical, dental, or vision insurance benefits described in the preceding clause.  Subject to the preceding sentence, in the event that Mr. Yale’s participation in any such plan or program is barred, WPG shall arrange to pay the value of the COBRA premium at the pricing to Mr. Yale as it existed at the time the termination of Mr. Yale’s employment occurs.  If the Company reasonably determines necessary to avoid benefits under the plans referenced in this paragraph being taxable to Mr. Yale, WPG shall report the value of such continued coverage as taxable income to Mr. Yale.

(4)

In the event the aforementioned payments constitute an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code (or for which a tax is otherwise payable under Section 4999 of the Code), then WPG shall pay an Additional Amount equal to the sum of: (A) all taxes payable by Mr. Yale under Section 4999 of the Code with respect to all such excess parachute payments (or otherwise) including, without limitation, the Additional Amount, plus (B) all federal, state and local income taxes for which Mr. Yale may be liable with respect to the Additional Amount or with respect to any excess parachute payment that is paid following the effective time of the Merger, as soon as reasonably practicable after the date of such payment provided that such date will be no later than December 31st of the year after the year in which Mr. Yale remits such taxes in respect of such payment.

Ms. Melissa A. Indest

Payments and benefits to Ms. Indest following a termination or a change in control are structured similarly to the arrangements with Mr. Yale, except that Ms. Indest does not have an employment agreement with the Company under which payments or benefits would be due following such an event. Ms. Indest executed an amendment to her existing severance benefits agreements (the “Indest Benefits Agreement”) in connection with the Merger and as a condition precedent to her offer letter becoming effective. Like the Yale Benefits Agreement, the change in control payments and benefits under the Indest Benefits Agreement are structured as “double trigger” benefits and the initial condition of a change in control has occurred with the completion of the Merger. The termination condition for Ms. Indest is satisfied if her employment is terminated by the Company without cause, by Ms. Indest for good reason, or as a result of Ms. Indest’s death or disability. Following a termination event as described in the Indest Benefits Agreement and not later than the Release Deadline, Ms. Indest would be entitled to all the same benefits as Mr. Yale is entitled to under the Yale Benefits Agreement except the lump sum severance payment is to be two (2) times the aggregate sum of: (i) Ms. Indest annual base salary in effect immediately prior to the effective time of the Merger plus (ii) her target annual cash bonus opportunity under the applicable plan in effect in the year in which the effective time of the Merger occurs. Additionally, Ms. Indest holds vested Converted Options and Converted Restricted Share Awards and, like Mr. Yale, upon her termination for any reason such unvested Converted Restricted Share Awards and unexercised Converted Options would be forfeited, except as set for the in the Indest Benefits Agreement, unless the Compensation Committee decided to allow retention of the unvested Converted Restricted Share Awards and unexercised vested Converted Options for a period of time after such termination date. Also, like Mr. Yale, Ms. Indest at the Triggering Date, held unvested LTIP Units issued as payment for the 2015 Annual Awards as well as 2015 Inducement Awards. Like Mr. Yale, following Ms. Indest’s termination other than for cause or as a result of Ms. Indest’s resignation for good reason and expiration of the Release Deadline following Ms. Indest’s submission of a Release, the unvested LTIP Units shall vest. Lastly, Ms. Indest, also at the Triggering Date, held a 2016 RSU Allocation relating to the 2016 Annual Awards. However, in the event her employment is terminated whether with or without cause or good reason, due to disability, death or following a change in control, the award opportunity as it relates to the 2016 Annual Awards would be forfeited for the same reasons Mr. Yale’s 2016 RSU Allocation was forfeited following such termination.

The table below and its accompanying footnotes illustrate for Mr. Yale and Ms. Indest the various payments and benefits due each under their respective employment arrangements, severance arrangements, and equity award agreements each has following the employment terminations described above. Disclosure is also provided for Messrs. Knerr and Demchak with the discussion of the various payments and benefits due to each under their respective employment arrangements and equity award agreements in the narrative text that follows. As stated earlier, the amounts in the table are provided under the assumptions that the employment termination occurred on the Triggering Date when the closing market price of the Company’s Common Stock was $10.41 per share, there is no underlying dispute concerning the termination, and the Compensation Committee did not exercise any discretion in approving any of the payments or benefits described below. All amounts are rounded to the nearest dollar.

	Termination by Us for Cause or by the Executive without Good Reason(1)	Termination Due to Non-Renewal of Employment Period by Company or Executive(2)	Termination by Us Other Than for Cause, by the Executive for Good Reason, Death or Disability of Executive(4)	Termination by Us Other Than for Cause or by Executive for Good Reason following a Change in Control(5)
Mr. Yale
Payment under Yale Benefits Agreement	N/A	$3,401,964	$3,401,964	$4,798,054
Payment under the Yale Agreement	$29,779	$29,779	$29,779	$29,779
Equity Award Vesting Benefits	N/A	$1,809,320	$1,809,320	$1,809,320
Total	$29,779	$5,241,063(3)	$5,241,063(3)	$6,637,153(3)
Ms. Indest
Payment under Indest Benefits Agreement	N/A	N/A	$923,664	$923,664
Equity Award Vesting Benefits	N/A	N/A	$329,071	$329,071
Total	N/A	N/A	$1,252,735	$1,252,735
Mr. Knerr
Cash payment under the employment agreement	N/A	N/A	$507,373	$1,389,446
Equity Award Vesting Benefits	N/A	N/A	$352,077	$352,077
Total	N/A	N/A	$859,450	$1,741,523
Mr. Demchak
Cash payment under the employment agreement	N/A	N/A	$937,500	$937,500
Equity Award Vesting Benefits	N/A	N/A	$735,591	$735,591
Total	N/A	N/A	$1,673,091	$1,673,091
(1)

Pursuant to the Yale Agreement, following Mr. Yale’s termination of employment for cause or without good reason, payment would consist of Mr. Yale’s: (A) annual base salary through the date of termination of $19,923; (B) vacation pay through the date of termination of $9,856; and (C) unreimbursed business expenses as of the date of termination which are $0. Because the termination is for cause, the payout would not include any accrued and unpaid annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurred. Additionally, there would be no payments or benefits payable to Mr. Yale under the Yale Benefits Agreement following a for cause termination or termination without good reason. No acceleration of outstanding vesting of equity awards is available following a termination for cause or by Mr. Yale without good reason. Ms. Indest is not entitled to any payments or benefits under her offer letter, Indest Benefits Agreement, or equity award agreements following a termination for cause or without good reason. Messrs. Knerr and Demchak are not entitled to any additional benefits under their individual arrangements for this circumstance.

(2)

Values listed consist of the following for the listed persons under the stated circumstance. For Mr. Yale, payments relate to the following: (A) Under the Yale Benefits Agreement for the non-renewal of the employment term by the Company resulting in a payment of three times the sum of his annual base salary in effect immediately prior to the effective time of the Merger which was $500,000 and target bonus under the 2015 Plan of $625,000; and funding of premiums for COBRA benefits for an 18 month period equal to $26,964; (B) Under the Yale Agreement for termination of the employment period by either the Company or Mr. Yale resulting in payments as described in footnote 1 above; and (C) vesting (pursuant to the Yale Benefits Agreement) of all of Mr. Yale’s outstanding Converted Restricted Share Awards (129,129) and unvested LTIP Unit holdings (44,677) at Triggering Date and valued at $10.41 per share/unit. Because Ms. Indest is an employee at-will and has no employment term, there would be no payment or benefits received for a lawful termination of Ms. Indest’s employment by her or the Company. Messrs. Knerr and Demchak are not entitled to any additional benefits under their individual arrangements for this circumstance.

(3) Total is for circumstance where Mr. Yale is terminated by the Company. In the event termination of the employment term is by Mr. Yale then the only payment made would be pursuant to the Yale Agreement has detailed in footnote 1 above.

(4) With respect to payments for Mr. Yale, the basis for any payments or benefits following a termination of employment by the Company for other than cause or by Mr. Yale for good reason is reflected in footnote 2 above. With respect to Ms. Indest, in the event of a termination of employment by the Company for other than cause or by her for good reason, payments and benefits would be authorized by the Indest Benefits Agreement as follows: (A) payment to Ms. Indest of two times the sum of her annual base salary in effective immediately prior to the effective time of the Merger which was $250,000 and target bonus under the 2015 Plan of $211,832; and (B) funding of premiums for COBRA benefits for an 18 month period equal to $0 (Ms. Indest was not enrolled in the Company’s existing medical, dental, and vision group insurance benefit programs at the Triggering Date). Additionally, Ms. Indest would be entitled to vesting (pursuant to the Indest Benefits Agreement) of all of her outstanding Converted Restricted Share Awards (10,725) and unvested LTIP Unit holdings (20,886) at the Triggering Date and valued at $10.41 per share/unit. With respect to payments for Mr. Knerr, for other than cause or by Mr. Knerr for good reason employment, a lump sum cash payment equal to his annual base salary in effect immediately prior to the date of termination which if the termination occurred on the Triggering Date, the payment would be $507,373. With respect to Mr. Demchak, termination for other than cause or by Mr. Demchak for good reason then Mr. Demchak shall receive a lump sum payment of $937,500 which is the sum of: (A) Mr. Demchak’s annual base salary in effect immediately prior to the date of termination ($375,000) and (B) Mr. Demchak’s target annual bonus for the year in which the termination occurs ($562,500) with such payment to be received on the fifth business day after the expiration of the Release Period.

(5)

With respect to payments for Mr. Yale, the basis for any payments or benefits following a termination of employment by the Company for other than cause or by Mr. Yale for good reason is reflected in footnote 2 above except that Mr. Yale would be entitled to an Additional Amount equal to $1,396,090 in respect of the excise tax imposed under Section 4999 of the Code. With respect to payments for Ms. Indest, the basis for any payments or benefits following a termination of employment by the Company for other than cause or by Ms. Indest for good reason is reflected in footnote 4. With respect to payments for Mr. Knerr, if a change in control has occurred within 24 months prior to his termination of employment, a lump sum cash payment of $1,389,446 which is the sum of Mr. Knerr’s: (A) annual base salary in effect immediately prior to the date of termination ($507,373) and (B) target annual bonus for the year in which the date of termination occurs ($882,073). If a change of control occurs within twenty-four (24) months prior to: (A) the Company terminating Mr. Demchak for other than cause or (B) Mr. Demchak terminating his employment for good reason (within six months of the good reason event) then in lieu of the payments described above, Mr. Demchak shall receive a lump sum payment of $937,500 which is the product of one (1) times the sum of: (A) Mr. Demchak’s annual base salary in effect immediately prior to the date of termination ($375,000) and (B) Mr. Demchak’s target annual bonus of the year in which the termination occurs ($562,500) with such payment to be made on the fifth business day after the expiration of the Release Period; provided that any earned performance based long-term incentive awards shall vest in accordance with the terms of the applicable award agreement, if any, and the terms of the equity plan(s) from which the award was granted.

With respect to Mr. Yale, the Yale Agreement provides that the Obligations include Mr. Yale’s accrued annual bonus for the fiscal year immediately preceding the fiscal year in which the termination date occurs if such bonus has not been paid as of the date of termination. However, these amounts were not included in the table above because fiscal year 2015 bonuses were approved by the Compensation Committee and paid prior to the Triggering Date. With respect to the Performance-Based LTIP Allocations, no payout under the Yale Benefits Agreement or Indest Benefits Agreement was disclosed in the table above because for the current special performance period, actual performance of the Company’s TSR goals for the Common Shares through December 31, 2016 does not result in any grant of LTIP Units under the absolute or relative performance goals for the current special performance period. Furthermore, no special performance period has been completed, so there would be no payout on that basis.

With respect to Mr. Glimcher, the payments and benefits received by Mr. Glimcher in connection with his resignation are as follows: (A) $7,576,500 severance payment under the Severance Benefits Agreement; (B) $5,415,218 as the Additional Amount under the Severance Benefits Agreement; (C) pursuant to the Severance Benefits Agreement, $8,253 paid by WPG in 2016 for Premiums under COBRA and $16,836 in accrued costs for Premiums the Company expects to pay for an additional twelve months of coverage from December 31, 2016; (D) $21,671 under the Glimcher Separation Agreement representing Mr. Glimcher’s accrued annual base salary for fiscal year 2016 through the Separation Date as well as accrued but unused vacation pay and all business expenses not previously reimbursed through the Separation Date; (E) the Company’s reimbursement of $10,000 in legal fees incurred by Mr. Glimcher in connection with the negotiation and documentation of the Glimcher Separation Agreement; (F) the aggregate incremental cost to WPG of the OSU Rights ($180,034), Logo Interests ($5,000) and Historical Property ($3,616) provided to Mr. Glimcher pursuant to the Glimcher Separation Agreement; and (G) accelerated vesting of 596,307 Converted Restricted Share Awards and 154,414 LTIP Units held by Mr. Glimcher on the Separation Date and valued at $12.59 per unit/share, the closing market price of the Company’s Common Stock on July 11, 2016, the fifth business day following the Release Deadline.

Mr. Keric M. “Butch” Knerr

With respect to Mr. Knerr’s employment agreement and equity award agreement in place at the Triggering Date, these agreements only addressed severance compensation in the context of change in control or an other than cause termination. Cash payments payable to Mr. Knerr in the event of a termination of employment or change in control are set forth in his employment agreement. With respect to a termination of Mr. Knerr’s employment, if termination is by the Company other than for cause or by Mr. Knerr for good reason (within six months after the good reason event), then subject to Mr. Knerr timely executing (and not revoking) a general release of claims against the Company, Mr. Knerr is entitled to receive the following payments and benefits from the Company on the fifth business day after the expiration of the Release Period:

(1)

if a change in control has not occurred prior to Mr. Knerr’s termination of employment, a lump sum cash payment equal to his annual base salary in effect immediately prior to the date of termination which if the termination occurred on Triggering Date, the payment would be $507,373; or

(2)

if a change in control has occurred within 24 months prior to Mr. Knerr’s termination of employment, a lump sum cash payment of $1,389,446 which is the sum of Mr. Knerr’s: (A) annual base salary in effect immediately prior to the date of termination ($507,373) and (B) target annual bonus for the year in which the date of termination occurs ($882,073). Also, unless otherwise agreed to by Mr. Knerr, the waiver of any service-based vesting conditions with respect to any outstanding long-term incentive awards held by Mr. Knerr.

At the Triggering Date, Mr. Knerr held 15,000 unvested inducement LTIP Units and 18,821 LTIP Units awarded as payment for the 2015 Annual Awards. With respect to both sets of securities, in the event the Company terminates Mr. Knerr’s employment other than for cause or Mr. Knerr terminates his employment for good reason, in each case in accordance with the terms of his employment agreement (subject to Mr. Knerr executing (and not revoking) a Release), all remaining unvested LTIP Units will vest. Similar to Ms. Indest and Mr. Yale, Mr. Knerr forfeits his award opportunity relating to the 2016 RSU Allocation following his termination on the Triggering Date. Mr. Knerr would also forfeit his Performance-Based LTIP Allocations awarded in 2014 because they were unearned on the Triggering Date. Using the closing price of the Common Shares on the Triggering Date, Mr. Knerr’s now vested LTIP Units would have a value of $352,077.

Mr. Robert P. Demchak

Similar to Mr. Knerr, Mr. Demchak’s separation pay is also governed, as of the Triggering Date, by his employment agreement and various equity award agreements. Under his employment agreement in effect at the Triggering Date, if Mr. Demchak’s employment is terminated under the following scenarios then he will receive the payments described below, subject to Mr. Demchak timely executing (and not revoking) a Release:

(1)

a change of control has not occurred and the Company terminates other than for cause or Mr. Demchak terminates his employment for good reason (within six months of the good reason event) then Mr. Demchak shall receive a lump sum payment of $937,500 which is the sum of: (A) Mr. Demchak’s annual base salary in effect immediately prior to the date of termination ($375,000) and (B) Mr. Demchak’s target annual bonus for the year in which the termination occurs ($562,500) with such payment to be received on the fifth business day after the expiration of the Release Period.

(2)

if a change of control occurs within twenty-four (24) months prior to: (A) the Company terminating Mr. Demchak for other than cause or (B) Mr. Demchak terminating his employment for good reason (within six months of the good reason event) then in lieu of the payments described above, Mr. Demchak shall receive a lump sum payment of $937,500 which is the product of one (1) times the sum of: (A) Mr. Demchak’s annual base salary in effect immediately prior to the date of termination ($375,000) and (B) Mr. Demchak’s target annual bonus of the year in which the termination occurs ($562,500) with such payment to be made on the fifth business day after the expiration of the Release Period; provided that any earned performance based long-term incentive awards shall vest in accordance with the terms of the applicable award agreement, if any, and the terms of the equity plan(s) from which the award was granted.

At the Triggering Date, Mr. Demchak held 7,500 unvested inducement LTIP Units, 13,162 LTIP Units awarded as payment for the 2015 Annual Awards, 50,000 unvested RSUs, and 22,500 unearned Performance-Based LTIP Allocations. Similar to Mr. Knerr, Mr. Demchak’s unvested LTIP Units would immediately vest upon his termination other than for cause or for good reason, subject to the execution and non-revocation of a Release. Additionally, Mr. Demchak’s unvested RSUs would also immediately vest following his termination other than for cause, for good reason or within two years of a change in control. Lastly, Mr. Demchak’s Performance-Based LTIP Allocations awarded in 2014 would be forfeited following his termination on the Triggering Date because such allocations were unearned and his 2016 RSU Allocation would be forfeited following a termination on the Triggering Date for the same reasons stated above for Messrs. Knerr, Yale and Ms. Indest forfeiture of similar awards. Using the closing price of the Common Shares on the Triggering Date, the aggregate value of Mr. Demchak’s now vested LTIP Units and RSUs would be $735,591.

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Compensation Committee Interlocks and Insider Participation

Messrs. John J. Dillon III, Robert J. Laikin, and Ms. Jacquelyn R. Soffer currently comprise the Board’s Compensation Committee and such persons were on the committee as of December 31, 2016. On the Separation Date, Messrs. Louis G. Conforti and Niles C. Overly resigned from the Compensation Committee, prior to that date each had been deemed independent by the Board and its Governance and Nominating Committee. Messrs. Dillon, Laikin, Conforti, Overly and Ms. Soffer were the only individuals who were members of the Compensation Committee during fiscal year 2016. No person who served as a member of the Compensation Committee during fiscal year ended December 31, 2016 was a current or former officer or employee of the Company during the period in which they served or engaged in certain transactions with the Company required to be publicly disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 31, 2016, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one whose executive officers served as a director or member of the Compensation Committee of the Board.

The Board has appointed the Compensation Committee (or a duly authorized subcommittee thereof) to serve as the administrator of the Company’s compensation and equity-based plans. The Compensation Committee is the administrator for the WGPLP Plan, Glimcher Realty Trust Amended and Restated 2004 Incentive Compensation Plan (the “2004 GRT Plan”), and the Glimcher Realty Trust 2012 Incentive Compensation Plan (the “2012 GRT Plan”). The Company assumed the 2004 GRT Plan and 2012 GRT Plan in connection with the Merger, but all equity awards issued by the Company during 2016 were from the WPGLP Plan.

As the administrator, the Compensation Committee determines the number of options and other awards granted to the directors and employees of the Company under the WPGLP Plan and, the 2004 GRT Plan and 2012 GRT Plan, to the extent that outstanding awards from those plans, are modified or adjusted.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee has furnished the foregoing report.

March 8, 2017	John J. Dillon, Chairperson
Robert J. Laikin
Jacquelyn R. Soffer

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COMPENSATION OF OUR DIRECTORS & DISCLOSURE OF

RELATED PARTY TRANSACTIONS

Director Compensation

During 2016, we modified certain components of our director compensation program to address market comparability concerns and the changing roles with respect to certain Board members. Although we maintained our practice of compensating directors through a combination of cash payments and equity grants in the form of RSUs, we increased the cash portion as part of the modifications from $80,000 to $110,000. As a result, the total compensation package for our directors increased from $200,000 to $230,000 with the cash retainer portion increasing from 40% of the total package to 48% and the equity value remaining unchanged at $120,000 per year (the “Director Retainer Package”). The modifications became effective on the Separation Date and non-employee directors were paid at the modified rates on pro-rated and annualized basis. Payment of the cash portion of the Director Retainer Package are made in quarterly installments and the equity award is historically made in May.

The other modifications made to our director compensation program pertained to the particular compensation arrangements with certain directors. Mr. Mark S. Ordan, pursuant to his Transition and Consulting Agreement, dated May 31, 2015, as amended (the “Consulting Agreement”), with the Company, receives $350,000 per year, plus the Director Retainer Package, and $100,000 per year (the “Chairman Fee”) for serving as non-executive Chairman of the Board. On the Separation Date, Mr. Ordan resigned from the position of non-executive Chairman and the Chairman Fee was discontinued. Also on the Separation Date, Mr. Robert J. Laikin became Chairman of the Board and the Nominating and Governance Committee approved an annual fee of $350,000 for Mr. Laikin to serve in that capacity in addition to the Director Retainer Package. Mr. Marvin L. White retired from the Board in August 2016 and the Compensation Committee approved the acceleration of the vesting date of certain RSUs he was awarded in May 2016 from May 17, 2017 to the August 30, 2016. In connection with the resignation of Mr. Niles C. Overly from the Board on the Separation Date, the Compensation Committee also accelerated the vesting date of the RSUs he received in May 2016 as part of the Director Retainer Package from May 17, 2017 to the Separation Date. Additionally, Mr. Louis G. Conforti became our Interim CEO on the Separation Date and at that time became ineligible to receive the Director Retainer Package as an employee director. Mr. Conforti forfeited the RSUs he received in May 2016 after being appointed Interim CEO. The compensation Mr. Conforti received for serving on the Board during 2016 is reported in the Summary Compensation Table. Lastly, the Board formed a special ad hoc committee of disinterested directors at the beginning of 2016 to review, assess, and evaluate certain strategic alternatives for the Company. The members of the committee were Messrs. Laikin, Conforti, Overly, White and Ms. Soffer. Mr. Conforti left the committee on the Separation Date. The Committee was instituted from January 2016 until August 2016. To compensate the special committee members for the additional time and work they assumed in serving on the committee during the course of 2016, special cash stipends were approved by the Nominating and Governance Committee for each of the special committee members. In particular, Messrs. Conforti and Laikin led the special committee and took primary responsibility for the day-to-day intense, complex and time-consuming investigation of various strategic alternatives including possible transactions.

As stated earlier, the equity portion of the Director Retainer Package is in the form of RSUs which are a contingent right to receive one Common Share. For the 2016 awards, each independent director was granted 12,060 RSUs, which number of RSUs was determined by dividing $120,000 by $9.95, the closing price of the Common Shares on the date of grant, May 17, 2016. Each RSU will vest, unless forfeited or earlier vested by acceleration, on May 17, 2017 and be convertible into a Common Share, subject to such director’s continued membership on the Board unless otherwise duly waived. In the event the independent director leaves the Board, he or she will receive one Common Share for each vested RSU. Additionally, pursuant to their applicable RSU award agreements, while the award is outstanding, each independent director is also paid Common Share dividend equivalent payments in connection with our quarterly dividend payments for the Common Shares, in cash, equal to regular cash dividends paid on Common Shares, regardless of whether the RSUs have vested. The value of dividend equivalent payments is factored into the grant date fair value reported in the table below and computed in accordance with FASB ASC Topic 718. Messrs. John F. Levy and John J. Dillon III received grants of 11,331 RSUs apiece when they joined the Board on the Separation Date. Additionally, Ms. Sheryl G. von Blucher received a grant of 8,727 RSUs when she joined the Board in August 2016.

The following table and accompanying footnotes set forth certain information with respect to the cash and other compensation paid or accrued by the Company for services rendered by the persons serving on the Board during the fiscal year ended December 31, 2016. All values stated are rounded to the nearest dollar.

DIRECTOR COMPENSATION TABLE FOR THE YEAR 2016(1)

Name (a)	Fees Earned or Paid in Cash(2) ($) (b)	Stock Awards(3) ($) (c)	All Other Compensation ($) (d)	Total(6) ($) (f)
John J. Dillon III	$55,000	$119,995	(4)	$174,995
Robert J. Laikin	$690,054	$119,997	(4)	$810,051
John F. Levy	$55,000	$119,995	(4)	$174,995
Mark S. Ordan	$127,707	$119,997	$378,813(5)	$626,517
Niles C. Overly	$110,000	$119,997	(4)	$229,997
Jacquelyn R. Soffer	$143,207	$119,997	(4)	$263,204
Sheryl G. von Blucher	$27,500	$119,996	(4)	$147,496
Marvin L. White	$116,309	$119,997	(4)	$236,306
(1)

Messrs. Michael P. Glimcher and Richard S. Sokolov, who were directors on the Board during a portion of fiscal year 2016, are not included in this table because neither received any compensation for their service as a director. The compensation received by Mr. Glimcher for his service during 2016 as our Vice Chairman and Chief Executive Officer is set forth in the Summary Compensation Table. Mr. Sokolov resigned from the Board on February 24, 2016 and Mr. Glimcher resigned from the Board on the Separation Date. With respect to Mr. Louis G. Conforti, the compensation related to Mr. Conforti’s service on the Board is provided in column (g) of the Summary Compensation Table.

(2)

For the respective director, the amounts listed represent the cash portion of the Director Retainer Package that the respective director received for serving on the Board as a non-employee director during all or a portion of 2016 and the special stipend for serving on the special committee of disinterested directors as follows: (a) $500,000 for Mr. Laikin and (b) $50,000 apiece for Messrs. Overly, White and Ms. Soffer.

(3)

Represents the grant date fair value computed in accordance with FASB ASC Topic 718 of the RSUs granted to the listed directors during 2016 as part of the Director Retainer Package. For a description of the assumptions used in computing the aggregate grant date fair values of these awards, refer to Part IV of the Form 10-K in Item 15 entitled “Exhibits and Financial Statement Schedules” in note 9 of the notes to consolidated financial statements. The RSU holdings at December 31, 2016 for the named directors, other than Messrs. White, Conforti, and Overly are as follows: (a) Messrs. Dillon and Levy – 11,331 apiece, (b) Mr. Laikin and Ms. Soffer – 26,843 apiece, (c) Mr. Ordan – 17,392, and (d) Ms. von Blucher – 8,727. The aggregate number of RSUs held by Mr. Conforti at the end of fiscal year 2016 is reported in the footnotes to the table entitled “Outstanding Equity Awards at Fiscal Year-End 2016.” Messrs. Overly and White had no unconverted or unvested holdings of RSUs at December 31, 2016.

(4)

The total value of all perquisites and other personal benefits received by the respective named director during the fiscal year ended December 31, 2016 was less than $10,000, and therefore is not included in this table.

(5)

Total includes annual consulting fee under the Consulting Agreement plus $28,809 to reimburse Mr. Ordan for salary and benefits paid for administrative support personnel also provided pursuant to the Consulting Agreement.

(6)	For each respective named director, the amount listed represents the aggregate total of the amounts listed in columns (b) through (d).

Certain Relationships & Related Party Transactions

Related Party Transactions with Simon

Agreements Relating to Our Separation from Simon

In connection with our separation from Simon, which became final and effective on May 28, 2014, we and Simon entered into a separation agreement as well as other agreements to effectuate our separation, establish a framework for our relationship with Simon after the separation and provide for the allocation between us and Simon of Simon’s assets, liabilities and obligations (including its investments, property, employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after our separation from Simon. These other agreements include, and encompass what shall be discussed in this section, primarily property management agreements, a transition services agreement, a tax matters agreement and an employee matters agreement. These agreements were approved on May 6, 2014 by our then board of directors. During 2016, Mr. Richard S. Sokolov, the current President and Chief Operating Officer of Simon, served on the Board as a director until February 24, 2016. We incurred no fees, costs, or expenses payable to Simon during fiscal year 2016 under the aforementioned separation agreement, the tax matters agreement, and the employee matters agreement between Simon and WPG. There can be no assurance that we will not incur fees, costs, or expenses payable to Simon in fiscal years subsequent to 2016. Below is a brief summary of the terms of the agreements under which fees, costs, or expenses payable to Simon were incurred during fiscal 2016 as well as a short summary of the agreements for which no such fees, costs, or expenses were incurred during 2016, but which remain effective at the end of fiscal year 2016.

Property Management Agreements

In connection with the separation, we entered into property management agreements with one or more subsidiaries of Simon, pursuant to which those subsidiaries agreed to provide certain services to us under the direction of our executive management team. In addition, certain property management agreements that were in effect with respect to services provided by Simon in respect of certain mall properties continue in effect after the separation. Pursuant to the terms of the property management agreements, Simon managed, leased, maintained and operated our mall properties that were transferred to us from Simon in the separation. Simon was responsible for negotiating new and renewal leases with tenants, marketing these malls through advertisements and other promotional activities, billing and collecting rent and other charges from tenants, making repairs in accordance with budgets approved by us and maintenance and payment of any taxes or fees. In exchange, we paid an annual fixed rate property management fee to Simon in amounts ranging from 2.5% to 4% of base minimum and percentage rents. We also reimburse Simon for certain costs and expenses, including the cost of on-site employees. In addition, Simon is also paid separate fees for its leasing, re-leasing and development services relating to our malls that were transferred to us from Simon in the separation.

As part of our post-Merger integration process, on January 1, 2016, we assumed full control of the community/lifestyle shopping center properties we acquired in the separation from Simon and the remaining mall properties on March 1, 2016. The Company provided Simon formal written notice on November 30, 2015 to terminate the property management agreements effective May 31, 2016. For fiscal year ended December 31, 2016, we paid or will pay Simon approximately $10.6 million under these property management agreements, including approximately $7.4 million for reimbursed costs and expenses.

Property Development Agreement

In connection with the separation, we entered into a property development agreement with Simon’s management services subsidiary pursuant to which it planned, organized, coordinated and administered further development of approximately 13 of our mall properties, redeveloped portions thereof, made improvements and performed other development work. In exchange, we paid fees to Simon to cover pre-development and development costs and expenses as determined on a project-by-project basis. As part of our post-Merger integration process, we provided Simon formal written notice on November 30, 2015 to terminate the property development agreement except for certain limited ongoing development projects, effective May 31, 2016. For fiscal year ended December 31, 2016, we paid or will pay Simon approximately $21,000 under the property development agreement.

Transition Services Agreement

We and Simon entered into a transition services agreement prior to the distribution pursuant to which Simon and its subsidiaries agreed to provide us, on a transitional basis, various services. The services provided include information technology, accounts payable, payroll, and other financial functions, as well as engineering support for various facilities, quality assurance support, and other administrative services. Management and development and redevelopment services for approximately 19 of our community shopping center properties concluded prior to the beginning 2016.

For fiscal year ended December 31, 2016, we incurred and paid $1.7 million for services provided to our community shopping center portfolio under the aforementioned transition services agreement. Development services are provided at 2.5% of development costs with respect to our enclosed retail property portfolio. For fiscal year ended December 31, 2016, we did not incur any fees or cost payable to Simon for development services provided by it under the transition services agreement. As part of our post-Merger integration process, we provided Simon formal written notice on November 30, 2015 to terminate the transition services agreement effective May 31, 2016.

The Separation, Tax Matters, and Employee Matters Agreements

The separation agreement sets forth, among other things, our agreements with Simon regarding the principal transactions that were necessary to separate us from Simon, including, among other things, the transfer of assets, the assumption of liabilities and the distribution of WPG’s Common Shares. It also sets forth other agreements that govern certain aspects of our relationship with Simon following the separation. Except as expressly set forth in the separation agreement or in any ancillary agreement, we were responsible for all costs and expenses incurred prior to the distribution date in connection with the separation, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the separation. Certain terms and conditions of the separation agreement remain in force and effective as of December 31, 2016.

We and Simon entered into a tax matters agreement prior to the distribution which generally governs Simon’s and our respective rights, responsibilities and obligations after the distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, tax returns, tax elections, tax contests and certain other tax matters. Additionally, the tax matters agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the distribution and certain related transactions. The tax matters agreement provides special rules that allocate tax liabilities in the event the distribution, together with certain related transactions, is not tax-free. The tax matters agreement remains in force and effective as of December 31, 2016.

We and Simon entered into an employee matters agreement in connection with the separation to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement governs Simon’s and our compensation and employee benefit obligations relating to current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs. The employee matters agreement remains in force and effective as of December 31, 2016.

Consulting Agreement with Mark S. Ordan

During fiscal year 2016 until the Separation Date, Mr. Mark S. Ordan served as our non-executive Chairman of the Board pursuant to the terms of the Consulting Agreement. The amount of compensation and benefits received by Mr. Ordan pursuant to the Consulting Agreement is discussed in the section of this Proxy Statement captioned “Compensation of Our Directors and Disclosure of Related Party Transactions.” Under the current terms of the Consulting Agreement, upon Mr. Ordan retiring from the Board following the Annual Meeting, he will no longer be entitled to receive the Director Retainer Package and no further consulting fees will be incurred. Furthermore, Mr. Ordan’s consulting services under the Consulting Agreement may be terminated prior to the Consulting Agreement’s May 28, 2017 expiration date by either Mr. Ordan or the Company on not less than 30 days advance written notice, but if terminated by WPG other than for cause or by Mr. Ordan as a result of a material breach of the Consulting Agreement by WPG, then WPG will pay to Mr. Ordan, in addition to accrued but unpaid amounts, any unpaid portion of the consulting fee that would have been payable through May 28, 2017 had such termination not occurred.

Conveyance of Glimcher Domain Name and Naming Rights to Mr. Michael P. Glimcher

During fiscal year 2016, in connection with the execution of the Glimcher Separation Agreement and following shareholder approval of the corporate name change of our company from WP Glimcher Inc. to Washington Prime Group Inc., the Company agreed to assign to Mr. Glimcher our right, title and interest to the glimcher.com internet domain name, the Glimcher logo, and irrevocably consented to Mr. Glimcher’s use of the “Glimcher” name in any future trade name or business endeavor. Mr. Glimcher consented to our use of the “Glimcher” name and Glimcher logo with respect to our subsidiaries and properties for a period of 12 months following the Separation Date. The consideration for this transaction is included in the consideration the parties exchanged as part of entering into the Glimcher Separation Agreement. No approximate dollar value was computed for the aforementioned domain name, naming rights and other trade names.

INFORMATION ABOUT SECURITY OWNERSHIP & OUR EQUITY COMPENSATION PLANS

The tables and accompanying footnotes set forth below under the heading “Security Ownership of Certain Beneficial Owners & Management” provide the beneficial ownership information for each director, director nominee, the Named Executives, and all directors and senior executives officers of the Company as a group of the Company’s Common Shares and other equity securities as well as all other persons or entities known by the Company to be beneficial owners of more than five percent of the Company’s outstanding Common Shares and such other classes of equity securities of the Company as of the Record Date, except as otherwise noted. All partial Common Shares and units have been rounded up to the next whole Common Share or unit. The table under the heading “Equity Compensation Plan Information” discloses information about Common Shares issued or available to be issued pursuant to our equity compensation plans as of December 31, 2016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS & MANAGEMENT

COMMON STOCK OWNERSHIP

Name of Beneficial Owner (1)	Amount Beneficially Owned(2), (3)		Percent Of Class
Louis G. Conforti	14,783	(6)	(4)
Michael P. Glimcher	193,111	(7)	(4)
Mark E. Yale	208,870	(8)	(4)
Keric M. “Butch” Knerr	6,823	(9)	(4)
Robert P. Demchak	1,065	(10)	(4)
Melissa A. Indest	37,977	(11)	(4)
Mark S. Ordan	55,332	(12)	(4)
Robert J. Laikin	34,783	(13)	(4)
John J. Dillon III	0	(14)	(4)
John F. Levy	0	(14)	(4)
Jacquelyn R. Soffer	114,783	(15)	(4)
Sheryl G. von Blucher	0	(16)	(4)
J. Taggert Birge	0		(4)
BlackRock, Inc.	23,348,611	(17)	12.59%(5)
Massachusetts Financial Services Company	10,842,967	(18)	5.9%(5)
The Vanguard Group	34,940,159	(19)	18.84%(5)
Vanguard Specialized Funds – Vanguard REIT Index Fund	14,082,727	(20)	7.59%(5)
All directors and senior executive officers as a group (11 persons(21))	474,416		(4), (5)

7.5% SERIES H PREFERRED STOCK OWNERSHIP
Name of Beneficial Owner(1)	Amount Beneficially Owned(2), (3)	Percent Of Class
Heitman Real Estate Securities LLC	396,372(22)	9.9%(5)

6.875% SERIES I PREFERRED STOCK OWNERSHIP
Name of Beneficial Owner(1)	Amount Beneficially Owned(2), (3)	Percent Of Class
Heitman Real Estate Securities LLC	599,196(23)	15.8%(5)
(1)	Unless otherwise indicated in the footnotes below, the address for each beneficial owner listed is 180 East Broad Street, Columbus, Ohio 43215.

(2)

O.P. Units may (at the holder's election) be redeemed at any time for, at the sole option of WPGLP, cash (at a price equal to the fair market value of an equal number of Common Shares), Common Shares on a one-for-one basis, or any combination of cash and Common Shares (issued at fair market value on a one-for-one basis).

(3)

Unless otherwise indicated, the listed beneficial owner has sole voting and investment power with respect to the Common Shares, 7.5% Series H Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series H Preferred Stock”) and the 6.875% Series I Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series I Preferred Stock”), as applicable.

(4)

As applicable and as of the Record Date, the percentage ownership of the listed person or group does not exceed one percent (1%) of WPG's outstanding Common Shares. Common Shares issuable upon exercise of stock options, RSU holdings and LTIP Units are included for the listed person only to the extent the related stock options, RSUs, and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date.

(5)

For the entity listed, the Percent of Class was computed based on 185,428,977 Common Shares outstanding as the Record Date and in the case of all directors and senior executive officers as a group, the number of Common Shares issuable upon the exercise of options and the redemption of O.P. Units or LTIP Units, if any, held by all such members of such group in addition to the number of Common Shares outstanding on the Record Date. Common Shares issuable upon exercise of stock options, RSU holdings and LTIP Units are included only to the extent the related stock options, RSUs, and LTIP Units are exercisable or convertible into Common Shares within sixty (60) days following the Record Date. With respect to WPG's preferred stock, the Percent of Class for the Series H Preferred Stock is based on 4,000,000 shares outstanding as of the Record Date and, for the Series I Preferred Stock, the Percent of Class is based on 3,800,000 shares outstanding as of Record Date.

(6)

Reflects Mr. Conforti’s holdings of 14,783 vested RSUs. RSUs represent a contingent right to receive one Common Share upon leaving the Board. Excludes 284,483 unvested RSUs that will cliff vest on October 6, 2019. Also excludes 156,576 unvested RSUs and 156,576 unearned PSUs awarded as part of the 2017 Annual Awards (the “2017 Awards”). RSUs that are part of the 2017 Awards shall vest in one-third installments on the first, second and third anniversaries of the grant date of February 21, 2017 (the “Grant Date”), provided Mr. Conforti is in continued compliance with certain covenants in the Conforti Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The PSUs also represent a contingent right to receive one share of Common Stock and shall be earned based upon the satisfaction of certain relative TSR criteria with a percentage of vested PSUs ranging from 0% to 150% over a three-year performance period from the Grant Date to February 21, 2020 (the “Performance Period”), provided Mr. Conforti is in continued compliance with certain covenants in the Conforti Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. None of Mr. Conforti’s holdings are pledged as collateral or security.

(7)

Reflects 193,111 O.P. Units held directly by Mr. Glimcher. Excludes, based on the Company’s records, 174,376 vested LTIP Units held by Mr. Glimcher which may be converted (at Mr. Glimcher’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units. Excludes 283,425 Common Shares that were held directly by Mr. Glimcher as of July 22, 2016.

(8)

Represents 208,870 Common Shares held directly by Mr. Yale. Of Mr. Yale’s 208,870 Common Shares, 129,129 are Converted Restricted Share Awards that have transfer restrictions that lapse at various dates in the future. Excluded from the total are: (i) 23,448 vested LTIP Units which may be converted (at Mr. Yale’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 29,784 unvested LTIP Units, (iii) 34,220 Performance-Based LTIP Allocations awarded to Mr. Yale in 2015, (iv) 49,720 unvested RSUs awarded as payment for the 2016 Annual Awards which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Mr. Yale is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, (v) 31,315 unvested RSUs awarded as part of the 2017 Awards which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Mr. Yale is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, and (vi) 31,315 unearned PSUs awarded as part of the 2017 Awards which shall be earned based upon the satisfaction of certain relative TSR criteria with a percentage of vested PSUs ranging from 0% to 150% over the Performance Period, provided Mr. Yale is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Yale’s holdings are pledged as collateral or security.

(9)

Includes 6,823 unrestricted Common Shares held directly by Mr. Knerr. Excluded from the total are: (i) 21,274 vested LTIP Units which may be converted (at Mr. Knerr’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to such units, (ii) 27,547 unvested LTIP Units, (iii) 15,000 Performance-Based LTIP Allocations awarded to Mr. Knerr in 2014, (iv) 49,223 unvested RSUs awarded as payment for the 2016 Annual Awards and which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Mr. Knerr is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, (v) 31,315 unvested RSUs awarded as part of the 2017 Awards and which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Mr. Knerr is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, and (vi) 31,315 unearned PSUs awarded as part of the 2017 Awards which shall be earned based upon the satisfaction of certain relative TSR criteria with a percentage of vested PSUs ranging from 0% to 150% over the Performance Period, provided Mr. Knerr is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Knerr’s holdings are pledged as collateral or security.

(10)

Represents 1,065 Common Shares held directly by Mr. Demchak. Excluded from the total are: (i) 50,000 unvested RSUs that will cliff vest on June 20, 2019, (ii) 11,887 vested LTIP Units which may be converted (at Mr. Demchak’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to such units, (iii) 16,275 unvested LTIP Units, (iv) 7,500 Performance-Based LTIP Allocations awarded to Mr. Demchak in 2014, (v) 36,621 unvested RSUs awarded as payment for the 2016 Annual Awards and which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Mr. Demchak is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, (vi) 26,096 unvested RSUs awarded as part of the 2017 Awards and which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Mr. Demchak is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company, and (vii) 26,096 unearned PSUs awarded as part of the 2017 Awards which shall be earned based upon the satisfaction of certain relative TSR criteria with a percentage of vested PSUs ranging from 0% to 150% over the Performance Period, provided Mr. Demchak is in continued compliance with certain covenants in his Employment Agreement and subject to certain provisions of such agreement relating to a change in control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Mr. Demchak’s holdings are pledged as collateral or security.

(11)

Includes 31,445 Common Shares held directly by Ms. Indest and 6,532 fully vested Converted Options. Of Ms. Indest’s 31,445 Common Shares, 10,725 are Converted Restricted Share Awards that have transfer restrictions that lapse at various dates in the future. Excluded from the total are: (i) 11,240 vested LTIP Units which may be converted (at Ms. Indest’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, (ii) 13,924 unvested LTIP Units, (iii) 17,110 Performance-Based LTIP Allocations awarded to Ms. Indest in 2015, (iv) 21,332 unvested RSUs awarded as payment for the 2016 Annual Awards which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Ms. Indest is in continued compliance with certain covenants in the award agreement relating to the RSUs, subject further to certain provisions of the Indest Agreement concerning the termination of Ms. Indest’s employment, and certain provisions of the WPGLP Plan relating to a change in the control of the Company, (v) 11,401 unvested RSUs awarded as part of the 2017 Awards which shall vest in one-third installments on the first, second and third anniversaries of the Grant Date, provided Ms. Indest is in continued compliance with certain covenants in the award agreement relating to the RSUs, subject further to certain provisions of the Indest Agreement concerning the termination of Ms. Indest’s employment, and certain provisions of the WPGLP Plan relating to a change in the control of the Company, and (vi) 11,401 unearned PSUs awarded as part of the 2017 Awards which shall be earned based upon the satisfaction of certain relative TSR criteria with a percentage of vested PSUs ranging from 0% to 150% over the Performance Period, provided Ms. Indest is in continued compliance with certain covenants in the award agreement relating to the PSUs, subject further to certain provisions of the Indest Agreement concerning the termination of Ms. Indest’s employment, and certain provisions of the WPGLP Plan relating to a change in the control of the Company. The RSUs and PSUs each represent a contingent right to receive one Common Share. None of Ms. Indest’s holdings are pledged as collateral or security.

(12)

Includes 45,000 unrestricted Common Shares held directly by Mr. Ordan, 5,000 unrestricted Common Shares held in a trust for the benefit of Mr. Ordan’s child, and 5,332 vested RSUs. RSUs represent a contingent right to receive one Common Share. Upon Mr. Ordan leaving the Board, he will receive one Common Share for each vested RSU that he holds. Excluded from the total are: (i) 12,060 unvested RSUs, (ii) 94,106 vested LTIP Units which may be converted (at Mr. Ordan’s option) into a corresponding number of O.P. Units on a one-for-one basis subject to the terms and conditions of the applicable certificate of designation that relates to the units, and (iii) 153,610 vested LTIP Units held by Mr. Ordan that are not eligible to be converted into O.P. Units until the later of: (a) the satisfaction of any conditions to exchange or conversion contained in the WPGLP partnership agreement and certificate of designation and (b) the first to occur of: (I) Mr. Ordan ceasing to serve as a member of the Board for any reason, (II) May 28, 2017, or (III) immediately prior to a change in control (as defined in Mr. Ordan’s now terminated employment agreement). None of Mr. Ordan’s holdings are pledged as collateral or security.

(13)

Includes 20,000 Common Shares held directly by Mr. Laikin as well as 14,783 vested RSUs which represent a contingent right to receive one Common Share. Upon Mr. Laikin leaving the Board, he will receive one Common Share for each vested RSU that he holds. Excludes 12,060 unvested RSUs. None of Mr. Laikin’s holdings are pledged as collateral or security.

(14)	Excludes 11,331 unvested RSUs granted on the Separation Date. Each of Messrs. Dillon and Levy will upon leaving the Board receive one Common Share for each vested RSU held.

(15)

Includes 100,000 Common Shares held directly by Ms. Soffer as well as 14,783 vested RSUs which represent a contingent right to receive one Common Share. Upon Ms. Soffer leaving the Board, she will receive one Common Share for each vested RSU that she holds. Excludes 12,060 unvested RSUs. None of Ms. Soffer’s holdings are pledged as collateral or security.

(16)

Excludes 8,727 unvested RSUs granted on August 30, 2016 in connection with Ms. von Blucher’s appointment to the Board. Ms. von Blucher will upon leaving the Board receive one Common Share for each vested RSU held.

(17)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on January 17, 2017 in which BlackRock, Inc. ("Blackrock") reported that it held sole power to vote 22,854,029 of the Common Shares reported in the table above and owned beneficially and had sole power to dispose of all of the Common Shares reported in the table above. The address of BlackRock reported in the Schedule 13G/A is 55 East 52nd Street, New York, NY 10022.

(18)

Based solely upon information contained in a Schedule 13G filed with the SEC on February 7, 2017 in which Massachusetts Financial Services Company ("MFSC") reported that it held sole power to vote 10,741,990 of the Common Shares reported in the table above and owned beneficially and had sole power to dispose of all of the Common Shares reported in the table above. The address of MFSC reported in the Schedule 13G is 111 Huntington Avenue, Boston, MA 02199.

(19)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2017 in which The Vanguard Group, Inc. (“Vanguard”) reported that it had sole dispositive power over 34,482,985 of the Common Shares reported in the table above, shared dispositive power over 457,174 of the Common Shares reported in the table above, sole voting power over 487,073 of the Common Shares reported in the table above, and shared voting power over 216,367 of the Common Shares reported in the table above. The address of Vanguard reported in the Schedule 13G/A is 100 Vanguard Blvd., Malvern, PA 19355.

(20)

Based solely upon information contained in a Schedule 13G/A filed with the SEC on February 13, 2017 in which Vanguard Specialized Funds – Vanguard REIT Index Fund (“Vanguard REIT”) reported that it has sole voting power over all of the Common Shares reported in the table above. The address of Vanguard REIT reported in the Schedule 13G/A is 7315 Wisconsin Avenue, Bethesda, Maryland 20814.

(21)	Comprised of the Company’s senior executive officers (as so designated by the Board) and incumbent directors as of the Record Date.

(22)

Based solely on a Schedule 13G/A filed with the SEC on February 6, 2017 by Heitman Real Estate Securities LLC (“Heitman”) in which it reported sole voting and dispositive power as to the Series H Preferred Stock reported in the table above. Heitman reported that it beneficially owned the shares reported in the table above. The address of Heitman reported in the Schedule 13G/A is 191 N. Wacker Drive, Suite 2500, Chicago, Illinois 60606.

(23)

Based solely on a Schedule 13G/A filed with the SEC on February 6, 2017 by Heitman in which it reported sole voting and dispositive power as to the Series I Preferred Stock reported above. Heitman reported that it beneficially owned the shares reported above. The address of Heitman reported in the Schedule 13G/A is 191 N. Wacker Drive, Suite 2500, Chicago, Illinois 60606.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our senior executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that all Section 16 filing requirements for WPG’s directors and senior executive officers (including any former senior executive officers and directors who served during 2016) were complied with on a timely basis during our fiscal year ended December 31, 2016.

EQUITY COMPENSATION PLAN INFORMATION

Information about our existing equity compensation plan as of December 31, 2016 is as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,974,451(1)	$13.64(2)	7,657,704

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	2,974,451	$13.64	7,657,704
(1)

Includes 501,825 outstanding 2014 and 2015 Inducement Awards, up to a total of 90,736 Performance-Based LTIP Allocations (at maximum), a total of 622,151 outstanding RSUs, a total of 150,579 Converted Restricted Share Awards, 323,417 LTIP Units, 308,167 RSUs reserved for payment of the 2016 Annual Awards, and a total of 977,576 stock options of which 496,000 stock options were issued from the WPGLP Plan and 481,576 Converted Options were issued from either the 2004 GRT Plan or 2012 GRT Plan.

(2)	The weighted-average exercise price is only applicable to outstanding stock options.

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GENERAL INFORMATION

SHAREHOLDER PROPOSALS AT OUR 2018 ANNUAL MEETING

Rule 14a-8 Shareholder Proposals

To be considered for inclusion in the proxy materials for the 2018 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on December 8, 2017. If the date of such meeting is changed by more than 30 days from May 18, 2018, the proposal must be received by us at a reasonable time before we begin to print and send our proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

Shareholder Proposals or Other Business Outside of the Rule 14a-8 Process

Our Bylaws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8. Pursuant to our Bylaws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements set forth in our Bylaws. To be timely for the 2018 Annual Meeting of Shareholders, such notice must be received by our Corporate Secretary at 180 East Broad Street, Columbus, Ohio 43215 by the close of business on January 18, 2018. If the date of the 2018 Annual Meeting of Shareholders is changed by more than 30 days from May 18, 2018, the proposal must be received by us not later than the close of business on the later of 120 calendar days in advance of the 2018 Annual Meeting of Shareholders or ten (10) calendar days following the date upon which public announcement of the date of the meeting is first made.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy the delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single annual report to shareholders and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single annual report to shareholders and proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report to shareholders and proxy statement, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the Proxy Statement and annual report by contacting Investor Relations, Washington Prime Group Inc., 180 East Broad Street, Columbus, Ohio 43215, (614) 621-9000.

FINANCIAL AND OTHER INFORMATION

The Company's Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including certain financial statements and schedules, are being made available to the Company's shareholders concurrently with this Proxy Statement. Trademark registration for Washington Prime Group Inc. is pending.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Common Shares held of record by such persons and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, executive officers, and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with, shareholders or their personal representatives.

OTHER BUSINESS

The Board does not know of any other matters that may be properly brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Robert P. Demchak Executive Vice President, General Counsel and Corporate Secretary

April 7, 2017

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

WASHINGTON PRIME GROUP™

WASHINGTON PRIME GROUP INC.
180 EAST BROAD STREET
COLUMBUS, OH 43215

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Washington Prime Group Inc., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

To Vote, Mark Blocks Below In Blue or Black Ink As Follows _______________ Keep This Portion For Your Records

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED — Detach And Return This Portion Only

WASHINGTON PRIME GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" IN PROPOSAL 1 AND "FOR" IN PROPOSALS 2, 3, 4, 5 AND 6.

1. **Election of Directors**

Nominees:
01) J. Taggert Birge
02) Louis G. Conforti
03) John J. Dillon III
04) Robert J. Laikin
05) John F. Levy
06) Sheryl G. von Blucher
07) Jacquelyn R. Soffer

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	Proposal	For	Against	Abstain
2.	To approve an amendment to Washington Prime Group Inc.'s Amended and Restated Articles of Incorporation to confirm majority voting for the election of directors in non-contested elections.	☐	☐	☐
3.	To approve an amendment to Washington Prime Group Inc.'s Amended and Restated Articles of Incorporation that changes the voting requirement for our shareholders to amend the company's Amended and Restated Bylaws.	☐	☐	☐
4.	To approve an amendment to Washington Prime Group Inc.'s Amended and Restated Articles of Incorporation that increases the authorized common shares, par value $0.0001 per share, from three hundred million (300,000,000) to three hundred fifty million (350,000,000).	☐	☐	☐
5.	To approve a non-binding and advisory resolution regarding Washington Prime Group Inc.'s executive compensation as described in the proxy statement.	☐	☐	☐
6.	To ratify the appointment of Ernst & Young LLP as Washington Prime Group Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made then this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.** Proxy holders are hereby authorized to vote in their discretion as to any other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

For address changes, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and 10-K are available at www.proxyvote.com.

GLRTR2

WASHINGTON PRIME GROUP™

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2017

The undersigned shareholder(s) hereby appoint(s) Robert P. Demchak, Esq. and Mark E. Yale, or any one of them, as proxies for the undersigned, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Washington Prime Group Inc. that the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M., local time, on Thursday, May 18, 2017 at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, 24th Floor, New York, New York 10174, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders to be held on Thursday, May 18, 2017 and of the accompanying proxy statement, the terms of each are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5 AND 6. PROXY HOLDERS ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes: ______________________________

____

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE